EXECUTION COPY

CONTRIBUTION AGREEMENT

DATED AS OF DECEMBER 8, 2009

TABLE OF CONTENTS

*** Certain portions have been omitted based upon a request for confidential treatment to the Securities and Exchange Commission.  The information omitted has been filed separately with the Commission.

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EXHIBITS
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ANNEXES:
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*** Certain portions have been omitted in connection with an application for confidential treatment therefor.

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of December 8, 2009, is made by and among Simon Property Group, Inc., a Delaware corporation (“Parent REIT”), Simon Property Group, L.P., a Delaware limited partnership (“Parent OP”), Marco Capital Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent OP (“Parent Sub,” and together with Parent REIT and Parent OP, the “Parent Parties”), Lightstone Value Plus REIT, LP, a Delaware limited partnership (“LVP OP”), Pro-DFJV Holdings LLC, a Delaware limited liability company (“Pro-DFJV”), Lightstone Holdings, LLC, a Delaware limited liability company (“Lightstone Holdings”), Lightstone Prime, LLC, a Delaware limited liability company (“Lightstone Prime”), BRM, LLC, a New Jersey limited liability company (“BRM”), Lightstone Real Property Ventures Limited Liability Company, a New Jersey limited liability company (“LRPV”), PR Lightstone Manager, LLC, a Delaware limited liability company (“PR Manager”), Prime Outlets Acquisition Company LLC, a Delaware limited liability company (the “Company”) and solely for purposes of Section 4.3(b), Section 6.13, Section 6.16, Section 7.2(b), Article 10 (with respect to any alleged breach of Section 4.3(b), Section 6.13, Section 6.16 or Section 7.2(b)), Article 11 and Article 12, Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (“LVP REIT”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in Article 1.

WHEREAS, Lightstone Holdings, Pro-DFJV, LVP OP, BRM, LRPV and PR Manager own the membership interests in Ewell, Mill Run and Barceloneta, in each case as set forth opposite their respective names on Annex A (such membership interests, the “Other Group Companies Contributed Interests”);

WHEREAS, Lightstone Prime, LVP OP and Pro-DFJV own all of the outstanding membership interests in the Company, in each case as set forth opposite their respective names on Annex B (such membership interests, the “Company Contributed Interests” and, with the Other Group Companies Contributed Interests, the “Contributed Interests”);

WHEREAS, LVP OP owns all of the outstanding membership interests of St. Augustine (the “St. Augustine Interests”) and a related parcel of unimproved land described on Annex C (with all structures, improvements and fixtures located thereon and all rights of way, other rights, privileges, licenses, easements and appurtenances belonging or appertaining thereto, the “St. Augustine Land”);

WHEREAS, certain of the Contributors have agreed to enter into this Agreement to, subject to the terms and conditions hereof, contribute all of the Company Contributed Interests to Parent Sub;

WHEREAS, certain of the Contributors have agreed to enter into this Agreement to, subject to the terms and conditions hereof, contribute all of the Other Group Companies Contributed Interests to Parent Sub;

WHEREAS, LVP OP has agreed to enter into this Agreement to, subject to the terms and conditions hereof, sell all of the St. Augustine Interests and the St. Augustine Land to Parent Sub; and

WHEREAS, concurrently with the execution hereof, Parent OP and Parent Sub have entered into a master purchase and sale agreement in the form attached as Exhibit A (the “LP Purchase Agreement”) with each of the members of Mill Run and Ewell that is not a Contributor (collectively, the “Other Members”), pursuant to which Parent Sub has agreed, subject to the terms and conditions of the LP Purchase Agreement, to purchase, concurrently with the Closing, all of the membership interests of Mill Run and Ewell owned by the Other Members.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.1       Certain Definitions

As used in this Agreement, the following terms have the respective meanings set forth below.

“Accounting Firm” has the meaning set forth in Section 2.3(d)(ii).

“Actual Adjustment” means (a) the Aggregate Consideration Value as finally determined pursuant to Section 2.3(d), minus (b) the Estimated Aggregate Consideration Value.  For the avoidance of doubt, the Actual Adjustment may be a positive amount or a negative amount.

“Actual Value” has the meaning set forth in Section 2.3(d)(iii)(C).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Consideration Dispute Notice” has the meaning set forth in Section 2.3(d)(ii).

“Aggregate Consideration Value” means (i) the Enterprise Value, increased by (ii) the Net Working Capital Adjustment (if a positive number), decreased by (iii) the absolute value of the Net Working Capital Adjustment (if a negative number), decreased by (iv) the amount of Closing Date Funded Indebtedness, decreased by (v) the Company Transaction Expenses, decreased by (vi) the Minority Cash Amount, decreased by (vii) the St. Augustine Cash Amount.  For the avoidance of doubt, no item (or element thereof) shall be included more than once in any of the foregoing clauses in the calculation of the Aggregate Consideration Value.  For illustrative purposes, attached as Schedule 1.1(A) is a hypothetical calculation of the Aggregate Consideration Value.

“Aggregate Unit Value” means the product of (i) the Parent Closing Price and (ii) the number of Parent OP Common Units constituting the Unit Consideration.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alternate Financing” has the meaning set forth in Section 6.5(c).

“Applicable Percentage Interest” means, with respect to any Contributor, the percentage interest set forth opposite such Contributor’s name on Annex D (as such Annex D may be updated from time to time prior to Closing, with notice to the Parent Parties, by the Representative).

“Barceloneta” means PR Barceloneta LLC, a New Jersey limited liability company.

“BRM” has the meaning set forth in the preamble to this Agreement.

“Brokerage Agreements” has the meaning set forth in Section 3.16(i).

“Budget” means the operating budget of the Group Companies for the year-ended December 31, 2010 (or, in respect of any period prior to January 1, 2010, the operating budget of the Group Companies for the year ended December 31, 2009), in each case as set forth in Schedule 1.1(B).

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City and Indianapolis, Indiana are open for the general transaction of business.

“Claim” has the meaning set forth in Section 11.1(a)(iv).

“Claim Arbitrator” has the meaning set forth in Section 2.3(f)(ii).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Date Funded Indebtedness” means the Funded Indebtedness as of immediately prior to the Closing (and determined without giving effect to the Contemplated Transactions).

“CMBS Transfer Restrictions” means restrictions on transfer or alienation or similar encumbrances contained in the terms of any Funded Indebtedness.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

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“Company Contributed Interests” has the meaning set forth in the recitals to this Agreement.

“Company Ground Leases” has the meaning set forth in Section 3.16(b).

“Company Intellectual Property” has the meaning set forth in Section 3.12(a).

“Company IP Licenses” has the meaning set forth in Section 3.12(b).

“Company Knowledge Parties” means the persons set forth on Annex F.

“Company Leases” has the meaning set forth in Section 3.16(f).

“Company LLC Agreement” means the Company’s limited liability agreement (as amended from time to time).

“Company Material Adverse Effect” means a material adverse effect upon the financial condition, business, or results of operations of the Group Companies, taken as a whole; provided, however, that any adverse effect arising from or related to the following shall not be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur: (i) conditions affecting or changes in the national, international or any regional economy in general, the financial, credit, securities or banking markets or conditions in general (including any disruption thereof), interest rates, currency or exchange rates or the price of any commodity, security or market index (unless such matters have a materially disproportionate impact on the Group Companies, taken as a whole, relative to other participants in the industries and markets in which the Group Companies participate), (ii) any national, international or regional political or social conditions, including, without limitation, the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, the occurrence or results of any primary or general elections, the occurrence or threatened occurrence of any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national or international calamity (except to the extent directed at or physically impacting any of the Group Companies or their respective properties or assets), (iii) seasonal fluctuations in the business of any Group Company consistent in scope with seasonal fluctuations over the preceding five (5) years, (iv) generally applicable changes in legal or regulatory conditions, (v) changes or proposed changes in any Laws, including changes or proposed changes in Laws applicable to any Group Company or any of their respective properties, assets or liabilities, or in applicable accounting or Tax regulations or principles or interpretations thereof, including GAAP, (vi) any matter set forth in the Company Schedules or the 2008 Audited Financial Statements (other than any change in the footnotes thereto from the 2008 Unaudited Financial Statements), (vii) any change that is generally applicable to any industry or market in which any of the Group Companies operates, including any weakening of the real estate or retail shopping industries in general (unless such changes have a materially disproportionate impact on the Group Companies, taken as a whole, relative to other participants in the industries and markets in which the Group Companies participate); (viii) the announcement, performance or existence of this Agreement, the identity of the parties hereto or any of their respective Affiliates, representatives or financing sources, the taking of any action to the extent required by this Agreement, the failure to take any action prohibited by this Agreement, or the pendency or contemplated consummation of Contemplated Transactions, including the loss of any current or prospective tenants, lessees, customers, employees, financing sources, investors, landlords, partners, suppliers or vendors of any Group Company due to any of the foregoing in this clause (viii), (ix) any failure by any Group Company to meet any projections, forecasts or revenue or earnings predictions for any period, provided, however, that the facts or occurrences giving rise or contributing to such failure may, unless otherwise excluded by another clause in this definition of “Company Material Adverse Effect,” be deemed to constitute, or be taken into account in determining whether there has been, a “Company Material Adverse Effect” or whether a “Company Material Adverse Effect” would be reasonably likely to occur; (x) any actions taken, or not taken, with the written consent or written waiver, or at the written request, of Parent REIT, Parent OP or Parent Sub; (xi) any Known Claim (including the matters underlying such Known Claim), the value of which was not disputed by the Contributors or, if disputed, was included in the process of calculating a Known Claim; or (xii) any matter for which any Person, other than the Group Companies, shall have liability following the Closing pursuant to the terms of the Tax Matters Agreements.

1 Certain portions have been omitted in connection with an application for confidential treatment therefor.

“Company Membership Interests” has the meaning ascribed to the term “Membership Interests” in the Company LLC Agreement.

“Company Owned Intellectual Property” has the meaning set forth in Section 3.12(a).

“Company Permits” has the meaning set forth in Section 3.9(a).

“Company Released Matters” has the meaning set forth in Section 7.2(a).

“Company Released Parties” has the meaning set forth in Section 7.2(a).

“Company Releasing Parties” has the meaning set forth in Section 7.2(a).

“Company Schedules” has the meaning set forth in Article 3.

“Company Title Insurance Policies” has the meaning set forth in Section 3.16(q).

“Company Transaction Expenses” means, without duplication, (i) the expenses of the Group Companies incurred in connection with the negotiation and consummation of this Agreement and the other Transaction Documents (or any alternative transaction) that are either payable as of immediately prior to, at or after the Closing or that are contingent upon the consummation of the Contemplated Transactions, including attorney fees, financial advisor fees, accountant fees, and including, for the avoidance of doubt, the fees and expenses of the Persons set forth on Schedule 1.1(C), (ii) the Company Consent Fees, (iii) the Company Transaction Taxes and (iv) the Severance, Employment and Shut-Down Costs.

“Company Transaction Taxes” means any Transaction Taxes (a) payable by the Group Companies at or after the Closing and/or (b) paid or payable by Parent OP or any Affiliate thereof (other than any Group Company) prior to, at or after the Closing.

“Confidentiality Agreement” means the confidentiality agreement, dated August 19, 2009, by and between the Company and Parent REIT.

“Contemplated Transactions” means the Contributions and the other transactions contemplated by this Agreement and the other Transaction Documents.

“Contract” means any written loan agreement, indenture, letter of credit (including related letter of credit application and reimbursement obligation), mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, franchise, power of attorney, purchase order, lease and other agreement, license, contract, binding arrangement or understanding, obligation, or instrument, in each case as amended, supplemented, waived or otherwise modified.

“Contributed Interests” has the meaning set forth in the recitals to this Agreement.

“Contributions” has the meaning set forth in Section 2.1.

“Contributor Released Matters” has the meaning set forth in Section 7.2(b).

“Contributor Released Parties” has the meaning set forth in Section 7.2(b).

“Contributor Releasing Parties” has the meaning set forth in Section 7.2(b).

“Contributors” means Lightstone Holdings, Lightstone Prime, BRM, LRPV, PR Manager, LVP OP and Pro-DFJV.

“DL Parties” means Lightstone Holdings, Lightstone Prime, BRM, LRPV and PR Manager.

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“Employee” means each current (including those on layoff, disability or leave of absence, whether paid or unpaid), former, or retired employee, officer, consultant, independent contractor providing individual services, agent or director of a Group Company or the Prime Manager.

“Employee Agreement” means each management, employment, severance, consulting, non-compete, confidentiality, change-in-control or similar agreement or contract between any Group Company and any Employee pursuant to which any Group Company or the Prime Manager has or may have any liability as of the date hereof.

2 Certain portions have been omitted in connection with an application for confidential treatment therefor.

“Employee Benefit Plan” means each plan, program, policy, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, collective bargaining, bonus, incentive, deferred compensation, profit sharing, pension, retirement benefits, fringe benefits or other employee benefits of any kind, funded or unfunded, written or oral, including, without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA and each “multi-employer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA and all other material employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, maintained or contributed to, or required to be maintained or contributed to, by any Group Company or any ERISA Affiliate for the benefit of any Employee of any Group Company or the Prime Manager as of the date hereof.

“Enterprise Value” means two billion, three hundred twenty five million dollars ($2,325,000,000), subject to adjustment pursuant to Section 2.3(a).

“Environmental Laws” has the meaning set forth in Section 3.11(a)(i).

“Environmental Permits” has the meaning set forth in Section 3.11(a)(ii).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each trade or business which is a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with any of the Group Companies or the Prime Manager within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with any of the Group Companies or the Prime Manager under Section 414(o) of the Code, or is under “common control” with any of the Group Companies or the Prime Manager, within the meaning of Section 4001(a)(14) of ERISA.

“Escrow Account” means the escrow account established pursuant to the Escrow Agreement.

“Escrow Agent” means an escrow agent to be mutually agreed upon by Parent OP and the Representative in good faith.

“Escrow Agreement” means an escrow agreement to be entered into on the Closing Date by the Representative, Parent OP and the Escrow Agent in a form as the Representative, Parent OP and the Escrow Agent shall reasonably agree in good faith, which agreement shall not modify any of the rights or obligations of the parties hereto in any material respect and which agreement shall provide that the Representative and Parent OP shall each bear 50% of the fees and expenses of the Escrow Agent.

“Escrow Cash” means the sum of the Working Capital Escrow Amount and the Known Claims Escrow Amount.

“Escrow Units” has the meaning set forth in Section 2.3(c)(i).

“Estimated Aggregate Consideration Value” means a good faith estimate of the Aggregate Consideration Value prepared by the Company.  In connection with determining the Estimated Aggregate Consideration Value, the Company (a) shall use the actual Enterprise Value, the actual Minority Cash Amount and the actual St. Augustine Cash Amount and (b) shall estimate the amount of (i) the Net Working Capital Adjustment, (ii) Closing Date Funded Indebtedness, and (iii) Company Transaction Expenses.

“Ewell” means Ewell Holdings, LLC, a Delaware limited liability company.

“Exculpated Parties” has the meaning set forth in Section 6.7(a).

“Existing Company Lease Documents” has the meaning set forth in Section 3.16(f).

“Financial Statements” has the meaning set forth in Section 3.4(a).

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“Fixed Rate Debt” has the meaning set forth in Section 3.4(f).

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“Fraud” means, with respect to a Contributor, an actual and intentional fraud with respect to (i) the making of the representations and warranties in Article 3 or (ii) the intentional failure to provide notice to the Parent Parties in breach of Section 6.11, provided, that such actual and intentional fraud of a Contributor shall only be deemed to exist if any of the Company Knowledge Parties had actual knowledge (as opposed to imputed or constructive knowledge) that (x) the representations and warranties in Article 3, as qualified by the Company Schedules, were actually and intentionally breached in any material respect when made or (y) the obligations to provide notice to the Parent Parties pursuant to Section 6.11 were actually and intentionally not complied with in any material respect.

“Funded Indebtedness” means, as of any time, without duplication, the outstanding principal amount of, and accrued and unpaid interest on, any obligations of any Group Company consisting of (a) indebtedness for borrowed money, whether secured or unsecured, or indebtedness issued in substitution or exchange for borrowed money or for the deferred purchase price of property or services (but excluding any trade payables and accrued expenses arising in the ordinary course of business and included in the calculation of current liabilities for purposes of Net Working Capital), (b) indebtedness evidenced by any note, bond, debenture or other debt security, (c) obligations under any interest rate, currency or other hedging agreements (valued at the termination value thereof), (d) the outstanding shares of Prime Retail Series C Preferred, including all accrued and unpaid dividends thereon, (e) obligations under capitalized leases, (f) the obligation set forth on Schedule 1.1(F) to the extent unpaid, and (g) the deferred purchase price for real properties or Persons owning real properties (which, for the avoidance of doubt, shall not include any amounts required to be paid to exercise any real property purchase options), in each case, as of such date.  Notwithstanding the foregoing, “Funded Indebtedness” shall not include any (i) obligations under operating leases, (ii) undrawn letters of credit, (iii) LIBOR breakage fees and (iv) and obligations of a Group Company to any other Group Company.

3 Certain portions have been omitted in connection with an application for confidential treatment therefor.
4 Certain portions have been omitted in connection with an application for confidential treatment therefor.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.  For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.

“Governmental Entity” means any United States, non-United States or supranational (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including, without limitation, any arbitral tribunal.

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“Group Companies” means, collectively, the Company, Ewell, Mill Run, Barceloneta, St. Augustine, and each of their respective Subsidiaries.

“Group Company Information” has the meaning set forth in Section 6.13(b).

“Hazardous Substances” means any pollutant, contaminant, material, waste or toxic substance that is regulated under Environmental Laws, including asbestos or any substance containing asbestos, polychlorinated biphenyls, petroleum or petroleum products (including crude oil and any fraction thereof) and radon, mold, fungus and other hazardous biological materials.

“High Value” has the meaning set forth in Section 2.3(d)(iii)(B).

“Indemnified Party” has the meaning set forth in Section 10.3(a).

“Intellectual Property” means (a) patents, patent applications and statutory invention registrations; (b) trademarks, service marks, trade dress, logos, trade names, corporate names, brand names, domain names and other source identifiers; (c) copyrights, mask works and software; and (d) trade secrets, confidential and proprietary information and know-how.

“IRS” means the United States Internal Revenue Service.

“Known Claim” has the meaning set forth in Section 2.3(f)(i).

5 Certain portions have been omitted in connection with an application for confidential treatment therefor.
6 Certain portions have been omitted in connection with an application for confidential treatment therefor.

“Known Claims Escrow Amount” has the meaning set forth in Section 2.3(f)(iii).

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a)(ii).

“Law” or “law” means, with respect to any Person, any applicable law (including common law), treaty, statute, ordinance, rule or regulation enacted or promulgated by any Governmental Entity having jurisdiction over such Person, its properties, assets or activities, all as in effect from time to time.

“Leased Real Property” means the real property leased by or subject to a written agreement to lease or sublease or other use or occupancy contract, in each case by any Group Company as tenant; provided, however, that any real property as to which any Group Company is a ground lessee under a ground lease shall constitute “Owned Real Property” and not “Leased Real Property.”

“Leasing Plan” means the leasing plan for each of the Group Companies and Owned Real Properties set forth in Schedule 1.1(D).

“Lender” has the meaning set forth in Section 5.7.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge.  For the avoidance of doubt, the term “Lien” shall not be deemed to include any license of Intellectual Property rights.

“Lightstone Holdings” has the meaning set forth in the preamble to this Agreement.

“Lightstone Prime” has the meaning set forth in the preamble to this Agreement.

“Loss” has the meaning set forth in Section 10.2(a).

“Low Value” has the meaning set forth in Section 2.3(d)(iii)(A).

“LP Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“LRPV” has the meaning set forth in the preamble to this Agreement.

“LVP OP” has the meaning set forth in the preamble to this Agreement.

“LVP REIT” has the meaning set forth in the preamble to this Agreement.

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“Management Employees” means all current employees of the Prime Manager, including those on short-term disability (and expected to not go on long-term disability) or short-term leave of absence, whether paid or unpaid, but not on a layoff or long-term disability, providing individual service at a Group Company or at the Prime Manager.

7 Certain portions have been omitted in connection with an application for confidential treatment therefor.

“Material Company Leases” has the meaning set forth in Section 3.16(g).

“Material Contracts” has the meaning set forth in Section 3.6(a).

“Member Guarantees” means the guarantees by the DL Parties of the obligations of Parent OP under the Financing in the forms attached to this Agreement as Exhibit B.

“Member Indemnitee” has the meaning set forth in Section 10.2(c).

“Mill Run” means Mill Run, L.L.C., a New Jersey limited liability company.

“Mill Run Letter Agreement” means that certain letter agreement, dated as of the date hereof, between Parent OP and Mill Run.

“Minority Cash Amount” means the aggregate amount of cash paid or payable by Parent OP pursuant to the LP Purchase Agreement.

“Net Working Capital” means, with respect to the Group Companies, the net book value of those current assets of the Group Companies as of immediately prior to the Closing (without giving effect to the Contemplated Transactions) that are included in the line item categories of current assets specifically identified on Exhibit C, less the net book value of those current liabilities of the Group Companies as of immediately prior to the Closing (without giving effect to the Contemplated Transactions) that are included in the line item categories of current liabilities specifically identified on Exhibit C, in each case, without duplication, and as determined in a manner strictly consistent with the principles used in the preparation of the Financial Statements (the “Accounting Principles”); provided, that Pre-Signing Allowances and Commissions shall be treated as current liabilities (without regard to whether they would constitute current liabilities in accordance with GAAP) and Post-Signing Allowances and Commissions shall not be treated as current liabilities (without regard to whether they would constitute current liabilities in accordance with GAAP).  Notwithstanding anything to the contrary contained herein, in no event shall “Net Working Capital” (including the determination of current assets and current liabilities) include any amounts to the extent included in the calculation of Closing Date Funded Indebtedness or Company Transaction Expenses.

“Net Working Capital Adjustment” means (a) the amount by which Net Working Capital as of immediately prior to the Closing exceeds Target Net Working Capital or (b) the amount by which Net Working Capital as of immediately prior to the Closing is less than Target Net Working Capital, in each case, if applicable; provided, that any amount which is calculated pursuant to clause (b) above shall be deemed to be a negative number.

“New Company” has the meaning set forth in the recitals.

“New Company Agreement” means the limited liability company agreement of New Company in the form attached as Exhibit E hereto pursuant to which New Company will hold the Parent OP Common Units to be issued to the Contributors and the Escrow Account hereunder.

“New Company Common Units” means the Company Units, as defined in the New Company Agreement, each of which is exchangeable and redeemable for the Parent OP Common Unit contributed to the New Company in exchange for the issuance of the Company Unit, as set forth herein and in the New Company Agreement.

“New Company Manager” has the meaning set forth in the recitals.

“New Facility” has the meaning set forth in Section 6.5(c).

“NOI Waiver” has the meaning set forth in Section 2.3(a).

“Non-Excluded Representation” means, (a) with respect to the representations and warranties of the Company in Article 3, each representation and warranty in Article 3 except for the representations and warranties in Section 3.4(b) and Section 3.7(a) and (b) with respect to the representations and warranties of the Parent Parties in Article 5, each representation and warranty in Article 5 except for the representations and warranties in Section 5.5(b) and Section 5.9(a).

“Off Balance Sheet Arrangements” means, with respect to any Person, any obligation or liability that does not appear as a liability on the balance sheet of such Person and that constitutes (a) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to any accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to property or assets leased by such Person as lessee, (c) obligations, liabilities and indebtedness of such Person arising under any interest rate, currency or commodity hedge, cap, collar, swap, derivative or similar transaction and (d) obligations, contingent or otherwise, of such Person under any “synthetic” lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing if the transaction giving rise to such obligation (i) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease or (ii) does not (and is not required pursuant to GAAP to) appear as a liability on the balance sheet of such Person.

“Order” means any decisions, injunctions, judgments, decrees or orders (whether temporary, preliminary or permanent) entered, issued, made or rendered by any Governmental Entity of competent jurisdiction.

“Other Group Companies” means Ewell, Mill Run, Barceloneta and St. Augustine.

“Other Group Companies Contributed Interests” has the meaning set forth in the recitals to this Agreement.

“Other Members” has the meaning set forth in the recitals to this Agreement.

“Overage Rent” means, with respect to any Company Lease that provides for the payment of additional or escalation rent based upon (a) a percentage of a tenant’s gross sales during a specified annual or other period or (b) increases in real estate taxes, operating expenses, labor costs, cost of living indices or porter’s wages.

“Owned Real Properties” has the meaning set forth in Section 3.16(b).

“Parent Assumable Claim” has the meaning set forth in Section 10.3(b).

“Parent Closing Price” means an amount equal to the volume-weighted (based on daily trading volume) average of the per share daily closing price of a share of Parent Common Stock quoted on The New York Stock Exchange, as reported by The Wall Street Journal (or, if not reported therein, such other authoritative source as the Parties shall otherwise agree), for the ten (10) trading days ending on and including the date that is three (3) trading days prior to the Closing Date; provided, that (a) if the Parent Closing Price as finally determined is equal to or greater than $81.29 (the “Maximum Price”), the Parent Closing Price shall equal the Maximum Price, and (b) if the Parent Closing Price as finally determined is equal to or less than $66.51 (the “Minimum Price”), the Parent Closing Price shall equal the Minimum Price.  The Unit Consideration, the Parent Closing Price, the Maximum Price and the Minimum Price shall be adjusted to reflect appropriately the effect of any stock or unit split, reverse split, dividend or distribution (including any dividend or distribution of securities convertible into Parent Common Stock or Parent OP Common Units), reorganization, recapitalization, reclassification or other like change with respect to the Parent Common Stock and/or Parent OP Common Units occurring on or after the date hereof and prior to the Closing.  For the avoidance of doubt, and notwithstanding the foregoing, no adjustment shall be made in respect of any dividend or distribution in respect of the Parent Common Stock to the extent such dividend was paid in (i) cash, (ii) Parent Common Stock and/or (iii) Parent OP Common Units and, in each case of clause (i), clause (ii) or clause (iii), was either included in a regular quarterly dividend or was otherwise intended to assure Parent REIT maintains its tax status as a REIT.

“Parent Common Stock” has the meaning set forth in Section 5.4(a).

“Parent Indemnitee” has the meaning set forth in Section 10.2(a).

“Parent Material Adverse Effect” means a material adverse effect upon the financial condition, business, or results of operations of Parent REIT, Parent OP and their respective Subsidiaries, taken as a whole; provided, however, that any adverse effect arising from or related to the following shall not be taken into account in determining whether a “Parent Material Adverse Effect” has occurred or would reasonably be expected to occur: (i) conditions affecting or changes in the national, international or any regional economy in general, the financial, credit, securities or banking markets or conditions in general (including any disruption thereof), interest rates, currency or exchange rates or the price of any commodity, security or market index (unless such matters have a materially disproportionate impact on Parent REIT, Parent OP and their respective Subsidiaries, taken as a whole, relative to other participants in the industries and markets in which Parent REIT, Parent OP and their respective Subsidiaries participate), (ii) any national, international or regional political or social conditions, including, without limitation, the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, the occurrence or results of any primary or general elections, the occurrence or threatened occurrence of any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national or international calamity (except to the extent directed at or physically impacting Parent REIT, Parent OP or any of their respective Subsidiaries, or their respective properties or assets), (iii) seasonal fluctuations in the business of Parent REIT, Parent OP or any of their respective Subsidiaries consistent in scope with seasonal fluctuations over the preceding five (5) years, (iv) generally applicable changes in legal or regulatory conditions, (v) changes or proposed changes in any Laws, including changes or proposed changes in Laws applicable to Parent REIT, Parent OP or any of their respective Subsidiaries or any of their respective properties, assets or liabilities, or in applicable accounting or Tax regulations or principles or interpretations thereof, including GAAP, (vi) any matter disclosed in the Parent SEC Reports prior to the date hereof (without giving effect to any amendment to any such Parent SEC Report filed on or after the date hereof and excluding any disclosures that contain general cautionary, predictive or forward-looking statements set forth in any section of a Parent SEC Report entitled “risk factors” or constituting “forward-looking statements” or any other similar sections of such filings), (vii) any change that is generally applicable to any industry or market in which Parent REIT, Parent OP or any of their respective Subsidiaries operate, including any weakening of the real estate or retail shopping industries in general (unless such changes have a materially disproportionate impact on Parent REIT, Parent OP and their respective Subsidiaries, taken as a whole, relative to other participants in the industries and markets in which Parent REIT, Parent OP and their respective Subsidiaries participate); (viii) the announcement, performance or existence of this Agreement, the identity of the parties hereto or any of their respective Affiliates, representatives or financing sources, the taking of any action to the extent required by this Agreement, the failure to take any action prohibited by this Agreement, or the pendency or contemplated consummation of the Contemplated Transactions, including the loss of any current or prospective tenants, lessees, customers, employees, financing sources, investors, landlords, partners, suppliers or vendors of Parent REIT, Parent OP or any of their respective Subsidiaries due to any of the foregoing in this clause (viii); provided, however, that the exceptions set forth in this clause (viii) shall not apply to references to “Parent Material Adverse Effect” in the representations and warranties set forth in Section 5.3 or to the conditions set forth in Section 8.3(a) (to the extent related to the representations and warranties set forth in Section 5.3); (ix) any (A) failure by Parent REIT, Parent OP or any of their respective Subsidiaries to meet any projections, forecasts or revenue or earnings predictions for any period or (B) any fluctuation  (including any decline) in the market price of the Parent Common Stock or any other debt or equity securities of Parent REIT or any of its Affiliates, provided, however, that the facts or occurrences giving rise or contributing to such failure or fluctuation may, unless otherwise excluded by another clause in this definition of “Parent Material Adverse Effect,” be deemed to constitute, or be taken into account in determining whether there has been, a “Parent Material Adverse Effect”; (x) any actions taken, or not taken, with the written consent or written waiver, or at the written request of, the Representative or (xi) subject to its obligations under Section 6.4(d), any actual or proposed acquisition of securities, properties or assets by Parent REIT, Parent OP or any of their respective Subsidiaries in the good faith belief that such transaction was, is or will be in the best interests of Parent REIT, Parent OP or any such Subsidiaries.

“Parent OP” has the meaning set forth in the preamble to this Agreement.

“Parent OP Agreement” means the Eighth Amended and Restated Limited Partnership Agreement of Parent OP, dated as of May 8, 2008 as it may be amended from time to time.

“Parent OP Common Units” means “Partnership Units,” as defined in the Parent OP Agreement, each of which is exchangeable for one share of Parent Common Stock as set forth in the Parent OP Agreement.

“Parent Parties” has the meaning set forth in the preamble to this Agreement.

“Parent Preferred Stock” has the meaning set forth in Section 5.4(a).

“Parent REIT” has the meaning set forth in the preamble to this Agreement.

***8

“Parent SEC Reports” means all publicly available forms, reports, statements, certificates and other documents filed with or furnished to the SEC by Parent REIT or Parent OP since December 31, 2007.

“Parent Specified Sections” has the meaning set forth in Section 8.3(a).

“Parent Sub” has the meaning set forth in the recitals to this Agreement.

“Participation Agreements” has the meaning set forth in Section 3.16(v).

“Paul Weiss” means Paul, Weiss, Rifkind, Wharton & Garrison LLP.

“Permitted Liens” means any (a) mechanics’, materialmens’ and similar Liens with respect to amounts not yet due and payable which were incurred in the ordinary course of business or the validity of which is being contested in good faith by appropriate proceedings (and in connection with such contested items, appropriate reserves in accordance with GAAP have been set forth on the books of the Group Company that is the owner of the property (if such reserves are required by GAAP)) and in all such cases do not adversely affect in any material respect the current use or operation or the Group Companies’ intended use or operation as of the date hereof of the applicable property, (b) Liens for Taxes, assessments or other government charges not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and, in the case of such contested items, for which appropriate reserves in accordance with GAAP have been set forth on the books of the Group Company that is the owner of the property (if such reserves are required by GAAP), (c) non-monetary Liens encumbering any of the Owned Real Property or Leased Real Property which do not adversely affect in any material respect the current use or operation of the Owned Real Property or Leased Real Property, including all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in any existing title insurance policies made available to Parent REIT prior to the date hereof, (d) zoning, entitlement and other land use and environmental regulations by any Government Entity, (e) matters affecting title of any lessor to the property demised under any Company Ground Lease as a result of that Company Ground Lease or that do not encumber the ground leasehold interest of any Group Company under any such Company Ground Lease, (f) any Company Leases that are in effect as of the date hereof or as of the Closing Date and (g) Liens that secure debt or other obligations reflected as liabilities on the Financial Statements or specifically identified in the Company Schedules.

8 Certain portions have been omitted in connection with an application for confidential treatment therefor.

“Permitted Qualifications” means qualifications included in the 2008 Audited Financial Statements other than qualifications with respect to recognition of revenues or expenses relating to ongoing operations.

“Permitted Transaction” has the meaning set forth in Section 6.13(a).

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

“Post-Signing Allowances and Commissions” means (a) any out-of-pocket payments under any lease or sublease (or amendment or modification of any existing lease or sublease executed in compliance with this Agreement) executed on or after the date hereof by any Group Company (as lessor or sublessor, as applicable) and any tenant thereof that are required to be paid by the landlord thereunder to, or for the benefit of, the tenant thereunder which is in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, design, refurbishment and other work allowances, lease buyout costs, and moving allowances (but excluding free rent); and (b) all brokerage commissions required to be paid by any of the Group Companies, in each case with respect to any lease or sublease (or amendment or modification of any existing lease or sublease executed in compliance with this Agreement) executed on or after the date hereof by any Group Company (including by reason of the exercise by a tenant under such a lease or sublease of any renewal option, extension option, expansion option, lease of additional space, right of first offer, right of first refusal or similar right or option or the lapse or waiver by a tenant under any lease or sublease (or amendment or modification of any existing lease or sublease executed in compliance with this Agreement) executed by any Group Company on or after the date hereof of any right of cancellation in each case on or after the date hereof).

“Post-Signing Returns” has the meaning set forth in Section 6.2(a).

“PR Manager” has the meaning set forth in the preamble to this Agreement.

“Pre-Signing Allowances and Commissions” means (a) any unpaid out-of-pocket payments under any lease or sublease executed prior to the date hereof by any Group Company (as lessor or sublessor, as applicable) and any tenant thereof that are required to be paid by the landlord thereunder to, or for the benefit of, the tenant thereunder which is in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, design, refurbishment and other work allowances, lease buyout costs, and moving allowances (but excluding free rent); and (b) all unpaid brokerage commissions required to be paid by any of the Group Companies, in each case with respect to any lease or sublease executed prior to the date hereof by any Group Company (including by reason of the exercise by a tenant under such a lease or sublease of any renewal option, extension option, expansion option, lease of additional space, right of first offer, right of first refusal or similar right or option or the lapse or waiver by a tenant under any lease or sublease executed by any Group Company prior to the date hereof of any right of cancellation in each case on or after the date hereof).

“Prime Manager” means Prime Retail Property Management, LLC, a Delaware limited liability company.

“Prime Retail Marks” means the “PRIME” name and the Company Owned Intellectual Property set forth on Schedule 3.12, any translations, adaptations or derivations of the foregoing, and any mark or name that incorporates, or is identical or confusingly similar to, any of the foregoing.

“Prime Retail Series C Preferred” means the Series C Preferred Units of Prime Retail, L.P.

“Property Employees” means all current employees of a Group Company, including those on short-term disability (and expected to not go on long-term disability) or short-term leave of absence, whether paid or unpaid, but not on a layoff or long-term disability, providing individual services at a property of a Group Company (other than Management Employees).

“Proposed Closing Date Calculations” has the meaning set forth in Section 2.3(d)(i).

“Qualified Permitted Lien” means any (a) preemptive rights (none of which will be exercised in a manner which causes the representations and warranties in Section 3.2(f) to be untrue), restrictions on transfer or similar encumbrances arising under the Governing Documents of the Group Companies or under applicable federal, state or other Laws, (b) any CMBS Transfer Restrictions, and (c) any Liens set forth in Item 5 under “Defaults” on Schedule 3.4(f).

“Rent Roll” has the meaning set forth in Section 3.16(h).

“Representative” has the meaning set forth in Section 11.1(a).

“Representative Assumable Claim” has the meaning set forth in Section 10.3(d).

“Required Consents” has the meaning set forth in Section 8.1(b).

“Responsible Party” has the meaning set forth in Section 10.3(a).

“Retained Management Employees” has the meaning set forth in Section 6.10(e).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“September 30 Unaudited Financial Statements” the meaning set forth in Section 3.4(a)(ii).

“Service Contracts” has the meaning set forth in Section 3.16(j).

“Severance, Employment and Shut-Down Costs” means any out-of-pocket costs or expenses (including reasonable legal expenses) reasonably incurred, or otherwise required to be paid by Parent REIT, Parent OP or any of their Affiliates (including any Group Company at or after the Closing), relating to or arising out of (i) shutting down any corporate-level offices of the Group Companies (which do not include, for the avoidance of doubt, any property-level offices), including costs incurred by a Group Company in order to terminate the leases set forth on Schedule 1.1(E) and (ii) any liability or obligation, whether arising before or after the Closing Date, relating to or arising out of (A) any Employee Benefit Plan or Employee Agreement, (B) any employee benefit, welfare or pension or other obligation, whether or not scheduled, of any Group Company or applicable to any Employee that arises or is accrued on or prior to the Closing, (C) the termination of an Employee at or prior to the Closing (including any change in control and/or severance payments) other than liabilities under WARN as described in the exception in Section 6.10(f) and (D) any legal action taken against Parent REIT, Parent OP or any of their Affiliates (including any Group Company), by any Employee described in the preceding clause (C); provided, however, that claims arising out of any claim of employment discrimination relating to events prior to the Closing (other than arising out of or relating to the termination of any Employee as contemplated by Section 6.10) shall not be included in the calculation of Severance Employment and Shut-Down Costs.

“Special Distribution Amount” means an amount in cash equal to eighty percent (80%) of the Estimated Aggregate Consideration Value.

“Specified Representations” has the meaning set forth in Section 8.2(a).

“St. Augustine” means LVP St. Augustine Outlets LLC, a Delaware limited liability company.

“St. Augustine Cash Amount” means, subject to adjustment pursuant to Section 2.7(b), (a) $19,989,529 minus (b) the amount of any sales, use, transfer, conveyance, recordation and filing fees, Taxes and assessments, including fees in connection with the recordation of instruments related to the sale of the St. Augustine Interests and/or the St. Augustine Land and other similar transaction Taxes however designated (but not including income, franchise or gains Taxes), that are properly levied by any Taxing Authority and are required by Law, applicable to, imposed upon or arising out of sale of the St. Augustine Interests and/or the St. Augustine Land.

“St. Augustine Interests” has the meaning set forth in the recitals to this Agreement.

“St. Augustine Land” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director, managing member or general partner of such business entity (other than a corporation).  The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Survival Period Termination Date” has the meaning set forth in Section 10.2(d).

“Target Net Working Capital” means zero dollars ($0.00).

“Tax” or “Taxes” means (a) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (i) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (ii) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties and (b) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (a) above.

***9

***10

“Tax Returns” means, with respect to any Tax, any information return for such Tax, and any return, report, statement, declaration, claim for refund, elections, disclosures, estimates or document filed or required to be filed under the Law for such Tax, including any schedule or attachment thereto or amendment thereto.

“Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

“Terminated Agreements” has the meaning set forth in Section 7.1(a).

***11

“Third Party Claim” has the meaning set forth in Section 10.3(a).

“Threshold” has the meaning set forth in Section 10.4(d).

9 Certain portions have been omitted in connection with an application for confidential treatment therefor.
10 Certain portions have been omitted in connection with an application for confidential treatment therefor.
11 Certain portions have been omitted in connection with an application for confidential treatment therefor.

“Transaction Documents” means this Agreement, the New Company Agreement, the LP Purchase Agreement, the Tax Matters Agreements, the Escrow Agreement, the GPT Sale Agreement and the Mill Run Letter Agreement.

“Transaction Taxes” means any sales, use, transfer, conveyance, recordation and filing fees, Taxes and assessments, including fees in connection with the recordation of instruments related thereto and other similar transaction Taxes however designated (but not including income, franchise or gains Taxes), that are properly levied by any Taxing Authority and are required by Law, applicable to, imposed upon or arising out of the Contributions.

“Treasury” means The United States Department of the Treasury.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

***12

“2008 Audited Financial Statements” has the meaning set forth in Section 2.3(a).

“2008 Unaudited Financial Statements” has the meaning set forth in Section 3.4(a)(i).

“Unit Consideration” means the Parent OP Common Units issuable to the Contributors and the Escrow Account pursuant to Section 2.3(c).

“WARN” means the Federal Worker Adjustment and Retraining Notification Act, as amended, or any similar state or local Law.

“Working Capital Escrow Amount” means five million dollars ($5,000,000).

ARTICLE 2
THE CONTRIBUTIONS

Section 2.1       Contributions

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (a) each of Lightstone Holdings, Pro-DFJV, LVP OP, BRM, LRPV and PR Manager shall contribute, convey and transfer to Parent Sub all of such Contributor’s right, title and interest in and to the Other Group Companies Contributed Interests (the “Other Group Companies Contributions”) and (b) each of Lightstone Prime, LVP OP and Pro-DFJV shall contribute, convey and transfer to Parent Sub all of such Person’s right, title and interest in and to the Company Contributed Interests (the “Company Contributions,” and together with the Other Group Companies Contributions, the “Contributions”).

12 Certain portions have been omitted in connection with an application for confidential treatment therefor.

Section 2.2       Closing of the Contributions

The closing of the Contributions and the sale of the St. Augustine Interests and St. Augustine Land pursuant to Section 2.7(a) (the “Closing”) shall take place at 9:00 a.m., New York time, on the fifth (5th) Business Day after satisfaction (or valid waiver) of the conditions set forth in Article 8 (other than any conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or valid waiver of such conditions at the Closing in accordance with this Agreement) (the “Closing Date”), at the offices of Paul Weiss, 1285 Avenue of the Americas, New York, New York 10019-6064, unless another time, date or place is agreed to in writing by Parent OP and the Representative; provided that if on the fifth (5th) Business Day after satisfaction (or valid waiver) of the conditions set forth in Article 8, a Known Claim shall have been submitted to the Claim Arbitrator and the Claim Arbitrator shall not have determined the aggregate value of such claim in accordance with Section 2.3(f)(iii), the Closing Date shall be extended until five (5) Business Days after the Known Claim value shall have been determined by the Claim Arbitrator.

Section 2.3       Aggregate Consideration Value

(a)           Determination of Final Enterprise Value.  No later than the fourth (4th) Business Day prior to the Closing Date, the Company shall deliver to Parent OP (i) a copy of the audited combined consolidated balance sheet of the Group Companies (including the St. Augustine Land) as of December 31, 2008 and the related audited combined consolidated statements of income and cash flows for the fiscal year ended December 31, 2008 (the “2008 Audited Financial Statements”) together with (ii) a statement calculating the 2008 Adjusted NOI.  If the 2008 Adjusted NOI is less than the Trigger Amount (as defined on Schedule 2.3(a)), the Enterprise Value shall be reduced by an amount equal to the product of (A) the difference between the Trigger Amount and the 2008 Adjusted NOI and (B) twelve (12); provided that Parent REIT, in its sole discretion shall have the right to waive (an “NOI Waiver”) any portion of the adjustment set forth above in respect of any amount by which 2008 Adjusted NOI is less than the Bottom Amount (as defined on Schedule 2.3(a)), in which case, 2008 Adjusted NOI shall be deemed to equal to the Bottom Amount.

(b)           Estimated Aggregate Consideration Value.  No later than the second (2) Business Day prior to the Closing Date, the Company shall deliver to Parent OP a good faith calculation of the Estimated Aggregate Consideration Value setting forth the amount of each of the components thereof and accompanied by reasonable supporting work papers used by the Company in the preparation thereof.  The Company shall consult with Parent REIT, Parent OP and the Representative in the preparation of such calculations, shall provide Parent REIT, Parent OP and the Representative with a draft thereof showing the components of Estimated Aggregate Consideration Value (together with any supporting work papers) at least four (4) Business Days prior to the Closing Date and shall take into account the reasonable comments of Parent REIT, Parent OP and the Representative prior to preparing the final calculation of Estimated Aggregate Consideration Value to be delivered pursuant to this Section 2.3(b).

(c)           At the Closing, subject to Section 2.4 and Section 2.6, Parent OP shall:

(i)           issue in the name of the Escrow Agent, for deposit on behalf of the Contributors into the Escrow Account pursuant to the Escrow Agreement, a number of Parent OP Common Units (the “Escrow Units”) equal to the quotient of (a) an amount equal to ten percent (10%) of the Estimated Aggregate Consideration Value divided by (b) the Parent Closing Price;  and

(ii)          issue to the Contributors, pro rata in accordance with each such Contributor’s Applicable Percentage Interest, a number of Parent OP Common Units equal to the quotient of (a) an amount equal to ten percent (10%) of the Estimated Aggregate Consideration Value divided by (b) the Parent Closing Price.

(d)           Determination of the Final Aggregate Consideration Value.

(i)           As soon as practicable, but no later than 120 calendar days after the Closing Date, Parent OP shall prepare and deliver to the Representative (A) a proposed calculation of the Net Working Capital as of immediately prior to the Closing, (B) a proposed calculation of the amount of Closing Date Funded Indebtedness, (C) a proposed calculation of the amount of Company Transaction Expenses (including each of the components thereof), and (D) a proposed calculation of the Aggregate Consideration Value, and, in each case, the components thereof.  The proposed calculations described in the previous sentence shall collectively be referred to herein from time to time as the “Proposed Closing Date Calculations.”

(ii)          If the Representative does not give written notice of dispute (an “Aggregate Consideration Dispute Notice”) to Parent OP by 5:00 p.m. New York City time on the 30th calendar day following receipt of the Proposed Closing Date Calculations, the Representative (on behalf of the Contributors) and the Parent Parties agree that the Proposed Closing Date Calculations shall be deemed to set forth the final Net Working Capital, Closing Date Funded Indebtedness, Company Transaction Expenses and Aggregate Consideration Value, in each case, for all purposes hereunder (including, without limitation, the determination of the Actual Adjustment).  If the Representative gives an Aggregate Consideration Dispute Notice to Parent OP (which Aggregate Consideration Dispute Notice must set forth, in reasonable detail, the items and amounts in dispute and all other items and amounts not so disputed shall be deemed final) within such 30-day period, Parent OP and the Representative shall use reasonable efforts to resolve the dispute during the 30-day period commencing on the date Parent OP receives the applicable Aggregate Consideration Dispute Notice from the Representative.  If the Representative and Parent OP do not agree upon a final resolution with respect to such disputed items within such 30-day period, then the remaining items in dispute shall be submitted immediately to PricewaterhouseCoopers or, if such firm is unable or unwilling to serve, to an independent nationally-recognized accounting firm mutually acceptable to Parent OP and the Representative (excluding their respective regularly used accounting firms) (such accounting firm, the “Accounting Firm”).  Parent OP and the Representative shall request the Accounting Firm to render a determination (which determination shall be made consistent with the terms of this Agreement for calculating the amount(s) in dispute) with respect to the applicable dispute within 45 days after referral of the matter to such Accounting Firm, which determination must be in writing and must set forth, in reasonable detail, the basis therefor.  The determination made by the Accounting Firm with respect to each of the remaining disputed items (and only the remaining disputed items) shall not be greater than or less than the amounts proposed by the Representative and Parent OP, as the case may be, for each of such disputed items.  The terms of appointment and engagement of the Accounting Firm shall be as agreed upon between the Representative and Parent OP, and any associated engagement fees shall initially be borne by Parent OP; provided, that such fees shall ultimately be allocated in accordance with Section 2.3(d)(iii).  The Accounting Firm shall act as an arbitrator and not an expert and the determination of such Accounting Firm shall constitute an arbitral award and shall be conclusive and binding upon the Parent Parties, the Contributors and the Representative upon which a judgment may be rendered by a court having proper jurisdiction thereover.  Parent OP and the Representative shall jointly revise the Proposed Closing Date Calculations as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2.3(d)(ii), and, as revised, such Proposed Closing Date Calculations shall be deemed to set forth the final Net Working Capital, Closing Date Funded Indebtedness, Company Transaction Expenses and Aggregate Consideration Value, in each case, for all purposes hereunder (including, without limitation, the determination of the Actual Adjustment).  The procedures set forth in this Section 2.3 shall be the sole and exclusive remedy with respect to the determination of the Aggregate Consideration Value and any disputes with respect to any components thereof.

(iii)         In the event the Representative and Parent OP submit any unresolved objections to the Accounting Firm for resolution as provided in Section 2.3(d)(ii), the responsibility for the fees and expenses of the Accounting Firm shall be as follows:

(A)           if the Accounting Firm resolves all of the remaining objections in favor of Parent OP’s position (the Aggregate Consideration Value so determined is referred to herein as the “Low Value”), then all of the fees and expenses of the Accounting Firm shall be paid by Parent OP, and Parent OP and the Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent, subject to Section 10.7(e), to deliver to Parent OP (from the Escrow Cash then remaining in the Escrow Account) Escrow Cash equal to the amount of such payment by Parent OP (including, for this purpose, the amount of any initial engagement fees paid by Parent OP pursuant to Section 2.3(d)(ii));

(B)           if the Accounting Firm resolves all of the remaining objections in favor of the Representative’s position (the Aggregate Consideration Value so determined is referred to herein as the “High Value”), then Parent OP shall be responsible for all of the fees and expenses of the Accounting Firm; and

(C)           if the Accounting Firm neither resolves all of the remaining objections in favor of Parent OP’s position nor resolves all of the remaining objections in favor of the Representative’s position (the Aggregate Consideration Value so determined is referred to herein as the “Actual Value”), then all of the fees and expenses of the Accounting Firm shall be paid by Parent OP, and Parent OP and the Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent, subject to Section 10.7(e), to deliver to Parent OP (from the Escrow Cash then remaining in the Escrow Account) Escrow Cash equal to that fraction of the fees and expenses of the Accounting Firm paid by Parent OP (including, for this purpose, the amount of any initial engagement fees paid by Parent OP pursuant to Section 2.3(d)(ii)) equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value.

(iv)         Parent OP shall, and shall cause each Group Company to, make its relevant financial records available to the Representative and its accountants (subject to the execution of customary releases and indemnity agreements) and other representatives at reasonable times during the review by the Representative of, and the resolution of any objections with respect to, the Proposed Closing Date Calculations.

(e)           Adjustment to Estimated Aggregate Consideration Value.

(i)            If the Actual Adjustment is a positive amount, then within three (3) Business Days after the date on which the Aggregate Consideration Value is finally determined pursuant to Section 2.3(d) above, Parent OP shall distribute, or cause to be distributed, out of the proceeds of additional borrowings pursuant to the Financing which have the benefit of the Member Guarantees, to each of the Contributors an amount in cash equal to its Applicable Percentage Interest of such positive amount and Parent OP and the Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver an amount in cash equal to the Working Capital Escrow Amount to the Representative for further distribution to the Contributors in accordance with their Applicable Percentage Interests; and

(ii)           If the Actual Adjustment is a negative amount, then, subject to Section 10.7(e), within three (3) Business Days after the date on which the Aggregate Consideration Value is finally determined pursuant to Section 2.3(d) above, Parent OP and the Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver to Parent OP (from the Escrow Cash in the Escrow Account) Escrow Cash equal to the absolute value of such negative amount and, if the Working Capital Escrow Amount is greater than the absolute value of the Actual Adjustment, to distribute the amount by which the Working Capital Escrow Amount exceeded the absolute value of the Actual Adjustment to the Representative for further distribution to the Contributors in accordance with their Applicable Percentage Interests.  In the event that the Working Capital Escrow Amount is less than the absolute value of the Actual Adjustment, then the instruction described in the preceding sentence shall include a joint written instruction to the Escrow Agent instructing the Escrow Agent to deliver to Parent OP from the Escrow Units then remaining in the Escrow Account) Escrow Units equal in value (valued at the Parent Closing Price) to the difference between the absolute value of the Actual Adjustment and Working Capital Escrow Amount.

(f)            Known Claims Escrow

(i)            During the period of ten (10) Business Days prior to the Closing Date, the Parent Parties shall notify the Representative in writing, along with reasonable supporting documentation, if they believe any representations or warranties contained in Article 3 have been breached (and not cured) in a manner that would give rise to a claim by the Parent Indemnitees after the Closing pursuant to Section 10.2(a), after giving effect to the limitations set forth Section 10.4 (other than Section 10.4(d)) (each, a “Known Claim” and collectively, the “Known Claims”). Parent OP and the Representative shall attempt in good faith to agree upon the value of each Known Claim within five (5) Business Days of the Representative’s receipt of notice of the Known Claims.

(ii)           If Parent OP and the Representative are unable to agree upon the value of any Known Claim within the five (5) Business Day period set forth in Section 2.3(f)(i), Parent OP and the Representative shall each promptly select an arbitrator with expertise in the business of operating outlet centers or shopping malls, which arbitrators shall then select and mutually-agree upon a third independent arbitrator with similar expertise (the “Claim Arbitrator”) and Parent OP and the Representative shall promptly submit all unresolved Known Claims to the Claim Arbitrator, along with each party’s final estimate of the value of the unresolved Known Claim(s) (together with such supporting documentation as such party shall deem appropriate). Within no more than ten (10) days after the submission of the unresolved Known Claims, the Claim Arbitrator shall determine if each unresolved Known Claim has been property asserted and, if so properly asserted, shall choose either the final estimate of Parent OP or the final estimate of the Representative, selecting the final estimate of the value of the Known Claim that the Claim Arbitrator determines to be more reasonable, taking into account all of the factors deemed relevant by the Claim Arbitrator.  The party submitting the majority of the estimates of Known Claims that were not selected by the Claim Arbitrator shall pay all of the fees and expenses of the Claim Arbitrator.  For purposes of Section 2.3(f)(iii), the value of any Known Claim shall be equal to the amount agreed upon by Parent OP and the Company or determined by the Claim Arbitrator.

(iii)          If, as of the Closing Date, there shall be Known Claims which, in the aggregate, have an aggregate value in excess of $20,000,000, an amount (the “Known Claims Escrow Amount”) equal to (i)(A) the aggregate value of the Known Claims minus (B) $20,000,000, or (ii) such smaller amount as shall be determined by Parent REIT in its sole discretion, will be deposited with the Escrow Agent at the Closing pursuant to Section 2.5(b).

(iv)         The notification of a Known Claim, and any determination by the Claim Arbitrator with respect to the validity or value of any Known Claim, shall be made for the sole purpose of this Section 2.3(f) and Section 2.5(b) and shall not limit or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or the right of the Parent Indemnitees to be indemnified and recover the full amount of any Claim pursuant to Article 10.

Section 2.4       Contribution of Unit Consideration to New Company

The Contributors shall be deemed to have received the Unit Consideration in exchange for the Contributions and to have immediately contributed the Unit Consideration to New Company in exchange for an equal number of New Company Common Units.  In furtherance of the preceding sentence, at or promptly following the Closing, Parent OP shall, on behalf of each of the Contributors and the Escrow Agent, contribute the Parent OP Common Units issuable to the Contributors and the Escrow Agent to New Company in exchange for an equal number of New Company Common Units to be issued in the name of such Contributor or the Escrow Agent, as applicable.  Each Contributor and the Escrow Agent has or shall be deemed to have instructed Parent OP to make the foregoing contribution on its behalf in accordance with the terms of this Section 2.4.  Notwithstanding any provision of this Agreement to the contrary, in no event shall Parent OP Common Units be delivered or registered in the name of any Contributor or the Escrow Agent.  All references to Escrow Units in this Agreement shall, to the extent applicable, be deemed to refer to the New Company Common Units issued in the name of the Escrow Agent in accordance with the terms of this Section 2.4.

Section 2.5       ***13

Section 2.6       Book Entry; No Fractional Units

(a)           All Parent OP Common Units and New Company Common Units issuable pursuant to this Agreement shall be issued in book-entry form and shall not be represented by certificates or scrip.

(b)           In lieu of the issuance of any fractional Parent OP Common Units, Parent OP shall distribute to each Contributor who otherwise would be entitled to receive such fractional Parent OP Common Unit an amount in cash (rounded to the nearest cent), out of the proceeds of additional borrowings pursuant to the Financing which have the benefit of the Member Guarantees, determined by multiplying (i) the Parent Closing Price by (ii) the fraction of a Parent OP Common Unit (rounded to the nearest thousandth when expressed in decimal form) of a Parent OP Common Unit which such Member would otherwise be entitled to receive pursuant to this Article 2.

Section 2.7       Purchase and Sale of St. Augustine Interests and St. Augustine Land

(a)           Subject to the terms and conditions set forth in this Agreement, at the Closing, (i) LVP OP shall sell, transfer, assign and deliver (or cause to be sold, transferred, assigned and delivered) to Parent Sub, and Parent Sub shall purchase and acquire, all of LVP OP’s right, title and interest in and to the St. Augustine Interests and the St. Augustine Land and (ii) Parent Sub shall pay to LVP OP an amount in cash equal to the St. Augustine Cash Amount.

(b)           Real and personal property Taxes with respect to the St. Augustine Interests and St. Augustine Land for the taxable period which includes the Closing Date shall be prorated between LVP OP and Parent Sub, with such Taxes being borne by LVP OP based on the ratio of the number of days in the relevant period prior to and including the Closing Date to the total number of days in the actual taxable period with respect to which such Taxes are assessed, irrespective of when such Taxes are due, become a lien or are assessed, and such Taxes being borne by Parent Sub based on the ratio of the number of days in the relevant period after the Closing Date to the total number of days in the actual taxable period with respect to which such Taxes are assessed, irrespective of when such Taxes are due, become a lien or are assessed.  Following Closing, Parent Sub and LVP OP shall cooperate to calculate and make such payments to each other to give effect to the foregoing pro ration.

13 Certain portions have been omitted in connection with an application for confidential treatment therefor.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
RELATING TO THE GROUP COMPANIES

Except as set forth in the disclosure schedules (the “Company Schedules”) of the Company delivered to Parent REIT and Parent OP concurrently with the execution and delivery of this Agreement (provided that any fact or condition disclosed in any Schedule in the Company Schedules will be deemed to be disclosed in any other Schedule in the Company Schedules and for purposes of any other representation or warranty made elsewhere in Article 3 to the extent that it is reasonably apparent that such disclosure is applicable to such other Schedule in the Company Schedules (notwithstanding the omission of a reference or cross reference thereto) or such other representation or warranty) and assuming, in each case, the accuracy of the representations and warranties of the Parent Parties in Article 5, the Company hereby represents and warrants to Parent OP as follows (it being understood that the representations and warranties in this Article 3 shall not be deemed to have been breached as a result of (x) any action taken by a Group Company after the date hereof (including the entry into any Contract), to the extent such action was taken in compliance with this Agreement, (y) any action not taken by a Group Company after the date hereof, to the extent such action was prohibited by this Agreement, or (z) the fact that any matter described in clause (x) or (y) above was (i) not included in the Company Schedules or (ii) not disclosed to or made available to the Parent Parties prior to the date hereof):

Section 3.1       Organization and Qualification; Subsidiaries

(a)           Each Group Company is duly organized, validly existing and in good standing (or the equivalent thereof) under the laws of its respective jurisdiction of organization, and has all requisite company power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted.

(b)           Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof) in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary.

(c)           The Company has made available to Parent REIT prior to the date hereof complete and accurate copies of the Governing Documents and, to the extent in existence, the stock record book, the minute book and other corporate or similar organizational records of each Group Company.  The other records (corporate, financial and other) of each Group Company have been maintained in accordance with applicable requirements of Law and in a manner consistent with accounting policies appropriate for entities engaged in similar businesses.

Section 3.2       Capitalization of the Group Companies

(a)           The authorized membership interests of the Company consist of an unlimited number of authorized Company Membership Interests.  All of the issued and outstanding Company Membership Interests have been duly authorized and validly issued, and, as of the date hereof, are owned of record and beneficially as set forth on Schedule 3.2(a)(i) free and clear of any preemptive rights, restrictions on transfer and Liens, in each case other than Qualified Permitted Liens.  As of the Closing Date, the Company Membership Interests will be owned of record and beneficially as set forth on Schedule 3.2(a)(ii) free and clear of any preemptive rights, restrictions on transfer and Liens, in each case other than Qualified Permitted Liens.  Except as set forth on Schedule 3.2(a)(i) or Schedule 3.2(a)(ii), there are (x) no other equity securities of the Company, (y) no securities of the Company convertible into or exchangeable for equity securities of the Company, and (z) no agreements, arrangements, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which the Company is a party or by which it is bound in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of the Company, or obligating the Company to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement.

(b)           Schedule 3.2(b) sets forth the jurisdiction of organization, the authorized capital stock or other equity interests and the number and type of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company.  Except as set forth on Schedule 3.2(b), no Group Company directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.  Schedule 3.2(b) sets forth the name, owner, jurisdiction of formation or organization (as applicable) and percentages of outstanding equity securities owned, directly or indirectly, by each Group Company, with respect to each corporation, partnership, limited liability company, joint venture or other business association or entity which such Group Company owns, directly or indirectly, any equity or equity-related securities.

(c)           Except as set forth on Schedule 3.2(c) or as set forth in its Governing Documents made available to Parent REIT prior to the date hereof, all outstanding equity securities of each Subsidiary of the Company (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation or other applicable Law) have been duly authorized and validly issued, are free and clear of any preemptive rights, restrictions on transfer and Liens, in each case other than Qualified Permitted Liens, and are owned, beneficially and of record, by another Group Company.  Except as set forth on Schedule 3.2(c), there are (x) no other equity securities of the Subsidiaries of the Company, (y) no securities of the Subsidiaries of the Company convertible into or exchangeable for equity securities of the Subsidiaries of the Company, and (z) no agreements, arrangements, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which any of the Subsidiaries of the Company is a party or by which it is bound in any case obligating the Subsidiaries of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of the Subsidiaries of the Company, or obligating the Subsidiaries of the Company to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement.

(d)           Schedule 3.2(d)(i) sets forth the authorized membership interests of each of the Other Group Companies. All of the issued and outstanding membership interests of the Other Group Companies have been duly authorized and validly issued, are free and clear of any preemptive rights, restrictions on transfer and Liens, in each case other than Qualified Permitted Liens.  As of the date hereof, the membership interests of each Other Group Company are owned of record and beneficially as set forth on Schedule 3.2(d)(ii) free and clear of any preemptive rights, restrictions on transfer and Liens, in each case other than Qualified Permitted Liens.  As of the Closing Date, the membership interests of each Other Group Company will be owned of record and beneficially as set forth on Schedule 3.2(d)(iii) free and clear of any preemptive rights, restrictions on transfer and Liens, in each case other than Qualified Permitted Liens.  Except as set forth on Schedule 3.2(d)(i), Schedule 3.2(d)(ii) or Schedule 3.2(d)(iii), there are (x) no other equity securities of the Other Group Companies, (y) no securities of the Other Group Companies convertible into or exchangeable for equity securities of the Other Group Companies, and (z) no agreements, arrangements, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which any of the Other Group Companies is a party or by which it is bound in any case obligating the Other Group Companies to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of the Other Group Companies, or obligating the Other Group Companies to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement.

(e)           Schedule 3.2(e) sets forth the jurisdiction of organization, the authorized capital stock or other equity interests and the number and type of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of each Other Group Company all of which are owned beneficially and of record, directly or indirectly, by the relevant Other Group Company or a Subsidiary thereof.  Except as set forth on Schedule 3.2(e), no Other Group Company directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.  Except as set forth on Schedule 3.2 (e) or as set forth in its Governing Documents, all outstanding equity securities of each Subsidiary of each Other Group Company (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation or other applicable Law) have been duly authorized and validly issued, are free and clear of any preemptive rights, restrictions on transfer and Liens, in each case other than Qualified Permitted Liens, and are owned, beneficially and of record, by such Other Group Company or its Subsidiary.  Except as set forth on Schedule 3.2(e), there are (x) no other equity securities of the Subsidiaries of any Other Group Company, (y) no securities of the Subsidiaries of any Other Group Company convertible into or exchangeable for equity securities of the Subsidiaries of any Other Group Company, and (z) no agreements, arrangements, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which any of the Subsidiaries of any Other Group Company is a party or by which it is bound in any case obligating the Subsidiaries of any Other Group Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of the Subsidiaries of any Other Group Company, or obligating the Subsidiaries of any Other Group Company to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement.

(f)            Except as set forth on Schedule 3.2(f), upon consummation of the Contemplated Transactions, including the execution and delivery of the documents to be delivered at the Closing, Parent OP shall be, as direct or beneficial owner, vested with good and marketable title in and to all of the outstanding equity interests of each Group Company, free and clear of any preemptive rights, restrictions on transfer and Liens (in each case other than (i) Liens created pursuant to the Financing, (ii) Liens otherwise created by the Parent Parties or any of their Affiliates (other than a Group Company prior to Closing) or (iii) Qualified Permitted Liens).

(g)           Except as set forth on Schedule 3.2(b), Schedule 3.2(c) or Schedule 3.2(d)(ii), no Employee (or Permitted Designee of an Employee as defined in any Employee Agreement) has any ownership interests in any of the Group Companies. After the Closing, there will not be any outstanding offers of an opportunity to purchase an equity interest in any development project of any Group Company, or any Group Company or any Owned Real Properties, in each case with any Employees who are terminated at or prior to the Closing.

Section 3.3       Authority

(a)           The Company has the requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the Contemplated Transactions.  The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Contemplated Transactions that are required to be performed by the Company have been duly authorized by all necessary limited liability company action (including any member vote or approval) on the part of the Company.  This Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by the Company and constitutes the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by (i)  applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Each of Mill Run and Ewell has the requisite limited liability company power and authority to execute and deliver the LP Purchase Agreement and to consummate the transactions contemplated thereby.  The execution and delivery of the LP Purchase Agreement and the consummation of the transactions contemplated thereby that are required to be performed by Mill Run and Ewell have been duly authorized by all necessary limited liability company action (including any member vote or approval) on the part of Mill Run and Ewell.  The LP Purchase Agreement has been duly executed and delivered by Mill Run and Ewell and constitutes the valid, legal and binding agreement of Mill Run and Ewell, enforceable against Mill Run and Ewell in accordance with its terms, except to the extent that enforceability may be limited by (i)  applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The limited liability company interests in Mill Run and Ewell are uncertificated and have been maintained in book entry form only.

Section 3.4       Financial Statements; Indebtedness

(a)           Attached hereto as Schedule 3.4 are true and complete copies of the following financial statements (such financial statements, the “Financial Statements”):

(i)            the unaudited combined consolidated balance sheet of the Group Companies (including the St. Augustine Land) as of December 31, 2008 and the related unaudited combined consolidated statements of income and cash flows for the fiscal year ended December 31, 2008 (the “2008 Unaudited Financial Statements”); and

(ii)           the unaudited combined consolidated balance sheet of the Group Companies (including the St. Augustine Land) as of September 30, 2009 (the “Latest Balance Sheet”) and the related unaudited combined consolidated statements of income and cash flows for the nine month period ending on such date (the “September 30 Unaudited Financial Statements”).

(b)           Except as set forth on Schedule 3.4, each Financial Statement (x) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, from the books and records of the Group Companies (including the St. Augustine Land), except as may be indicated in the notes thereto and except for the absence of footnotes and subject to year-end adjustments which are immaterial in amount, and (y) fairly presents, in all material respects, the consolidated financial position of the Group Companies as of the dates thereof, their results of operations and cash flows for the periods then ended (subject, in the case of the September 30 Unaudited Financial Statements, to the absence of footnotes and to year-end adjustments which are immaterial in amount).

(c)           Each of the Group Companies maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial and statutory statements of the Group Companies and to maintain accountability for the Group Companies’ consolidated assets; (iii) access to the Group Companies’ assets is permitted only in accordance with management’s authorization; and (iv) the reporting of the Group Companies’ assets is compared with existing assets at regular intervals.  None of the Group Companies has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods, including any complaint, allegation, assertion or claim that any of the Group Companies has engaged in illegal accounting or auditing practices, in each case which material complaint, allegation, assertion or claim remains unresolved.

(d)           Except as set forth on Schedule 3.4(d), none of the Group Companies has entered into any Off Balance Sheet Arrangements.

(e)           Except as set forth on Schedule 3.4(e), Schedule 3.4(f) and Schedule 3.4(g) there is no outstanding Funded Indebtedness (except for Funded Indebtedness incurred after the date hereof in compliance with Section 6.1(b).  Schedule 3.4(e) sets forth a list of all capitalized leases, letters of credit and “synthetic loans” to which any Group Company is a party or beneficiary.

(f)            Schedule 3.4(f) sets forth a true and complete list of all Funded Indebtedness which has a fixed interest rate (the “Fixed Rate Debt”) (except for Funded Indebtedness incurred after the date hereof in compliance with Section 6.1(b)).  The Company has made available true, correct and complete copies of documents evidencing each Fixed Rate Debt to Parent REIT.  The Group Companies have made all payments of principal, interest and any other sums that are due and payable under, or with respect to the Fixed Rate Debt.  Except as set forth on Schedule 3.4(f), no Group Company, on the one hand, nor, to the knowledge of the Company, any other party on the other hand, is in breach, default or an event of default under any Fixed Rate Debt, which breach, default or an event of default remains uncured, and no uncured event has occurred which with or without the lapse of time or the giving of notice or opportunity to cure would constitute a breach, default or event of default under any Fixed Rate Debt.

(g)           ***14

(h)           At the Closing, the Group Companies will have possession of all books, records and other documents (whether in paper or electronic form) pertaining to their businesses, properties and assets (including, without limitation business plans, financial statements, work papers and Tax Returns); provided that the Group Companies will be deemed to have possession of electronic records maintained by an unaffiliated third party service provider if such Group Companies have customary access thereto in accordance with contracts disclosed in the Company Disclosure Schedules.

Section 3.5       Consents and Approvals; No Violations

(a)           Except as set forth on Schedule 3.5(a), no consent, approval, order or authorization of, or registration, declaration or filing with, notice to or permit from any Governmental Entity is necessary for the execution, delivery or performance of this Agreement and the other Transaction Documents to which it is a party by the Company, or the consummation by the Company of the Contemplated Transactions.  Neither the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Company nor the consummation by the Company of the Contemplated Transactions will (a) conflict with or result in any breach of any provision of any Group Company’s Governing Documents, (b) except as set forth on Schedule 3.5(a), and assuming the receipt of the Required Consents and repayment of the Floating Rate Debt at Closing, result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration), or require any notice or consent under any of the terms, conditions or provisions of any Contract to which any Group Company is a party or by which it or any of their respective properties is bound or affected, (c) conflict with or violate any Law or Order applicable to any Group Company or any of their respective properties or assets, or (d) except as expressly contemplated by this Agreement and the other Transaction Documents to which it is a party, result in the creation of any Lien upon any of the assets of any Group Company, the Company Membership Interests or any membership or other equity interest of any Group Company.

14 Certain portions have been omitted in connection with an application for confidential treatment therefor.

(b)           Without limiting the generality of the foregoing, the Contemplated Transactions do not, except as contemplated by the Required Consents, the terms of any Funded Indebtedness, or the Governing Documents of the Group Companies, violate any provision regarding direct or indirect transfers of interests in any Group Company that are set forth in any agreement relating to the operation, financing or ownership of any Group Company.

Section 3.6       Material Contracts

(a)           Except as set forth on Schedule 3.6(a) (collectively, the “Material Contracts”) and except for this Agreement and other Contracts entered into in compliance with Section 6.1(b) after the date hereof, no Group Company is a party to or bound by:

(i)            any mortgage, deed of trust, loan agreement, letter of credit, note, bond, debenture or indenture or other similar document in respect of indebtedness for borrowed money, including any such document relating to Funded Indebtedness or any Owned Real Property;

(ii)           any agreement which would restrict it or any of its Affiliates (including Parent OP or any of its Affiliates after the Closing) from prepaying any of their indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of indebtedness;

(iii)          any Off Balance Sheet Arrangement;

(iv)         any guarantee of any indebtedness or debt securities or other obligation of another Person (other than any Group Company), any “keep well” or other agreement to maintain any financial statement condition of another Person or any arrangement having the economic effect of any of the foregoing;

(v)          any partnership agreement, limited liability company agreement, joint venture or other similar agreement (other than the Company LLC Agreement) relating to the formation, creation, operation, management or control of any partnership or joint venture;

(vi)         any agreement for the purchase or lease of materials, supplies, goods, services or equipment that is not terminable on thirty (30) days notice by such Group Company and that provides for or is reasonably likely to require either (A) annual aggregate payments by, or other consideration from, such Group Company of $100,000 or more, or (B) aggregate payments from such Group Company of $100,000 or more over the remaining term of the agreement;

(vii)        any contract or agreement that restricts it or any of its Affiliates (including Parent OP or any of its Affiliates after the Closing) from (A) engaging in any line of business, (B) owning any properties or assets, (C) conducting any business operations, property ownership, or property development in any geographic area, (D) engaging in business with, or providing or acquiring services or products from or to, any Person;

(viii)       any agreement pursuant to which it manages or provides services with respect to any real properties other than the Owned Real Properties;

(ix)          any agreement entered into by it providing for the sale of, or option to sell, any Owned Real Properties or the purchase of, or option to purchase, any real estate not yet consummated as of the date hereof;

(x)           any contract or agreement pursuant to which it agrees to indemnify or hold harmless any director, officer or Employee (in each case other than the Governing Documents for the Group Companies made available to Parent REIT prior to the date hereof) or, other than indemnities provided in the ordinary course of business, any third party;

(xi)          any agreement pursuant to which it has potential liability in respect of any purchase price adjustment, earn-out or contingent purchase price; or

(xii)         any agreement to consummate any future disposition or acquisition of assets or properties, or any future merger or business combination with respect to any Group Company.

(b)           Except as set forth on Schedule 3.6(b), each Material Contract is valid and binding on the applicable Group Company and each other party thereto and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).  Except as set forth on Schedule 3.6(b), since January 1, 2009, no Group Company has received written notice of any default under any Material Contract and no Group Company is in, or alleged to be in, breach or default under any of the Material Contracts and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a breach or default.  The Company has made available to Parent REIT prior to the date hereof true and complete copies of each Material Contract.

Section 3.7       Absence of Changes

Except as set forth on Schedule 3.7, (a) since the date of the Latest Balance Sheet, there have not been any events, developments or occurrences (nor have any facts become known) that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect and (b) during the period beginning on the date of the Latest Balance Sheet and ending on the date of this Agreement, the Group Companies have not taken, or authorized the taking of, any of the actions of the type described in Section 6.1(b)(i), Section 6.1(b)(ii), Section 6.1(b)(iii), Section 6.1(b)(iv), Section 6.1(b)(v), Section 6.1(b)(ix), Section 6.1(b)(x), Section 6.1(b)(xi), Section 6.1(b)(xii), Section 6.1(b)(xx), Section 6.1(b)(xxi) or Section 6.1(b)(xxiii) which had such action been taken after the date of this Agreement would be in violation of such foregoing subsections of Section 6.1(b).

Section 3.8       Litigation

Except as set forth on Schedule 3.8, there is no suit, litigation, arbitration, claim, action, proceeding or investigation pending or threatened against any Group Company or any of their respective properties or assets, including any facilities that are currently or were formerly owned by any Group Company, before any Governmental Entity.  Except as set forth on Schedule 3.8, no Group Company (or any of its properties or assets) is subject to any outstanding Order.

Section 3.9       Compliance with Applicable Law

(a)           Except as set forth on Schedule 3.9(a), the Group Companies hold all permits, licenses, approvals, certificates, variances, exemptions, orders, franchises, consents and other authorizations of and from all, and have made all declarations and filings with, Governmental Entities necessary for the lawful conduct of their respective businesses, as presently conducted or intended to be conducted by such Group Company as of the date hereof, (“Company Permits”).  All of the Company Permits are valid and in full force and effect and the Group Companies are in compliance with the terms of the Company Permits.  No suspension or cancellation of any Company Permit is pending or threatened, and no such suspension or cancellation will result from the Contemplated Transactions.  The Company Permits collectively constitute all of the permits necessary to permit the Group Companies to lawfully conduct and operate their business as currently conducted and to own and use their properties and assets in the manner in which such properties and assets are currently owned and used.

(b)           Except as set forth on Schedule 3.9(b), the business of the Group Companies is, and has been at all times, operated in compliance with all applicable Laws.  No investigation or review by any Governmental Entity with respect to the Group Companies is pending or threatened.

(c)           Within the last five (5) years, none of the Group Companies or their respective directors, officers, agents or employees acting for or on behalf of any of the Group Companies, has, in violation of any applicable Law: (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (w) to obtain favorable treatment in securing business, (x) to pay for favorable treatment for business secured, or (y) to obtain special concessions or for special concessions already obtained, for or in respect of any Group Company; (ii) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, governmental employee or other person or entity with whom any Group Company will do business directly or indirectly; or (iii) established or maintained any fund or asset that has not been recorded in the books and records of the Group Companies.

(d)           This Section 3.9 does not relate to (i) environmental matters (which are the subject of Section 3.11), Tax matters (which are the subject of Section 3.14) or real property matters (which are the subject to Section 3.16) or (ii) Laws expressly addressed by Section 3.10 (Employee Benefits Matters) or Section 3.13 (Labor Matters).

Section 3.10    Employee Benefit Plans

(a)           Schedule 3.10(a) contains a true and complete list of each Employee Benefit Plan and each Employee Agreement.  Neither the Group Companies nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to establish any new Employee Benefit Plan, to enter into any Employee Agreement or to modify or to terminate any Employee Benefit Plan or Employee Agreement (except to the extent required by Law or to conform any such Employee Benefit Plan or Employee Agreement to the requirements of any applicable Law, in each case as previously disclosed to Parent REIT and Parent OP, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Employees.

(b)           The Group Companies have made available to Parent REIT (i) current, accurate and complete copies of all documents constituting each Employee Benefit Plan and each Employee Agreement, including all amendments thereto, side letters of understanding and trust or funding agreements with respect thereto; (ii) the two (2) most recent annual actuarial valuations, if any, prepared for each Employee Benefit Plan; (iii) the two (2) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Employee Benefit Plan or related trust; (iv) a statement of alternative form of compliance pursuant to Department of Labor Regulation §2520.104-23, if any, filed for each Employee Benefit Plan which is an “employee pension benefit plan” as defined in Section 3(2) of ERISA for a select group of management or highly compensated employees; (v) the most recent determination letter received from the IRS, if any, for each Employee Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Employee Benefit Plan and (vii) IRS letters concerning the audit of the 2007 plan year of the Lightstone Group, LLC 401(k) Plan and the transfer of administration to the Group Companies.

(c)           No Group Company or the Prime Manager contributes to or has been obligated to contribute during the six (6) years preceding the date hereof to any “multiemployer plan” (as defined in Section 3(37) of ERISA) or any “defined benefit plan” (as defined in Section 3(35) of ERISA).

(d)           Except as set forth on Schedule 3.10(d), (i) the Group Companies and each ERISA Affiliate have performed all obligations required to be performed by them under each Employee Benefit Plan and Employee Agreement and none of the Group Companies nor any ERISA Affiliate is in default under, or in violation of, any Employee Benefit Plan; (ii) each Employee Benefit Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code, the Health Insurance Portability and Accountability Act and other applicable Laws; (iii) each Employee Benefit Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter from the IRS as to its qualification, and, to the knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect such determination; (iv) no Group Company or any ERISA Affiliate has any liability or obligation under any Employee Benefit Plan which provides medical, life insurance or death benefits to Employees beyond termination of their employment, except as may be required by Section 4980B of the Code, or has ever contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code; (v) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Employee Benefit Plan; (vi) the sponsorship of each Employee Benefit Plan (and the administration of the Lightstone Group, LLC 401(k) Plan) can be transferred from the Group Companies to an Affiliate other than another Group Company without liability to the Group Companies and the Group Companies will cease to be participating employers in any Employee Benefit Plan as of the Closing; (vii) the Group Companies have made all payments with respect to all periods through the date hereof which are required by each Employee Benefit Plan, each related trust, or by Law to be made to, or with respect to, each Employee Benefit Plan (including all insurance premiums or intercompany charges with respect to, each Employee Benefit Plan); and (viii) the Group Companies do not have an obligation to reimburse or indemnify any Employee with respect to taxes under Section 409A of the Code relating to an Employee Benefit Plan.

(e)           No actions, audits, proceedings, arbitrations, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against the Group Companies or any administrator, trustee or other fiduciary of any Employee Benefit Plan with respect to any Employee Benefit Plan or Employee Agreement, or against any Employee Benefit Plan or against the assets of any Employee Benefit Plan.

(f)            From and after the Closing, the Group Companies have no liability, contingent or otherwise, to, or with respect to, any Employee Benefit Plan.

Section 3.11    Environmental Matters

Except as set forth on Schedule 3.11:

(a)           (i)  No Group Company is in violation of any applicable Law or Order relating to pollution or occupational health and safety, protection of the environment (including indoor or ambient air, surface water, groundwater, land surface or subsurface) or natural resources, including laws and regulations relating to the release or threatened release of any Hazardous Substances or to the manufacture, management, possession, presence, generation, processing, distribution, use, treatment, storage, disposal, transportation, abatement, removal, remediation or handling of, or exposure to, Hazardous Substances (collectively, “Environmental Laws”) and (ii) each Group Company holds and is in compliance with all permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Laws to own or operate its assets and businesses as currently owned and operated (“Environmental Permits”).

(b)           Since January 1, 2007, no Group Company has received any written notice of, and there are no pending or threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to Hazardous Substances or any Environmental Law against or affecting the Group Companies or any of the their respective properties or assets.

(c)           There are no Hazardous Substances at, on, under or migrating to or from, any real property currently or formerly owned, leased or operated by any Group Company or any of its respective predecessors, or any other location, in each case, that could reasonably be expected to result in liability of the Group Companies under or pursuant to any Environmental Law.

(d)          No Group Company has received any written notice or claim alleging that such Group Company is or may be in violation of, or liable under, or a potentially responsible party pursuant to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or any other Environmental Law and, to the knowledge of the Company, there is no basis for any such notice or claim.  No Group Company has entered into or agreed to any consent decree or order or is a party to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances that has not been resolved in all material respects and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or, threatened with respect to any of the above.  No Group Company has assumed by contract any liability under any Environmental Law or relating to any Hazardous Substances, or is an indemnitor in connection with any claim by any third party indemnity for any liability under any Environmental Law or relating to any Hazardous Substances.

(e)           To the knowledge of the Company, there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans:  (x) that may reasonably be expected to interfere with or prevent continued compliance by any Group Company with Environmental Laws and the requirements of Environmental Permits, (y) that may result in liability of or adversely affect any Group Company under or pursuant to any Environmental Law, or (z)  that may form the basis of any claim, action, suit, proceeding, hearing, investigation, inquiry or lien against or any Group Company under or pursuant to any Environmental Law.

(f)           The Company has made available to Parent REIT prior to the date hereof true and complete copies and results of any material reports, studies, analyses or monitoring in the possession of any Group Company with respect to actual or potential liabilities of any Group Company under Environmental Laws or the presence of Hazardous Substances at, on, under or migrating to or from, any real property currently or formerly owned, leased or operated by any Group Company or any of their respective predecessors.

Section 3.12     Intellectual Property

(a)           Except as set forth on Schedule 3.12, the Group Companies own, are licensed to use or otherwise have the right to use (in each case free and clear of any Liens) all Intellectual Property required for the operation of the business of the Group Companies (collectively, the “Company Intellectual Property”).  Schedule 3.12 sets forth all Intellectual Property owned by the Group Companies that is registered, issued or the subject of a pending application for registration (collectively, the “Company Owned Intellectual Property”).  None of the Company Owned Intellectual Property has been adjudged invalid or unenforceable and the Company Owned Intellectual Property is valid and enforceable, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws.

(b)          Schedule 3.12 sets forth all agreements (other than with respect to off-the-shelf software pursuant to “shrink wrap” or “click wrap” license agreements) pursuant to which Company Intellectual Property is licensed to the Group Companies by a third party or pursuant to which any Group Company has granted to a third party the right to use Company Owned Intellectual Property (collectively, the “Company IP Licenses”).  Each Company IP License is valid and enforceable, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and none of the Group Companies or, to the Company’s knowledge, any other party to any Company IP License is in breach thereof or default thereunder.

(c)           There are no claims pending or threatened in writing against any Group Company (i) against the use by such Group Company of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of the Group Companies as currently conducted, (ii) challenging the ownership, validity or effectiveness of any of the Company Owned Intellectual Property, or (iii) challenging the license or legally enforceable right to use of the Company IP Licenses.  The conduct of the business of the Group Companies as currently conducted does not infringe or otherwise violate the U.S. Intellectual Property rights of any Person.  With respect to Intellectual Property used by, owned by or licensed to any Group Company, the Group Company owns the entire right, title and interest in the Company Owned Intellectual Property purported to be owned by the Group Company and has the right to use the other Intellectual Property in the continued operation of its business as currently conducted.  To the knowledge of the Company, no third party is infringing or otherwise violating the Company Owned Intellectual Property rights.

Section 3.13     Labor Matters

(a)           No work stoppage or labor strike against any of the Group Companies by Employees is pending or threatened in writing.  The Group Companies (i) are not a party to, or to the knowledge of the Company, threatened with any organized labor dispute or litigation relating to labor matters involving any Employees, including, without limitation, violation of any federal, state or local labor, safety or employment Laws (domestic or foreign), charges of unfair labor practices or discrimination complaints; (ii) have not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) are not presently, nor have been in the past party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no such agreement or contract is currently being negotiated by the Group Companies or any of their Affiliates.

(b)           No Employees are currently represented by any labor union for purposes of collective bargaining with any Group Company and no activities the purpose of which is to achieve such representation of all or some of such Employees are threatened or ongoing or have resulted in any petition for a representation election filed with the National Labor Relations Board in the past three months.

(c)           To the knowledge of the Company, no Employee is in violation of any employment contract, patent disclosure agreement, or enforceable non-competition agreement in any material respect.

Section 3.14     Tax Matters

Except as set forth on Schedule 3.14:

(a)           Each Group Company (i) has timely filed (or had filed on its behalf) all material Tax Returns required to be filed by it (after giving effect to any filing extension granted by a Governmental Entity) and (ii) has paid (or had paid on its behalf) or will timely pay all material Taxes (whether or not shown on such Tax Returns) that are required to be paid by it.  Each such Tax Return is true, correct and complete in all material respects.  The Latest Balance Sheet reflects an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxes payable by the each Group Company for all taxable periods and portions thereof through the date of the Latest Balance Sheet.  No Group Company has executed or filed with the IRS or any other Governmental Entity any agreement, waiver or other document or arrangement extending the period for assessment or collection of material Taxes payable by a Group Company (including any applicable statute of limitation), which waiver or extension is currently in effect, and no power of attorney with respect to any Tax matter is currently in force with respect to any Group Company.

(b)           Each Group Company has since its formation been treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation.

(c)           All material deficiencies asserted or material assessments made with respect to taxes payable by any Group Company and that have been set forth in writing to such Group Company as a result of any examinations by the IRS or any other Governmental Entity have been fully paid and copies of all such deficiency notices or assessments, as well as materials relating to the settlement of such claims have been provided or made available to representatives of Parent REIT.  There are no other material audits, examinations or other proceedings relating to any material Taxes payable by any Group Company by any taxing Governmental Entity in progress.  No Group Company has received any written notice from any Governmental Entity that it intends to conduct such an audit, examination or other proceeding in respect of a material amount of Taxes payable by a Group Company or make any material assessment for such Taxes.  No Group Company is a party to any litigation or pending litigation or administrative proceeding relating to a material amount of Taxes payable by such Group Company (other than litigation dealing with appeals of property tax valuations).

(d)           Each Group Company has complied, in all material respects, with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, and 3402 of the Code or similar provisions under any state, local, or non-U.S. Tax law) and has duly and timely withheld and paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(e)           No material claim has been made in writing by a taxing authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction.

(f)           No Group Company has requested any extension of time within which to file any material Tax Return, which material Tax Return has not yet been filed.

(g)           No Group Company is a party to any Tax sharing or similar agreement or arrangement, other than any agreement or arrangement solely between two Group Companies, pursuant to which it will have any obligation to make any payments after the Closing. For the avoidance of doubt, a Tax Protection Agreement shall not constitute a Tax sharing or similar agreement or arrangement.

(h)           No Group Company has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(i)            No Group Company is or has ever been a member of an affiliated group filing a consolidated federal income tax return.

(j)            Other than Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), there are no Liens for a material amount of Taxes (other than Taxes not yet due and payable for which adequate reserves have been made if required pursuant to GAAP) upon any of the assets of the Group Companies.

(k)           Schedule 3.14(k) lists each of the Tax Protection Agreements affecting the Group Companies.  As of the date of this Agreement, no person has raised in writing, or threatened to raise, a material claim against a Group Company for any breach of any such Tax Protection Agreement.  Attached to Schedule 3.14(k) is a true, correct and complete copy of each Tax Protection Agreement, including all schedules that were attached thereto or completed in connection therewith.

(l)            No Group Company is a party to any understanding or arrangement described in Section 6662(d)(2)(c)(ii) of the Code or Treasury Regulations Section 1.6011-4(b) or is a material advisor as defined in Section 6111(b) of the Code.

(m)          No Group Company has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

(n)          No Group Company is a foreign person as such term is defined in the Code, and Treasury Regulations thereunder, for purposes the Foreign Investment in Real Property Tax Act.

(o)          No Group Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(p)           The maximum indemnity amount under the Tax Protection Agreements related to contributions of direct or indirect interests in the Company to LVP OP does not exceed $155 million.  The maximum indemnity amount under the Tax Protection Agreements related to contributions of direct or indirect interests in Mill Run to LVP OP does not exceed $37 million.  The maximum indemnity amount under the Series C Optional Tax Indemnification does not exceed $35 million.  For purposes of determining the maximum indemnity amount under a Tax Protection Agreement, it is assumed that each person entitled to protection under such Tax Protection Agreement is subject to the highest marginal U.S. federal, state and local income Tax rates applicable to an individual residing in New York City, New York as of the date hereof.

(q)           Schedule 3.14(q) includes a schedule of the tax basis of each property listed on Schedule 3.16(b).

(r)           Schedule 3.14(r) outlines the impact of, and restrictions imposed by, the Tax Protection Agreements on all Funded Indebtedness, including without limitation, a schedule of all guarantees entered into pursuant to, or in connection with, a Tax Protection Agreement.

Section 3.15    Brokers

No broker, finder, financial advisor or investment banker, other than the Persons listed as “Financial Advisor” on Schedule 1.1(C) is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s or similar fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any Group Company.  True and complete copies of the engagement letters between the Group Companies and each Person listed in Schedule 1.1(C) have been made available to Parent REIT prior to the date hereof.

Section 3.16    Real and Personal Property

(a)           Each Group Company is the sole legal owner of and, except as set forth on Schedule 3.16(a), such Group Company has good and marketable title to all items of tangible personal property reflected on the Latest Balance Sheet as owned or leased by such Group Company free and clear of any Liens other than Permitted Liens that do not materially detract from the value or intended use of such property.  All equipment and other items of tangible personal property and assets of each Group Company (i) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, (ii) are usable in the regular and ordinary course of business for their intended use and purpose and (iii) conform to all applicable Laws and Orders.

(b)           Except as listed in Schedule 3.16(b), each Group Company (i) owns fee simple title to each of the real properties (or the applicable portion thereof) described on Schedule 3.16(b) as being owned in fee by such Group Company and (ii) has a valid leasehold interest in each of the real properties (or the applicable portion thereof) described on Schedule 3.16(b) as being ground leased by such Group Company pursuant to those certain ground leases (together with any amendments thereto, collectively, the “Company Ground Leases”) described on Schedule 3.16(b) (all such owned and leased real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, and for the purposes of this Section 3.16 only, any real property owned by LVP St. Augustine Outlets LLC and the St. Augustine Land, are referred to herein as collectively, the “Owned Real Properties,”).  The interests of the Group Companies in the Owned Real Properties are good, marketable and insurable and the same are owned free and clear of all Liens except for Permitted Liens.

(c)           Schedule 3.16(c) sets forth a true, correct and complete list of the Leased Real Property as of the date hereof.  With respect to each respective lease or sublease underlying the Leased Real Property, (i) such lease or sublease constitutes the entire agreement to which a Group Company is a party with respect thereto; (ii) no Group Company has assigned, sublet, transferred or conveyed any interest in the leasehold; and (iii) such lease or sublease is in full force and effect and is valid, binding and enforceable in accordance with its terms against the lessor or lessee thereunder, as applicable, (iv) no Group Company, on the one hand, nor, to the knowledge of the Company, any other party, on the other hand, is in breach, default or an event of default under any such lease or sublease, which breach, default or an event of default remains uncured, and no uncured basis for termination of any such lease or sublease has occurred and no uncured event has occurred which with or without the lapse of time or the giving of notice or opportunity to cure would constitute a breach, default, event of default or give rise to a right of termination, and no written termination of or notice of default (with respect to any matter that remains uncured) has been received by any Group Company with respect to any such lease or sublease.  Schedule 3.16(c) sets forth, the date of each lease or sublease of Leased Real Property, each amendment thereto and the names of the parties to each such lease, as amended.  Except as set forth in Schedule 3.16(c), none of the rights of the Group Companies under the leases and subleases underlying the Leased Real Property is subject to termination or modification as a result of the Contemplated Transactions.  The Company has made available to Parent REIT a true, correct and complete copy of each lease and sublease underlying the Leased Real Property.  No purchase or other option has been exercised under any lease or sublease underlying the Leased Real Property, except options whose exercise has been evidenced by a written document as described in Schedule 3.16(c), a true and complete copy of which has been made available to Parent REIT prior to the date hereof with the corresponding lease or sublease underlying the Leased Real Property.  Except as set forth on Schedule 3.16(c),  there are not outstanding any options, rights of first offer or rights of first refusal or any other rights in favor of any of the Group Companies to acquire or sell any portion of the Leased Real Properties (or rights to develop any portion of the Leased Real Properties).

(d)           The Owned Real Properties and the Leased Real Properties are all of the real properties owned or leased by the Group Companies.  Each of the Owned Real Properties is suitable for its current use and its intended use by such Group Company as of the date hereof and is in good operating condition, ordinary wear and tear excepted.  All repairs or maintenance for any Owned Real Properties necessary over the next twelve-month period following the date of this Agreement in order to maintain such properties in such operating condition are reflected in the Budget or are set forth in Schedule 3.16(d).  Since January 1, 2008, none of the Owned Real Properties has suffered any physical event or condition which has resulted in a loss of value (other than ordinary wear and tear and depreciation) which is not subject to insurance (subject to deductibles) or which renders the property unfit for its intended use.  None of the buildings or other improvements on the Owned Real Properties has any latent or patent structural or mechanical defect.

(e)           Each Company Ground Lease is valid, binding and enforceable against the Group Company that is a tenant thereunder and, to the knowledge of the Company, the other parties thereto in accordance with its terms, and is in full force and effect.  Except as listed in Schedule 3.16(e), (i) the applicable Group Company has performed all obligations required to be performed by it to date under each of the Company Ground Leases, (ii) no Group Company, on the one hand, nor, to the knowledge of the Company, any other party, on the other hand, is in breach, default or an event of default under any Company Ground Lease which breach, default or event of default remains uncured, (iii) no uncured basis for termination of any such Company Ground Lease has occurred, and (iv) no uncured event has occurred which with or without the lapse of time or the giving of notice or opportunity to cure would constitute a breach, default, event of default or give rise to a right of termination, and no written termination of or notice of default (with respect to any matter that remains uncured) has been received by any Group Company, with respect to any such Company Ground Lease.  Schedule 3.16(e) sets forth, the date of each Company Ground Lease, each amendment thereto and the names of the parties to each such lease, as amended.  None of the rights of the Group Companies under the Company Ground Leases is subject to termination or modification as a result of the entry into the Transaction Documents or the consummation of the Contemplated Transactions.  The Company has made available to Parent REIT prior to the date hereof a true, correct and complete copy of each Company Ground Lease.  No purchase or other option has been exercised under any of such Company Ground Leases, except options whose exercise has been evidenced by a written document as described in Schedule 3.16(e), a true and complete copy of which has been made available to Parent REIT prior to the date hereof with the corresponding Company Ground Lease.

(f)           Schedule 3.16(f) contains a true, correct and complete list of (i) all leases, licenses and other occupancy agreements demising space at the Owned Real Properties that were in effect as of November 30, 2009 as to which any Group Company is a party as a landlord (such leases, licenses and other occupancy agreements are, together with all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, the “Company Leases”), their respective terms, any renewal options, and the rent and other charges payable thereunder, (ii) all of the guaranties under which a guarantor has guaranteed the obligations of the tenant under any such Company Lease, (iii) all consents to sublease and consents to assignment that in either case any Group Company or, to the extent in a Group Company’s possession, any predecessor in interest to a Group Company has heretofore executed and delivered in respect of such Company Leases and for which the applicable subleases are in effect (the items that are described in the foregoing clauses (i)-(iii) above being collectively referred to herein as the “Existing Company Lease Documents”).  The Company has made available to Parent REIT prior to the date hereof true, correct and complete copies of all Existing Company Lease Documents.  The Existing Company Lease Documents are in full force and effect and are valid, binding on and enforceable against each Group Company that is a party thereto and, to the knowledge of the Company, each other party thereto, in accordance with their respective terms.  Except as set forth on Schedule 3.16(f) or in the Existing Company Lease Documents, (1) no tenant under a Company Lease has a right of set-off or claim or counterclaim against the landlord arising out of the Company Lease; (2) no tenant under a Company Lease has a right to relocate the premises in the center in which such tenant occupies space; (3) no tenant under a Company Lease has a right to lease any additional space; (4) no tenant under a Company Lease has a right to be the exclusive seller or provider of products or services in a center in which such tenant occupies space; (5) no tenant under a Company Lease has any “co-tenancy right,” (e.g., a right to terminate the lease, reduce the rent, reduce store hours or “go dark” based upon the actions or inactions of another tenant); (6) no Company Leases provide for free rent periods or other rent concessions applicable to any period of time after the date hereof; (7) no tenant under a Company Lease is permitted to handle, store or dispose of Hazardous Substances in violation of Environmental Laws; (8) no tenant under any Company Lease has a right to cancel or terminate such Company Lease prior to the end of the current term; (9) no Group Company has received notice of any insolvency or bankruptcy proceeding involving any tenant under any Company Lease; and (10) no Company Lease contains a “most favored nation” provision or other similar provision which limits the amount of rent, common area maintenance charges or other amounts payable by the tenant thereunder by reference to the rent, common area maintenance charges or other amounts payable by one or more tenants under other Company Leases.

(g)           No Group Company has heretofore received from any of the counterparties under the Existing Company Lease Documents to which such Group Company is a party a notice to the effect that such Group Company is in default (with respect to any matter that remains uncured) in any respect of the obligations of the lessor under the applicable Company Lease (except for any such default that such Group Company has heretofore cured or is disputing in good faith).  No Group Company, on the one hand, nor, to the Company’s knowledge, any other party, on the other hand, is in breach, default or an event of default under any Existing Company Lease Documents, which breach, default or event of default remains uncured that relates to Company Leases in excess of 5,000 square feet of net rentable area or Company Leases that provide for more than $500,000 in annual rental payments, in the aggregate, from a tenant or related tenants under such lease and all other leases at one or more Owned Real Properties (the “Material Company Leases”), in effect, and no uncured basis for termination of any such Material Company Lease has occurred, and no uncured event has occurred which with or without the lapse of time or the giving of notice or opportunity to cure would constitute a breach, default, event of default or give rise to a right of termination, and no written termination of or notice of default (with respect to any matter that remains uncured) has been received by any Group Company, with respect to any such Material Company Lease.  No Group Company has heretofore received from any of the counterparties under the Existing Company Lease Documents to which such Group Company is a party a notice from any tenant of any intention to vacate prior to the end of the term of such Company Lease.  No tenant under any of the Company Leases has asserted any claim of which any Group Company has heretofore received notice which would affect the collection of rent from such tenant.  No base rent due or to become due under the Company Leases have been paid by the counterparty thereunder more than one (1) month in advance.  No Group Company has heretofore pledged or otherwise hypothecated the lessor’s interest under any of the Company Leases which pledge or other hypothecation remains outstanding, except to secure any existing mortgage loan.  No tenant under any of the Company Leases has heretofore exercised its right to audit the lessor’s books and records to confirm or challenge the lessor’s calculation of Overage Rent or the lessor’s calculation of charges for electricity, heating, ventilation and air-conditioning services, cleaning services, freight elevator service or any other similar services, except for (i) any such audit that has heretofore been settled or otherwise terminated and (ii) audits that are currently being conducted by the tenants set forth on Schedule 3.16(g).  None of the rights of the Group Companies under the Company Leases is subject to termination or modification as a result of the transactions contemplated by this Agreement or by the consummation of the Contemplated Transactions.  No purchase or other option has been exercised under any of such Company Leases, except options whose exercise has been evidenced by a written document as described in Schedule 3.16(g), a true and complete copy of which has been made available to Parent REIT prior to the date hereof with the corresponding Company Lease.  Other than the rights granted to Parent REIT under this Agreement or any Permitted Liens, there are not outstanding any options, rights of first offer or rights of first refusal or any other rights to acquire or sell any portion of the Owned Real Properties (or rights to develop any portion of the Owned Real Properties).

(h)           The rent roll for each of the Owned Real Properties as of November 30, 2009 (collectively, the “Rent Roll”) has been made available to Parent REIT prior to the date hereof.  Except as disclosed in Schedule 3.16(h), the Rent Roll lists all Company Leases as of the date thereof.  The Rent Roll is true, correct and complete as of the date thereof.

(i)           Schedule 3.16(i) sets forth a true, correct and complete list of all brokerage agreements entered into by each Group Company and entered into by any prior owner of the Owned Real Properties, in each case relating to the Owned Real Properties and which are in such Group Company’s possession and are binding on such Group Company and under which any future commissions may become due and payable (the “Brokerage Agreements”).  The Company has made available to Parent REIT prior to the date hereof true, correct and complete copies of each of the Brokerage Agreements.

(j)           Schedule 3.16(j) is a true, correct and complete schedule of service, maintenance, construction and supply contracts affecting the Owned Real Properties as of the date of this Agreement (other than the Existing Company Lease Documents and the Brokerage Agreements) (collectively, the “Service Contracts”).  Except as may be permitted under Section 6.1(b), the Service Contracts are the only service contracts which will affect the Owned Real Properties on the Closing Date.  The Service Contracts are in full force and effect as of the date hereof and have not been modified, amended, supplemented or extended.  None of the Group Companies has received from any of the counterparties under the Service Contracts a notice to the effect that a Group Company is in default in any respect of its obligations under the applicable Service Contract which default has not been cured or which is being disputed by a Group Company in good faith.  The Company has made available true and complete copies of all of the Service Contracts to Parent REIT.

(k)           Schedule 3.16(k) is a true, correct and complete list of the security deposits (whether cash or letters of credit) held by or on behalf of the Group Companies as of the date hereof under the Company Leases, and the Group Companies have held all such security deposits in accordance with Law and the terms of the applicable Company Leases.

(l)            The tenant arrearage schedules set forth on Schedule 3.16(l) are true, correct and complete as of the date set forth on each such schedule.

(m)         Schedule 3.16(m) is a correct and complete list of all properties as to which any Group Company has a right to purchase or lease and which is not now owned or leased by any Group Company and the Company has made available to Parent REIT true and complete copies of all of the agreements relating to such rights to purchase or lease.  Schedule 3.16(m) lists all properties owned by a Group Company which are undeveloped land, in the process of development but not yet fully constructed and operational or are properties being held for future development or rehabilitation and all development, construction, purchase and similar agreements relating to such project and the budgets therefor and the Company has made available to Parent REIT of all of the agreements relating thereto.

(n)          Except as listed in Schedule 3.16(n), there is no certificate, permit or license from any Governmental Entity having jurisdiction over any Owned Real Property or any agreement, easement or any other right which is necessary to permit the current use and operation of the buildings and improvements on any of the Owned Real Properties or which is necessary to permit the current use and operation of all driveways, roads, and other means of ingress and egress to and from any of the Owned Real Property or which govern the use and operation of the Owned Real Properties that has not been obtained and is not in full force and effect, or any pending or threatened modification or cancellation of any of the same.  Except as listed in Schedule 3.16(n), no Group Company is in violation of any of the foregoing agreements, certificates, permits and rights and no uncured breach, default, event of default or right of termination or modification has occurred or event (with the lapse of time or giving of notice) which would give rise to a breach, default, event of default or right of termination or modification has occurred.  No Group Company has received written notice from any Governmental Entity of any violation of any Law affecting any portion of any of the Owned Real Properties that has not been heretofore remedied.

(o)           There are no pending or, to the knowledge of the Company, threatened condemnation, expropriation, eminent domain or rezoning proceedings affecting all or any portion of any Owned Real Property.  Except as set forth on Schedule 3.16(o), each Group Company is in possession of all licenses or rights required by applicable Law for use and occupancy as are necessary to conduct such Group Company’s business thereon as presently conducted or currently intended by a Group Company to be conducted.

(p)           None of the Owned Real Properties are managed, as of the date hereof, by any Person that is not a Group Company.  Schedule 3.16(p) lists each property management agreement pursuant to which the Owned Real Properties are managed as of the date hereof, including each amendment thereto, true and complete copies of which have been made available to Parent REIT prior to the date hereof.

(q)           Except as set forth in Schedule 3.16(q), valid policies of title insurance have been issued insuring any Group Company’s fee simple title or leasehold estate to each of the Owned Real Properties.  The Group Companies have made available to Parent REIT prior to the date hereof true, correct and complete copies of those policies of title insurance relating to the Owned Real Properties (the “Company Title Insurance Policies”).  The Company Title Insurance Policies are in full force and effect and no claim has been made under any such policy.  Except for liens, assessments or other encumbrances which, individually or in the aggregate, are immaterial or are set forth in Schedule 3.16(q), and except for Permitted Liens, there are no liens for unpaid water and sewer service charges, mechanics’, workmen’s, repairmen’s or materialmen’s liens, brokers’ liens or assessments for street or other improvements or for any other service or labor or any other encumbrances which could give rise to a Lien that is not a Permitted Lien since the effective date of each Company Title Insurance Policy.

(r)           No zoning, building, land-use, fire, safety and signage or other applicable Laws, including the Americans with Disabilities Act, or orders are being violated or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Owned Real Properties or related parking areas.

(s)           The Company has made available to Parent REIT prior to the date hereof all written agreements in its possession pursuant to which any Group Company manages, acts as leasing agent for or provides development services for any real property for any third party (including any related guarantees) and any other contracts which otherwise produce fee income to any of Group Company in excess of $100,000 per year.

(t)           Except as set forth in Schedule 3.16(t), there are no options, rights of first refusal or offer, or other contractual obligations to sell, dispose of or lease any of the Owned Real Properties or any portion thereof or material interest therein other than leases to tenants in the ordinary course.

(u)           Except as set forth in Schedule 3.16(u), no Group Company is subject to any obligation, whether pursuant to a written agreement or otherwise, to make any improvements to any property not constituting Owned Real Properties, whether the building of access roadways, public plazas or otherwise.

(v)           Except for those contracts or agreements set forth in Schedule 3.16(v) or as contemplated by, or provided in, the Company Leases, Material Contracts, Ground Leases, Governing Documents of the Group Companies or any Employee Agreement, none of the Group Companies is a party to any contract or agreement with any unaffiliated third party that provides for a right of such third party to participate in the profits, sale proceeds or revenues of any Owned Real Property (collectively, the “Participation Agreements”).  Except as provided in Schedule 3.16(v), no Group Company has any obligation to offer the right to participate in the development, ownership or management of any property, shopping center or mall or development or purchase of any property, shopping center or mall to any third party (with the name of the third party with such participation rights, the markets in which such participation rights apply, and the number of participation rights of such party set forth in Schedule 3.16(v).

(w)           LVP OP has good, valid and insurable fee title to the St. Augustine Land, free and clear of any Liens (other than Permitted Liens).  The St. Augustine Land is not subject to any right or option of any other Person to purchase or lease an interest in such property.  No Person other than LVP OP has any right to use, occupy or lease the St. Augustine Land.  There is no pending or, to LVP OP’s knowledge, threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any part of the St. Augustine Land or LVP OP’s use or occupancy thereof or the conduct of its operations thereon, and LVP OP has not received any written notice thereof.  None of LVP OP or, to LVP OP’s knowledge, any other Person is in violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting the St. Augustine Land in any material respect.  To LVP OP’s knowledge, there are no proposed reassessments of the St. Augustine Land by any taxing authority and there are no threatened or pending special assessments or other actions or proceedings that could give rise to a material increase in real property Taxes or assessments against any of the St. Augustine Land.

Section 3.17    No Undisclosed Liabilities

There are no liabilities or obligations of any Group Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities or obligations disclosed or provided for in the Financial Statements; (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the Latest Balance Sheet which are taken into account in connection with the calculation of the Estimated Aggregate Consideration Value and/or the Final Aggregate Consideration Value or incurred as a result of actions taken or not taken or Contracts entered into, in each case, in compliance with Section 6.1(b); (iii) liabilities or obligations set forth in the Company Schedules, including Schedule 3.17; (iv) liabilities incurred by or on behalf of any Group Company in connection with this Agreement or the Contemplated Transactions and (v) liabilities for which any Person, other than the Group Companies, shall have liability following the Closing pursuant to the terms of the Tax Matters Agreements.

Section 3.18    Transactions with Affiliates

Except as set forth on Schedule 3.18 and except for compensation and benefits received in the ordinary course of business as an employee, no director, officer, employee, agent, or Affiliate of any Group Company (including the Contributors, but excluding any other Group Company), and no individual in any such foregoing Person’s immediate family, is a party to or has any interest in: (a) any agreement, arrangement or understanding with any Group Company, (b) any loan, arrangement, understanding or other agreement for or relating to Funded Indebtedness or any other indebtedness or (c) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in the business or operations of any Group Company.

Section 3.19    Insurance

Schedule 3.19 sets forth a true, correct and complete list of the insurance policies (including the type, amount of coverage and premiums and expiration dates of such policies) held by, or for the benefit of, the Group Companies.  Except as set forth on Schedule 3.19, (a) the applicable Group Company has timely paid, or caused to be timely paid, all premiums due under such policies and is not in default with respect to any obligations under such policies in any material respect and (b) since January 1, 2004, no Group Company has received any written notice of cancellation, non-renewal or termination with respect to any such insurance policy.  The Group Companies have not, made any claim against an insurance policy as to which the insurer is denying coverage or defending the claim under a reservation of rights.

Section 3.20    Investment Company Act Status

Each Group Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.21    No Other Representations and Warranties Regarding the Group Companies

Except as and to the extent expressly set forth in this Article 3, the Company makes no representations or warranties, express or implied, with respect to the Group Companies, or any of their businesses, assets or liabilities, to Parent REIT, Parent OP and Parent Sub and hereby disclaim all liability and responsibility for any other representation or warranty made, communicated, or furnished to Parent REIT, Parent OP and Parent Sub.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS AND LVP REIT

Assuming, in each case, the accuracy of the representations and warranties of the Company in Article 3 and the accuracy of the representations and warranties of the Parent Parties in Article 5, each Contributor and, solely with respect to Section 4.3(b), LVP REIT, hereby, severally, and not jointly or jointly and severally, represents and warrants to Parent OP as follows:

Section 4.1       Organization

Such Contributor is duly organized, validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its businesses as presently conducted, except where the failure to be in good standing (or equivalent thereof) or to have such power or authority would not prevent or materially impair or delay the ability of such Contributor to perform its respective obligations hereunder.

Section 4.2       Authority

Such Contributor has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it will be a party and to consummate the Contemplated Transactions.  The execution and delivery of this Agreement and the other Transaction Documents to which it will be a party and the consummation of the Contemplated Transactions by such Contributor have been duly authorized by all necessary action on the part of  such Contributor and no other proceeding (including, without limitation, by its equity holders) on the part of such Contributor is necessary to authorize this Agreement or the other Transaction Documents to which it will be a party or to consummate the Contemplated Transactions.  This Agreement has been, and the other Transaction Documents to which it will be a party will be when executed, duly and validly executed and delivered by such Contributor and constitutes, or will constitute when executed after the date hereof, a valid, legal and binding agreement of such Contributor, enforceable against such Contributor in accordance with its terms, except to the extent that enforceability may be limited (a) by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3       Consents and Approvals; No Violations

(a)           No notice to, filing with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or the other Transaction Documents by such Contributor or the consummation by such Contributor of the Contemplated Transactions.  Neither the execution, delivery and performance of this Agreement or the other Transaction Documents by such Contributor nor the consummation by such Contributor of the Contemplated Transactions will (i) conflict with or result in any breach of any provision of such Contributor’s Governing Documents, (ii) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation of any material agreement to which such Contributor is a party, or (iii) violate any Law or Order applicable to such Contributor, except in the case of clauses (ii) and (iii) above, for violations which would not prevent or materially impair or delay the ability of such Contributor to perform its respective obligations hereunder.

(b)           LVP REIT’s board of directors have approved the entry into this Agreement.  No vote of any holder of any class or series of LVP REIT capital stock is necessary to approve the transactions contemplated hereby.

Section 4.4       Title

Such Contributor has good and valid title to the Contributed Interests set forth opposite such Contributor’s name on Annex A and/or Annex B free and clear of any preemptive rights, restrictions on transfer and Liens, in each case other than Qualified Permitted Liens.  At the Closing, such Contributor will have transferred and conveyed to Parent Sub and/or the Company, as applicable, good and valid title to its Contributed Interests, free and clear of any preemptive rights, restrictions on transfer and Liens, in each case other than Qualified Permitted Liens.

Section 4.5       Accredited Investor

Each Contributor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  Each Contributor is acquiring the Parent OP Common Units and New Company Common Units for investment purposes only and not with a view to, or for, distribution, resale or fractionalization thereof, in whole or in part, in each case under circumstances which would require registration thereof under the Securities Act or any state securities laws.

Section 4.6       Brokers

No broker, finder, financial advisor or investment banker, other than the Persons listed as “Financial Advisor” on Schedule 1.1(C), is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission in connection with the Contemplated Transactions for which any Group Company, Parent REIT, Parent OP or Parent Sub may be responsible based upon arrangements made by such Contributor.

Section 4.7       Acknowledgment

Such Contributor hereby acknowledges and agrees that it has conducted and completed its own investigation, analysis and evaluation of Parent REIT and Parent OP, that it has made all such reviews and inspections of the financial condition, business, results of operations, properties, assets and prospects of Parent REIT and Parent OP, that it has had the opportunity to request information relevant to the foregoing from Parent REIT and Parent OP, and that in making its decision to enter into this Agreement and to consummate the Contemplated Transactions it has relied solely on its own investigation, analysis and evaluation of Parent REIT and Parent OP and is not relying in any way on any representations and warranties, including any implied warranties, made by Parent REIT and Parent OP or on behalf of Parent REIT and Parent OP by any other Person other than the representations and warranties made expressly by Parent REIT and Parent OP in Article 5 of this Agreement.

Section 4.8       No Other Representations and Warranties Regarding the Contributors

Except as and to the extent expressly set forth in this Article 4, the Contributors and LVP REIT make no representations or warranties, express or implied, with respect to the Contributors, LVP REIT, the Contributed Interests, the Group Companies or their respective business, assets or liabilities, to Parent REIT, Parent OP and Parent Sub and hereby disclaim all liability and responsibility for any other representation or warranty made, communicated, or furnished to Parent REIT, Parent OP and Parent Sub.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT REIT, PARENT OP AND PARENT SUB

Assuming, in each case, the accuracy of the representations and warranties of the Company in Article 3 and the accuracy of the representations and warranties of the Contributors and LVP REIT in Article 4, Parent REIT, Parent OP and Parent Sub hereby jointly and severally represent and warrant to the Company and the Contributors as follows:

Section 5.1       Organization

Each of Parent REIT, Parent OP and Parent Sub is duly organized, validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its businesses as presently conducted, except where the failure to be in good standing (or equivalent thereof) or to have such power or authority would not have a Parent Material Adverse Effect.

Section 5.2       Authority

Each of Parent REIT, Parent OP and Parent Sub has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions.  The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Contemplated Transactions have been duly authorized by all necessary action on the part of Parent REIT, Parent OP and Parent Sub and no other proceeding (including, without limitation, by their respective equity holders) on the part of Parent REIT, Parent OP or Parent Sub is necessary to authorize this Agreement or the other Transaction Documents or to consummate the Contemplated Transactions.  No vote of Parent REIT’s equity holders is required to approve this Agreement or for Parent REIT, Parent OP or Parent Sub to consummate the Contemplated Transactions.  This Agreement has been, and the other Transaction Documents will be when executed, duly and validly executed and delivered by each of Parent REIT, Parent OP and Parent Sub and constitutes, or will constitute when executed after the date hereof, a valid, legal and binding agreement of each of Parent REIT, Parent OP and Parent Sub, enforceable against each of Parent REIT, Parent OP and Parent Sub in accordance with its terms, except to the extent that enforceability may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3       Consents and Approvals; No Violations

No notice to, filing with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement and the other Transaction Documents by Parent REIT, Parent OP and Parent Sub or the consummation by Parent REIT, Parent OP and Parent Sub of the Contemplated Transactions.  Neither the execution, delivery and performance of this Agreement or the other Transaction Documents by Parent REIT, Parent OP or Parent Sub nor the consummation by Parent REIT, Parent OP or Parent Sub of the Contemplated Transactions will (a) conflict with or result in any breach of any provision of Parent REIT’s, Parent OP’s or Parent Sub’s Governing Documents, (b) result in a violation or breach of, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation of any material agreement to which Parent REIT, Parent OP or Parent Sub is a party or by which any of them or any of their respective properties or assets may be bound, or (c) violate any Law or Order applicable to Parent REIT, Parent OP or Parent Sub or any of their respective Subsidiaries or any of their respective properties or assets, except in the case of clauses (b) and (c) above, for violations which would not have a Parent Material Adverse Effect.

Section 5.4       Capitalization

(a)           The total number of shares of capital stock which Parent REIT has authority to issue is 850,000,000 shares, consisting of 511,990,000 shares of Common Stock, par value $.0001 per share (“Parent Common Stock”), 10,000 shares of Class B Common Stock, par value $.0001 per share (“Parent Class B Common Stock”), 100,000,000 shares of Preferred Stock, par value $.0001 per share, (“Parent Preferred Stock”), and 237,996,000 of Excess Common Stock, par value $.0001 per share.  As of September 30, 2009, (i) 287,424,297 shares of Parent Common Stock were issued and outstanding, (ii) 8,000 shares of Class B Common Stock were issued and outstanding (iii) 796,948 shares of Parent Preferred Stock were issued and outstanding and (iv) 4,123,116 shares of Parent Common Stock were held in the treasury of the Parent.

(b)           (i)            As of September 30, 2009, the issued and outstanding partnership interests of Parent OP consisted of 57,959,705 limited partnership interests and 283,309,181 general partnership interests, all of which were validly issued and outstanding, and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right or Lien, and any capital contributions required to be made by the holders thereof have been made other than as set forth in the Parent OP Agreement.

(ii)           Each Parent OP Common Unit may be converted into or exchanged for one share of Parent Common Stock or, at Parent REIT’s election, an equivalent amount of cash, in each case as set forth in the Parent OP Agreement.  Parent REIT is the sole general partner of Parent OP.

(iii)           Each Parent OP Common Unit included in the Unit Consideration will have been duly authorized and validly issued, and will be free and clear of any preemptive rights, restrictions on transfer (other than restrictions under applicable federal, state and other securities Laws and the terms of the Parent OP Agreement), or Liens (other than Liens created by the Contributors, the Representative or the Escrow Agent, or pursuant to this Agreement or the Escrow Agreement).

Section 5.5       SEC Documents

(a)           Each Parent SEC Report as of its respective date complied (and, when filed after the date hereof, will comply) in all material respects with the Securities Exchange Act of 1934, as amended, and the Securities Act and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Report.  Except to the extent that information contained in any of the Parent SEC Reports filed and publicly available prior to the date of this Agreement has been revised or superseded by a Parent SEC Report filed or furnished prior to the date hereof, none of the Parent SEC Reports contains (or, when filed after the date hereof, will contain) any untrue statement of a material fact or omits (or, when filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           The financial statements of Parent REIT and Parent OP included in the Parent SEC Reports complied (and, when filed after the date hereof, will comply) in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared (and, when filed after the date hereof, will be prepared) in accordance with GAAP applied on a consistent basis during the periods presented and fairly presented (and, when filed after the date hereof, will fairly present) the financial position of Parent REIT and Parent OP as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited financial statements, to the absence of footnotes and to year-end adjustments which are immaterial in amount).

Section 5.6       Brokers

No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission in connection with the Contemplated Transactions for which any Contributor or any Group Company or any of their respective Affiliates (other than after the Closing, Parent REIT and its Subsidiaries) may be responsible based upon arrangements made by and on behalf of Parent REIT, Parent OP or Parent Sub or any of their respective Affiliates.

Section 5.7       ***15

Section 5.8       Tax Matters

Parent OP qualifies and intends to continue to qualify as a partnership for federal income tax purposes. Parent OP would not be treated as an investment company (within the meaning of Section 351(e) of the Code and the Treasury Regulations Section 1.351-1(c)) if it were incorporated. Parent OP is not a publicly traded partnership, within the meaning of Section 7704(b) of the Code and the Treasury Regulations promulgated thereunder.  Parent REIT has been organized and operated in conformity with the requirements for qualification as a “real estate investment trust,” within the meaning of Section 856 of the Code, for all taxable years since January 1, 1998.

Section 5.9       Certain Activities

(a)           Except as set forth in the Parent SEC Reports filed prior to the date hereof (without giving effect to any amendment to any such Parent SEC Report filed on or after the date hereof and excluding any disclosures that contain general cautionary, predictive or forward-looking statements set forth in any section of a Parent SEC Report entitled “risk factors” or constituting “forward-looking statements” or any other sections of such filings), since September 30, 2009, there have not been any events, developments or occurrences (nor have any facts become known) that, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect.

(b)           Parent Sub was organized solely for the purpose of entering into this Agreement and consummating the Contemplated Transactions and has not engaged in any activities or business, and has incurred no liabilities or obligations whatsoever, in each case, other than those incident to its organization and the execution of this Agreement and the consummation of the Contemplated Transactions.

Section 5.10     New Company

(a)           New Company is duly organized, validly existing and in good standing (or the equivalent thereof) under the laws of its jurisdiction of organization.  New Company was organized solely for the purpose of consummating the Contemplated Transactions and has not engaged in any activities or business, and has incurred no liabilities or obligations and owns no assets whatsoever, in each case, other than those incident to its organization and the consummation of the Contemplated Transactions.

(b)           Parent REIT has provided to the Representative complete and accurate copies of the Governing Documents of New Company.

15 Certain portions have been omitted in connection with an application for confidential treatment therefor.

(c)           Except for the New Company Common Units to be issued in exchange for the Contributions, there are (x) no equity securities of New Company, (y) no securities of New Company convertible into or exchangeable for equity securities of New Company, and (z) no agreements, arrangements, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which New Company is a party or by which it is bound in any case obligating New Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of New Company, or obligating New Company to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement.

(d)           Upon issuance, each New Company Common Unit may be converted into or exchanged for one Parent OP Common Unit, which Parent OP Common Unit shall then be immediately converted into an amount of cash determined in accordance with the Parent OP Agreement, at Parent OP’s election, or one share of Parent Common Stock, in each case as set forth in the New Company Agreement and the Parent OP Agreement.  New Company Manager is a wholly owned subsidiary of Parent OP and the manager of New Company.

(e)           Each New Company Common Unit to be issued in accordance with the terms of this Agreement and the New Company Agreement will have been duly authorized and validly issued, and will be free and clear of any preemptive rights, restrictions on transfer (other than restrictions under applicable federal, state and other securities Laws and the New Company Agreement), and Liens (other than Liens created by the Contributors, the Representative or the Escrow Agent, or pursuant to this Agreement or the Escrow Agreement).

Section 5.11    Acknowledgement

Each of Parent REIT, Parent OP and Parent Sub hereby acknowledges and agrees that it has conducted and completed its own investigation, analysis and evaluation of the Group Companies and the Contributed Interests, that it has made all such reviews and inspections of the financial condition, business, results of operations, properties, assets and prospects of the Group Companies as it has deemed necessary or appropriate, that it has had the opportunity to request all information it has deemed relevant to the foregoing from the Company, the Contributors and LVP REIT and has received responses it deems adequate and sufficient to all such requests for information, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on its own investigation, analysis and evaluation of the Group Companies and the Contributed Interests and is not relying in any way on any representations and warranties, including any implied warranties, made by or on behalf the Company or the Contributors other than the representations and warranties made expressly by the Company in Article 3 and the representations and warranties made expressly by the Contributors and LVP REIT in Article 4.  In connection with the due diligence investigation of the Group Companies and the Contributed Interests by Parent REIT, Parent OP and Parent Sub and their respective Affiliates and representatives, Parent REIT, Parent OP and Parent Sub and their respective Affiliates and representatives have received and may continue to receive after the date hereof from the Company and its Affiliates (including the Contributors and LVP REIT) and representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information and non-binding term sheets and letters of intent, regarding the Group Companies and their businesses and operations and the Contributed Interests.  Parent REIT, Parent OP and Parent Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans and non-binding term sheets and letters of intent, and that Parent REIT, Parent OP and Parent Sub will have no claims against any of the Group Companies, or any of their respective Affiliates and representatives, or any other Person, including the Contributors and LVP REIT, with respect thereto.  Accordingly, Parent REIT, Parent OP and Parent Sub hereby acknowledge and agree that, none of the Group Companies, nor any of their respective Affiliates (including the Contributors and LVP REIT) and representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements, business plans or, except as expressly provided in this Agreement, non-binding term sheets and letters of intent.

Section 5.12    No Other Representations and Warranties Regarding Parent REIT, Parent OP and Parent Sub

Except as and to the extent set forth in this Article 5, Parent REIT, Parent OP and Parent Sub make no representations or warranties with respect to Parent REIT, Parent OP and Parent Sub to the Company or the Contributors and hereby disclaim all liability and responsibility for any other representation or warranty made, communicated, or furnished to the Company or the Contributors.

ARTICLE 6
COVENANTS

Section 6.1       Conduct of Business of the Group Companies

(a)           Except as contemplated by this Agreement or set forth on Schedule 6.1, from and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and shall cause each other Group Company (whether or not a Subsidiary thereof) to, except as consented to in writing by Parent REIT or Parent OP in their sole discretion, conduct its business in the ordinary and regular course in substantially the same manner heretofore conducted (including any conduct that is reasonably related, complementary or incidental thereto).

(b)           Without limiting the generality of the foregoing, except as contemplated by this Agreement or set forth on Schedule 6.1, from the date hereof through the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause each other Group Company to not, except as consented to in writing by Parent REIT or Parent OP in their sole discretion:

(i)           except to the extent required to comply with its obligations under this Agreement or the other Transaction Documents or with applicable Law, amend or otherwise change any of its Governing Documents;

(ii)          issue, deliver, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber or sell, or authorize the issuance, delivery, pledge, disposition, grant, transfer, lease, license, guarantee, encumbrance or sale of, any equity interests or any options, warrants, or other rights of any kind to acquire equity interests, in such Person;

(iii)        declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their outstanding equity interests, except for any dividend or distribution by a wholly-owned Subsidiary of such Group Company to such Group Company or another wholly-owned Subsidiary thereof;

(iv)        reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any equity interests in such Person;

(v)         amend any term of any outstanding equity security or equity interest;

(vi)        make any expenditures, including capital expenditures, other than, with respect to type, amount and timing, as set forth in the Budget;

(vii)        (A) incur or assume any Funded Indebtedness, issue any debt securities or otherwise incur or guarantee any indebtedness for borrowed money, in each case other than (1) in a manner consistent in all material respects with the Budget and (2) which may be prepaid without any fee, penalty or breakage fee at any time or (B) enter into any capitalized lease obligation or Off Balance Sheet Arrangement;

(viii)      guarantee any indebtedness, debt securities or other obligations of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(ix)         acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or agreement for the acquisition of (A) any real property involving nonrefundable deposits or (B) any business or other Person (other than a wholly-owned Group Company);

(x)          create any new subsidiary or enter into any joint venture or partnership or other similar agreement or arrangement;

(xi)         (A) merge, consolidate or enter into any other business combination transaction with any Person, (B) acquire (by merger, consolidation or acquisition of equity interests or assets, or any other business combination) any corporation, partnership or other entity (or division thereof), or (C) purchase any equity interest in or all or substantially all of the assets of, any Person or any division or business thereof, or any individual item of property;

(xii)        make any loans, advances or capital contributions to, or investments in, any Person (other than a Group Company), in each case in an amount in excess of $100,000 individually or $500,000 in the aggregate;

(xiii)       sell, lease, mortgage, agree to subject to Lien, transfer, or otherwise dispose of, to any Person (other than a Group Company) any Owned Real Property or Leased Real Property (whether by merger, consolidation or otherwise), in each case other than pursuant to entry into space leases of any Owned Real Property in the ordinary course of business consistent with past practice and in accordance with the Leasing Plan;

(xiv)      (A) cancel, terminate, or amend any Material Contract or (B) enter into any agreement that would constitute a Material Contract if entered into prior to the date hereof (it being understood that the Company shall not be deemed to have breached this clause (xiv) if a Group Company enters into a Material Contract in connection with taking an action permitted or required under any other provision of this Agreement);

(xv)       (A) increase the salary, monetary compensation, incentive compensation or benefits payable or to become payable to any Employees, (B) grant any retention, severance or termination pay to any Employees (except pursuant to the terms in effect on the date of this Agreement of existing agreements, plans or policies), (C) enter into any new Employment Agreements, or (D) establish, adopt, enter into, terminate, amend or take any action to accelerate rights under any Employee Benefits Plan, except in each case to the extent required by applicable Laws or pursuant to a binding written agreement in effect on the date hereof with respect to an Employee Benefit Plan which is listed on Schedule 3.10(a);

(xvi)       hire any new employee other than to hire a replacement for an employee who has left, promote any employee to be an officer or member of senior management or engage any consultant or independent contractor for a period exceeding thirty (30) days;

(xvii)      adopt or enter into any collective bargaining agreement or other labor union contract applicable to Employees;

(xviii)    discuss the transactions set forth in this Agreement with any employee representative body without consulting with the Parent REIT prior to any such discussion;

(xix)       make any change in accounting methods, principles or practices, except to the extent required by GAAP or applicable Law;

(xx)        settle or compromise any claim, litigation or other legal proceeding, other than (A) in connection with this Agreement or the Contemplated Transactions, (B) those wholly-covered by insurance or (C) in the ordinary course of business consistent with past practice in an amount not involving more than $25,000 individually or $150,000 in the aggregate;

(xxi)       commence any litigation or any administrative proceeding against any Person, other than in connection with this Agreement or the Contemplated Transactions or actions brought in the ordinary course of business;

(xxii)      permit any insurance policy naming any Group Company as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent OP unless such Group Company shall have obtained, prior to or simultaneous with such cancellation or termination, an insurance policy with substantially similar terms and conditions to the canceled or terminated policy;

(xxiii)     initiate or consent to any zoning reclassification of any the Owned Real Properties or Leased Real Properties or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any Owned Real Properties or material Leased Real Properties except to the extent any of the foregoing would not materially adversely affect the value of the affected Owned Real Properties or Leased Real Properties;

(xxiv)     make or agree to make any new capital expenditures or development or construction expenditures in excess of the amounts reflected in the Budget;

(xxv)      enter into, amend, or supplement any Tax Protection Agreement or take any action that would, or would reasonably be expected to, violate any Tax Protection Agreement or otherwise give rise to any material liability of the Company or any Group Company with respect thereto;

(xxvi)     take any of the actions set forth on Schedule 6.1(b)(xxvi); or

(xxvii)    agree in writing or otherwise commit to take any of the foregoing actions.

Notwithstanding the foregoing, the parties acknowledge and agree that any action expressly permitted by any subsection of Section 6.1(b) shall be deemed permitted by each subsection of Section 6.1(b).

(c)           Nothing contained in this Agreement shall give Parent REIT, Parent OP and Parent Sub directly or indirectly, rights to control or direct any Group Companies operations prior to the Closing.  Prior to the Closing, each Group Company shall, consistent with the terms and conditions of this Agreement, exercise complete control and supervision over the operations of such Group Company.

(d)           Notwithstanding anything in this Section 6.1 to the contrary, Parent REIT and Parent OP shall not unreasonably withhold, condition or delay providing consent for any action intended to prevent, or any payment intended to remedy, (i) a breach, default or event of default under any loan agreement or similar document by any Group Company (other than in connection with obtaining the Required Consents and the matters disclosed on Annex E and Schedule 8.1(b), which shall be addressed in the manner set forth on Annex E and Schedule 8.1(b)), (ii) a breach, default or event of default under any other Contract, (iii) a violation of Law or (iv) a violation or loss of a Company Permit.  The consent of Parent REIT or Parent OP shall not be required for the Group Companies to make any emergency repairs; provided, that the Company shall notify Parent REIT or Parent OP with respect to any such emergency repairs as promptly as practicable following the taking of such action.

(e)           The Company shall cooperate and consult with Parent OP and Parent REIT in connection with any action in lieu of condemnation described on Schedule 3.16(b).  Without limiting the foregoing, before taking any such action in lieu of condemnation, the Company will provide Parent OP and Parent REIT with advance notice at least three (3) Business Days prior to taking any such action in lieu of condemnation and provide Parent OP and Parent REIT with the opportunity to participate in any such action.

Section 6.2       Pre-Closing Tax Matters

During the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement in accordance with its terms, except as consented to in writing by Parent REIT or Parent OP (which consent shall not be unreasonably withheld, delayed or conditioned):

(a)           The Company shall, and shall cause each other Group Company to, prepare and timely file all material Tax Returns required to be filed by them on or before the Closing Date (“Post-Signing Returns”) in a manner consistent with past practice except as otherwise required by applicable Laws;

(b)           The Company shall, and shall cause each other Group Company to, fully and timely pay (or cause to be paid) all material Taxes due and payable by the Company or another Group Company, as applicable, in respect of such Post-Signing Returns that are so filed;

(c)           The Company shall furnish all material Post-Signing Returns (with respect to any Group Company) to Parent REIT at least twenty (20) days before the due date for such Tax Returns, and Parent REIT shall have the opportunity to discuss such Tax Returns with the Company prior to the filing of such Tax Returns; provided however, that this provision is not designed to imply that Parent REIT has an approval right over the filing of such Tax Returns.

(d)           Each party shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Transaction Taxes that become payable in connection with the Contemplated Transactions, and shall cooperate in attempting to minimize the amount of such Transaction Taxes;

(e)           The Company shall not, and shall cause each other Group Company not to, make, change or rescind any material Tax election or change a material method of Tax accounting unless in each case such action is required by Law; if any action is required by Law, the applicable Group Company shall promptly notify Parent REIT;

(f)           The Company shall not, and shall cause each other Group Company not to, amend any material Tax Return, or settle or compromise any material federal, state, local or foreign income Tax liability, audit, claim or assessment, or enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund unless either (i) such action is not material and would not affect the Taxes of the applicable Group Company in a post-Closing period or (ii) such action is required by law; solely in the case of clause (ii), the applicable Group Company will promptly notify Parent REIT;

(g)           The Company shall, and shall cause each other Group Company to, promptly notify Parent REIT of any suit, claim, action, investigation, proceeding or audit brought against or with respect to the Company in respect of any Tax; and

(h)           No Group Company shall enter into, amend or modify any Tax Protection Agreement, or take any action that would, or could reasonably be expected to, violate any Tax Protection Agreement or otherwise give rise to any liability of the Company or any Subsidiary with respect thereto.

Section 6.3       Access to Information

From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, upon reasonable notice, and subject to restrictions contained in any confidentiality agreements to which the Group Companies are subject, the Company shall, and shall cause the Group Companies to, provide to Parent REIT, Parent OP and Parent Sub and their authorized representatives, during normal business hours reasonable access to all books and records (including computer files, retrieval programs and similar documentation, which, for the avoidance of any doubt, includes all Tax Returns, Tax work papers, and other information used to prepare Tax Returns), properties and offices, and authorized representatives of the Group Companies (including accountants, financial advisors and attorneys) in a manner so as to not materially interfere with the normal business operations thereof and shall furnish or cause to be furnished to Parent REIT, Parent OP and Parent Sub or their authorized representatives such additional information concerning the Group Companies as shall be reasonably requested.  The Company shall provide Parent REIT, Parent OP and Parent Sub and their authorized representatives with appropriate office and conference room space as may be requested by Parent REIT, Parent OP and Parent Sub and their authorized representatives in connection with such access.  All of such information shall be treated as confidential information pursuant to the terms of the Confidentiality Agreement, the provisions of which shall survive the execution of this Agreement and are by this reference hereby incorporated herein.  Without limiting the foregoing, Parent REIT, Parent OP and Parent Sub and their authorized representatives shall have the right to conduct appraisal and environmental and engineering inspections of each of the Owned Real Properties and Leased Real Properties; provided, however, that none of Parent REIT, Parent OP and Parent Sub or their authorized representatives shall have the right to take and/or analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any building or real property unless such invasive testing procedure is (a) required, or would be required after the Closing, by applicable Law or pursuant to the terms of, or to prevent any default under, any Contract to which any Group Company is a party or (b) based on the findings of any inspections or assessments conducted pursuant to this Section 6.3, the performance of such invasive testing is reasonably required as a result of such investigations or assessments revealing a material issue and in either case subject to the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).  The Company shall instruct the employees, counsel, accountants and other representatives of the Group Companies to cooperate with Parent REIT’s investigations of the Group Companies.

Section 6.4       Efforts to Consummate

(a)           Subject to the terms and conditions herein provided, each of Parent REIT, Parent OP, Parent Sub, the Company and the Contributors shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective as promptly as practicable the Contemplated Transactions (including, without limitation, the satisfaction, but not waiver, of the closing conditions set forth in Article 8 and the entry into the Tax Matters Agreements, together with the Member Guarantees and Capital Contribution Agreements that are exhibits thereto, and the New Company Agreement).  Notwithstanding the foregoing or anything in this Agreement to the contrary (including the preceding sentence of this Section 6.4(a) and Section 9.1(f)), in exercising such reasonable efforts to obtain any consent, waiver or other accommodation (including the Required Consents) from any Person that is not a Governmental Entity, none of the Group Companies, the Contributors, Parent REIT, Parent OP, Parent Sub, or any of their respective Affiliates, shall be obligated, except as otherwise provided in Annex E or Section 6.4(c) or Section 6.5, to incur any liability, commence or threaten to commence any litigation, agree to any amendment to this Agreement or any other Transaction Document, make any payment (other than to attorneys, accountants and other advisors), offer or grant any accommodation (financial or otherwise) or agree or commit to any of the foregoing.

(b)           Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all material respects with each other in connection with obtaining any consent, waiver or other accommodation (including the Required Consents) from any Person as may be necessary or desirable to obtain any consent, waivers or approvals required to consummate the Contemplated Transactions and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party or any of its Affiliates from, or given by such party or any of its Affiliates to, any lender, servicer or agent in connection with obtaining the Required Consents.  Without limiting the foregoing, (A) Parent OP and Parent REIT shall be given no less than three (3) Business Days to review and comment on all materials or documents relating to this Transaction or any of the parties hereto that is to be provided to any lender, servicer or agent in connection with obtaining a Required Consent and any such materials shall be revised to reflect any reasonable comments of Parent REIT and Parent OP with respect thereto and (B) the Group Companies and their representatives shall not engage or participate in any meeting or discussion or proposed discussion with any lender, servicer or agent for the purpose of discussing the Contemplated Transactions or the Required Consents without the participation of Parent REIT or Parent OP and their advisors and representatives and all such meetings and discussions will be scheduled to take place at times and locations that are reasonably convenient for Parent REIT and Parent OP.

(c)           Subject to the terms and conditions herein provided, in the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the Contemplated Transactions or seeks damages in connection therewith, each of the parties hereto agrees to cooperate and use reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Contemplated Transactions.

(d)           Parent REIT, Parent OP and Parent Sub shall not, and shall not permit any of their respective controlled Affiliates to, without the prior written consent of the Representative, enter into any merger, acquisition, joint venture or debt or equity financing, that would reasonably be expected to materially impair, delay or prevent consummation of the Financing or the Contemplated Transactions.

Section 6.5       ***16

Section 6.6       Public Announcements

Parent REIT, Parent OP and Parent Sub, on the one hand, and the Company and the Contributors, on the other hand, have agreed upon the form and substance of the press releases to be issued to announce the execution of this Agreement, which shall be issued promptly following the execution and delivery hereof.  Thereafter, Parent REIT, Parent OP and Parent Sub, on the one hand, and the Company and the Contributors, on the other hand shall not issue any other press release or make any other public announcement with respect to this Agreement or the Contemplated Transactions without the prior consent of the other parties (which consent shall not be unreasonably withheld, delayed or conditioned), except as may be required by Law or by any listing agreement with a national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its commercially reasonable efforts to consult in good faith with the other parties before making any such public announcements by providing the other parties with a copy of the proposed press release or public announcement reasonably in advance of such release or announcement.

Section 6.7       Indemnification

(a)           Parent REIT, Parent OP and Parent Sub agree that all rights to indemnification or exculpation now existing in favor of any directors and officers of any Group Company (collectively, the “Exculpated Parties”), as provided in such Group Company’s Governing Documents and indemnification or similar agreement disclosed in the Company Schedules with respect to any matters occurring prior to the Closing, shall survive the Closing and shall continue in full force and effect for a period of six (6) years from and after the Closing.

(b)           Without limiting the generality of the foregoing, Parent OP agrees that the indemnification and liability limitation or exculpation provisions of the Governing Documents of the Group Companies shall not be amended, repealed or otherwise modified at or after the Closing in any manner that would adversely affect the rights thereunder of any Exculpated Party, except to the extent such modification is required by applicable Law.  In the event that any Group Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent OP shall cause proper provision to be made so that the successors or assigns of such Group Company shall succeed to the obligations set forth in this Section 6.7.

(c)           The directors and officers of each Group Company entitled to the indemnification, liability limitation and exculpation set forth in this Section 6.7 are intended to be third party beneficiaries of this Section 6.7.  This Section 6.7 shall survive the Closing and shall be binding on all successors and assigns of Parent REIT, Parent OP and Parent Sub.

16 Certain portions have been omitted in connection with an application for confidential treatment therefor.

Section 6.8       Documents and Information

(a)           If, after the Closing, a Contributor shall determine that it, or one of its Affiliates, has an original or a copy of the books, records (whether in paper or electronic form) of the Group Companies, such Contributor shall promptly deliver such original or copy of the books and records, and will not retain any copies thereof except to the extent required by applicable Law.

(b)           After the Closing, Parent OP and Parent Sub shall, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Group Companies in existence on the Closing Date and to make the same available for inspection and copying by the Representative during normal business hours upon reasonable request and upon reasonable notice and at the Representative’s expense, subject to entry into a customary confidentiality agreement.  No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by Parent REIT, Parent OP, Parent Sub or any of their respective Subsidiaries, without first advising the Representative in writing and giving the Representative a reasonable opportunity to obtain possession thereof at Representative’s expense, subject to entry into a customary confidentiality agreement.  Without limiting the foregoing, Parent REIT, Parent OP and Parent Sub shall (and shall cause their Subsidiaries to) retain all Tax Returns, schedules and work papers, records and other documents in its possession (or in the possession of their Affiliates) relating to Tax matters relevant to the business of the Group Companies for each taxable period first ending after the Closing and for all prior taxable periods until the later of:  (a) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate; and (b) six (6) years following the due date (with extension) for such Tax Returns.

(c)           Within five (5) days after the end of each calendar month prior to the Closing, the Company will provide Parent OP with an updated true, correct and complete set of tenant arrearage schedules for the Group Companies.

Section 6.9       ***17

Section 6.10    Employee Benefit Matters

(a)           For one year after the Closing Date, Parent REIT and Parent OP shall, or shall cause their Subsidiaries to, provide each Retained Property Employee and Retained Management Employee with a base salary or base wages and pension and health benefits (other than retention, sale, stay, special bonuses or other change of control payments or awards) that are, in the aggregate, either, at the option of Parent REIT and Parent OP, (A) no less favorable to each Retained Property Employee and Retained Management Employee than the base salary or base wages and pension and health benefits provided to similarly situated employees of Parent REIT and Parent OP, or (B) in the aggregate no less favorable to each Retained Property Employee and Retained Management Employee than the base salary or base wages and pension and health benefits provided to such Retained Property Employees and Retained Management Employees immediately prior to the Closing, in either case to be determined for each Retained Property Employee and Retained Management Employee in the sole discretion of Parent REIT and Parent OP.

17 Certain portions have been omitted in connection with an application for confidential treatment therefor.

(b)           For all purposes under the employee benefit plans of Parent REIT and Parent OP and their Subsidiaries after the Closing Date, Parent REIT and Parent OP shall, and shall cause their Subsidiaries to, credit service for eligibility and vesting (but not benefit accrual) rendered by Retained Property Employees and Retained Management Employees prior to the Closing Date for purposes of pension and health benefits under employee benefit plans, programs, policies and arrangements of Parent REIT and Parent OP and their Subsidiaries from and after the Closing Date, to the same extent as such service was taken into account under the corresponding plans of the Group Companies for such purposes (except to the extent such credit would result in a duplication of accrual of benefits).  Without limiting the foregoing, Parent OP shall use its reasonable efforts to cause Retained Property Employees and Retained Management Employees to be immediately eligible to participate, without waiting time and to waive any pre-existing condition limitations otherwise applicable to Retained Property Employees and Retained Management Employees and their eligible dependents under any health or welfare plan of Parent REIT, Parent OP or their Subsidiaries for any condition for which such Retained Property Employee and Retained Management Employee would have been entitled to coverage under the corresponding plans of the Group Companies in which such Retained Property Employees and Retained Management Employees participated immediately prior to the Closing.  Parent REIT and Parent OP shall, and shall use reasonable efforts to cause, such current Retained Property Employees and Retained Management Employees to be given credit under such plans for co-payments made, and deductibles satisfied, prior to the Closing Date.

(c)           Prior to Closing, the Company shall, and shall cause each Group Company, to take such actions as are necessary to ensure that no Group Company shall be the administrator of the Lightstone Group, LLC 401(k) Plan or the sponsor of, or participating employer in, any Employee Benefit Plan (including such plans listed on Schedule 3.10(a)) from and after Closing.

(d)           No provision of this Section 6.10 shall create any third party beneficiary or other rights in any Employee (including any dependent or beneficiary thereof).  Parent REIT and Parent OP and their Subsidiaries, as applicable, shall have the right in their sole discretion to amend, modify, terminate or adjust benefit levels under any and all employee benefit plans and arrangements covering the Employees after the Closing Date, subject to this Section 6.10.  No provision of this Section 6.10, or any other provision of this Agreement, is intended to modify, amend or create any employee benefit plan or arrangement of Parent REIT, Parent OP or any of the Group Companies for purposes of ERISA or otherwise.

(e)           (i) Within thirty (30) days of the date hereof (or within forty five (45) days of the date hereof with respect to 2009 compensation), the Group Companies shall provide to Parent REIT and Parent OP a true and correct list of the following information with respect to each Employee: their title and respective salaries, wages, bonuses (and other material compensation and benefits to the extent not otherwise made available to substantially all Employees) paid or payable during 2008 and 2009, date of hire, the date and amount of the last salary increase and whether any such Employee is on short-term disability, long-term disability, leave of absence or layoff. (ii) Within the later of five (5) days after delivery of the information described in Section 6.10(e)(i) and January 31, 2010, Parent REIT and Parent OP may, if practicable, provide the Company with a list of positions of Property Employees at each property and Management Employees it desires to retain and the number of persons required for each position.  As soon as possible following delivery of the information described in Section 6.10(e)(i), but in no event later than five (5) Business Days thereafter, the Company will permit persons designated by Parent REIT and Parent OP to interview any and all (x) Management Employees so that Parent REIT and Parent OP can determine those Management Employees to be hired by and transferred to the Group Companies (or retained by Prime Manager if Prime Manager is a Group Company) at the Closing (the “Retained Management Employees”), and (y) Property Employees so that Parent REIT and Parent OP can determine those Property Employees to be retained (the “Retained Property Employees”); provided, that such interview process shall be effected with the least amount of interference with the operation of the business of the Group Companies and Prime Manager as practicable, as reasonably determined by the parties acting in good faith.  Parent REIT and Parent OP shall provide the Company with a list of any designed Retained Management Employees (to whom offers of employment will be made effective at the Closing if Prime Manager is not a Group Company) and Retained Property Employees as soon as practicable but no later than 75 days following the date hereof.  The Company shall, and shall cause each Group Company (including Prime Manager if it is a Group Company), to terminate the employment of all Employees other than the Retained Management Employees and the Retained Property Employees prior to the Closing.  With respect to each Employee terminated prior to the Closing, the Company shall, and shall cause each Group Company, to use commercially reasonable efforts to obtain releases from each terminated Employee, in a form approved by Parent REIT and Parent OP, in which each Employee releases all claims against the Company and the Group Companies with respect to such termination; provided that none of the Group Companies or their Affiliates shall be required to incur any liability, commence or threaten to commence any litigation, offer any cash or other pecuniary consideration or grant any accommodation (financial or otherwise) to any such Employee to secure such release other than as is required pursuant to any Employee Agreement or Employee Benefit Plan.

(f)           With respect to all Employees of the Group Companies or Prime Manager other than Retained Management Employees and Retained Property Employees, Parent REIT and Parent OP shall not be responsible for any notices required to be given or otherwise to comply with WARN with respect to any plant closing or mass layoff (or similar triggering event) caused by the Group Companies or Prime Manager prior to the Closing, and Parent REIT and Parent OP shall have no responsibility or liability under WARN with respect to such Employees except to the extent that any notice requirement or other liabilities under WARN are triggered in respect of such Employees as a result of the termination of employment following the Closing of one or more Retained Management Employees or Retained Property Employees.

Section 6.11   Notification

The Company shall give notice to Parent REIT if, to the Company’s knowledge, any of the Company’s representations, warranties or covenants herein are breached in a manner that would give rise to a claim by the Parent Indemnitees pursuant to Article 10 (subject to Section 10.4(b) and Section 12.15); provided, however, that, except as otherwise provided herein, the delivery of any notice pursuant to this Section 6.11 shall not limit or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 6.12    Transactions in Parent Common Stock

From the date hereof until the earlier of termination of this Agreement in accordance with its terms and the Closing, no Contributor shall knowingly, directly or indirectly, (i) purchase or sell any shares of Parent Common Stock, (ii) engage in any hedging, short-sale, derivative or other transaction based upon the value, or intended to hedge the risk of ownership, of shares of Parent Common Stock, provided that this clause (ii) shall not apply until ten (10) days prior to the period of time for the determination of the Parent Closing Price has begun, or (iii) enter into any transaction with the intent to cause, or which would otherwise reasonably be expected to result in, a decline in the trading price of the Parent Common Stock.

Section 6.13    Exclusivity

(a)           During the period commencing on the date hereof through the earlier to occur of the Closing and the termination of this Agreement in accordance with its terms, the Contributors and LVP REIT shall not, and shall cause the Group Companies and each of their respective directors, officers and representatives not to, directly or indirectly, (x) knowingly initiate, solicit, discuss, negotiate, provide non-public information with respect to, or respond affirmatively to any inquiries, proposals or offers (whether initiated by them or otherwise), from any Person other than the Parent Parties and their Affiliates and representatives (a “Third Party Bidder”), with respect to any transaction, however structured, resulting in or relating to the acquisition by such Third Party Bidder of all or substantially all of the equity interests or assets of the Group Companies or any individual mall or development project (a “Potential Transaction”) or (y) enter into any contract, agreement or arrangement with any Third Party Bidder to consummate a Potential Transaction; provided, that “Potential Transaction” shall not include, and this Section 6.13(a) shall not apply to, any inquiry, proposal or offer to acquire, whether by merger, purchase of assets, equity interests or other securities, tender offer or otherwise, all or substantially all of the capital stock or consolidated assets of LVP REIT (a “Permitted Transaction”), but LVP REIT may only enter into an agreement with respect thereto to the extent that the entry into any such transaction would not require or otherwise provide for the sale of the Company Interests owned by the Contributors other than the LVP Parties or prevent or materially impair the ability of the Contributors, the Company and the Group Companies to complete the Contemplated Transactions.  The Contributors shall, and shall cause the Group Companies to, immediately terminate any existing discussions with respect to any Potential Transaction and request that all confidential information relating to any of the Group Companies provided to any Third Party Bidder in connection with a Potential Transaction be promptly returned or destroyed.

(b)           LVP REIT shall not provide any non-public information with respect to the Group Companies (the “Group Company Information”) to any Third Party Bidder in connection with the pursuit of a Permitted Transaction before March 1, 2010.  On or after March 1, 2010, LVP REIT may provide Group Company Information in connection with the pursuit of a Permitted Transaction to a Person that executes a confidentiality agreement with terms that are in the aggregate no less favorable to LVP REIT (other than with respect to any standstill and non-solicitation provisions) than those contained in the Confidentiality Agreement; provided that all such Group Company Information (to the extent that such information has not been previously provided or made available to Parent REIT) is concurrently made available to Parent REIT.  LVP REIT shall not waive any of its rights under any such confidentiality agreement with respect to Group Company Information and shall take all reasonable steps to enforce all of its rights with respect to Group Company Information under any such confidentiality agreement to the extent it becomes aware of any breach thereof in respect of Group Company Information.

(c)           Notwithstanding the foregoing, nothing in this Section 6.13 shall prohibit the Contributors, LVP REIT or the Group Companies, or any of their respective directors, officers and representatives, from (i) discussing the Contemplated Transactions with any equity holders of the Group Companies, the Contributors, LVP REIT or any of their respective subsidiaries, or with any lender (subject to Section 6.4(a)), servicer (subjection to Section 6.4(a)), landlord, employee, tenant or prospective tenant of the Group Companies, the Contributors, LVP REIT or any of their respective subsidiaries, (ii) providing non-public information to its tenants and others with whom the Group Companies do business in the ordinary course of business, (iii) making any communications designed to inform a Third Party Bidder that such Person is not permitted to engage in any discussions regarding a Potential Transaction or (iv) taking any other action to the extent expressly permitted by this Agreement.

Section 6.14    Use of Prime Retail Mark

From and after the Closing Date, except as set forth on Schedule 6.14, the Contributors shall not, and shall cause their Affiliates not to: (a) establish or create any corporation, partnership, joint venture or other business entity or enterprise that uses as, or incorporates as part of, its legal or trade name any Prime Retail Mark or (b) seek any registration of any trademark, copyright, domain name or analogous right, that incorporates, or is identical or confusingly similar to, any Prime Retail Mark or (c) use any Prime Retail Mark in connection with the operation of any outlets or shopping malls.  Nothing in this Agreement shall be construed as granting to any party any license to the Prime Retail Marks.

Section 6.15    Parent OP Agreement

From and after the date hereof, neither Parent REIT nor Parent OP shall amend the Parent OP Agreement in a manner that would adversely and disproportionately affect the rights of the Contributors with respect to the Parent OP Common Units to be issued to the Contributors hereunder (assuming for this purpose that such Parent OP Common Units have been issued to the Contributors as of the date hereof), whether held by the New Company or received upon conversion or exchange of New Company Common Units.

Section 6.16    ***18

ARTICLE 7
CERTAIN AFFILIATE MATTERS

Section 7.1       Termination of Agreements; Resignations of Affiliates

(a)           At the Closing, and without any further action on the part of any party hereto and without payment of any additional consideration, all rights and obligations of any Group Company arising under or in connection with the agreements set forth on Schedule 7.1 (the “Terminated Agreements”) shall be terminated in full and without any further liability of any Person thereunder at or after the Closing.  Prior to the Closing, the Company shall, and shall cause each Group Company to, take all action required to effect the foregoing in a manner reasonably satisfactory to Parent REIT and Parent OP and shall deliver evidence of the termination of the Terminated Agreements effective on the Closing Date as of no later than the third (3) Business Day prior to the Closing in accordance with the preceding sentence.

(b)           Prior to Closing, the Parent Parties and the Company shall cooperate in good faith to evaluate the ability of Prime Manager to transfer, without payment of any additional consideration, all of the assets (other than Contracts to manage properties owned by Persons other than the Group Companies), including all of the books and records (including computer files, retrieval programs and similar documentation), relating to any of the Group Companies, or their properties, of Prime Manager to the Company and the ability of the Company to transfer Prime Manager to an entity that is not a Group Company. If the parties hereto mutually agree in good faith to such reorganization without payment of any additional consideration, the parties shall enter into an amendment to this Agreement to reflect such mutually-agreed restructuring, including by revising Schedule 7.1.

(c)           At the Closing, and without any further action on the part of any party hereto and without payment of any additional consideration, Lightstone Prime shall resign, effective as of no later than immediately prior to the Closing, as the general manager of the Company and as the general manager or general partner of any other Group Company for which it acts as managing member.

(d)           At the Closing, each of the Company, Mill Run, Ewell and Barceloneta shall, if requested by Parent REIT, amend its Governing Documents in a manner reasonably satisfactory to Parent REIT in order to (i) enable the acquirers of the Contributed Interests pursuant to this Agreement and the LP Purchase Agreement to automatically become substitute members or substitute limited partners, as applicable, and (ii) replace the manager, managing member or general partner of each Group Company with a Person designated by Parent REIT, in each case immediately upon consummation of the Contemplated Transactions and without the application of any waiting period.

18 Certain portions have been omitted in connection with an application for confidential treatment therefor.

Section 7.2       Release

(a)           Effective at and after the Closing, the Parent Parties agree that each Group Company, on behalf of itself and its successors and assigns (the “Company Releasing Parties”), releases, acquits and forever discharges each of the Contributors, LVP REIT, each of their respective Affiliates which are not Group Companies, each of their respective shareholders, members, partners, managers, directors, officers and employees, in their capacities as such, each of the Persons set forth on Schedule 7.2, and each of their respective successors and assigns (collectively, the “Company Released Parties”) from any and all claims, demands, damages, actions, causes of action, rights, costs, losses, expenses, compensation or suits in equity, of whatsoever kind or nature, in contract or in tort, that such Company Releasing Party might have (i) because of anything done, omitted, suffered or allowed to be done by such Company Released Parties prior to or at the Closing, or (ii) in connection with or by reason of the Governing Documents of such Group Companies, in each case whether heretofore or hereafter accruing, whether foreseen or unforeseen or whether known or unknown to the parties, including without limitation, any claim for indemnification, contribution or other relief (“Company Released Matters”).  Notwithstanding the foregoing, the following shall not constitute Company Released Matters: (A) in the case of any Company Released Party that is a party to any Tax Protection Agreement with a Group Company, any claims arising thereunder (except to the extent expressly set forth in the Tax Matters Agreements), (B) any claims under the Tax Matters Agreements, (C) any claim insofar as it is made to negate, limit or otherwise dispute any asserted right to indemnification which a Company Released Party has asserted under applicable Law, the Governing Documents of such Group Company or Section 6.7 hereof and (D) claims against any Contributor for Fraud.  Effective at and after the Closing, each of the Parent Parties agrees that no Company Releasing Party will commence, aid or participate in a manner adverse to any Company Released Party in any legal action or other proceeding based in whole or in part upon any Company Released Matters.  The Parent Parties acknowledge that this release shall apply to all unknown or unanticipated results of any action of any Company Released Party, as well as those known and anticipated.  The Parent Parties have provided the release in this Section 7.2(a) voluntarily, with the intention of fully and finally extinguishing all Company Released Matters.  Effective at and after the Closing, the Parent Parties acknowledge and agree that no Company Releasing Party shall, directly or indirectly, make any claim related to the Company Released Matters against any person that has a right to seek indemnification, contribution or other relief for such claim from any Company Released Party.  If a Company Releasing Party makes such a claim and a Company Released Party notifies the Company Releasing Party of such obligation, Parent OP shall cause the Company Releasing Party to promptly, but no later than three (3) Business Days following such notice, withdraw all such claims with prejudice and enter into a release thereof in form and substance reasonably acceptable to the Company Released Party. The release contained in this Section 7.2(a) shall also be deemed to be a covenant not to sue. Any breach of this covenant by a Company Releasing Party not to sue shall be deemed a breach of this Section 7.2(a)

(b)           Effective at and after the Closing, each Contributor and LVP REIT, on behalf of itself and its successors and assigns (the “Contributor Releasing Parties”), releases, acquits and forever discharges each of the Group Companies, each of the other Contributors, and each of their respective Affiliates (other than the Parent Parties), shareholders, members, partners, managers, directors, officers and employees, in their capacities as such, and each of their respective successors and assigns (but excluding, in each case, any of the foregoing of the Parent Parties) (collectively, the “Contributor Released Parties”) from any and all claims, demands, damages, actions, causes of action, rights, costs, losses, expenses, compensation or suits in equity, of whatsoever kind or nature, in contract or in tort, that such Contributor Releasing Party might have (i) because of anything done, omitted, suffered or allowed to be done by such Contributor Released Parties prior to or at the Closing, or (ii) in connection with or by reason of the Governing Documents of such Group Companies, in each case whether heretofore or hereafter accruing, whether foreseen or unforeseen or whether known or unknown to the parties, including without limitation, any claim for indemnification, contribution or other relief (“Contributor Released Matters”).  Notwithstanding the foregoing, the following shall not constitute Contributor Released Matters: (A) in the case of any Contributor Released Party that is a party to any Tax Protection Agreement with a Contributor Releasing Party, any claims arising thereunder (except to the extent expressly set forth in the Tax Matters Agreements), (B) any claims against a Parent Party under this Agreement or any other Transaction Document, including the Tax Matters Agreements, (C) any claim but only insofar as it is made to negate, limit or otherwise dispute any asserted right to indemnification which a Contributor Released Party has asserted under applicable Law, the Governing Documents of such Group Company and (D) claims against a party hereto for actual and intentional fraud.  Effective at and after the Closing, each Contributor Releasing Party further agrees never to commence, aid or participate in a manner adverse to any Contributor Released Party in any legal action or other proceeding based in whole or in part upon any Contributor Released Matters.  Each Contributor and LVP REIT acknowledges that this release shall apply to all unknown or unanticipated results of any action of any Contributor Released Party, as well as those known and anticipated.  Each Contributor and LVP REIT has provided the release in this Section 7.2(b) voluntarily, with the intention of fully and finally extinguishing all Contributor Released Matters.  Effective at and after the Closing, each Contributor and LVP REIT acknowledges and agrees that such Contributor Releasing Party shall not, directly or indirectly, make any claim related to the Contributor Released Matters against any person that has a right to seek indemnification, contribution or other relief for such claim from any Contributor Released Party.  If a Contributor Releasing Party makes such a claim and a Contributor Released Party notifies the Contributor Releasing Party of such obligation, the Contributor Releasing Party shall promptly, but no later than three (3) Business Days following such notice, withdraw all such claims with prejudice and enter into a release thereof in form and substance reasonably acceptable to the Contributor Released Party. The release contained in this Section 7.2(b) shall also be deemed to be a covenant not to sue. Any breach of this covenant by a Company Releasing Party not to sue shall be deemed a breach of this Section 7.2(b).

(c)           California Civil Code Section 1542 Waiver.  Each of the Parent Parties and each Contributor Releasing Party acknowledges that it may discover facts or law different from, or in addition to, the facts or law that it knows or believes to be true with respect to the claims released in this Section 7.2 and agrees, nonetheless, that the Release contained in this Section 7.2 shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them. Each of the Parent Parties and each Contributor Releasing Party expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived.  That section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

ARTICLE 8
CONDITIONS TO CONSUMMATION OF THE CONTRIBUTIONS

Section 8.1       Conditions to the Obligations of the Contributors, Parent REIT, Parent OP and Parent Sub

The obligations of the Contributors, Parent REIT, Parent OP and Parent Sub to consummate the Contemplated Transactions are subject to the satisfaction (or, if permitted by applicable Law, waiver by the party for whose benefit such condition exists) of the following conditions:

(a)           No Order shall be in effect, and no Law shall have been enacted, which restrains, enjoins, imposes conditions upon or makes illegal the Contemplated Transactions in the United States (including Puerto Rico); and

(b)           The Company shall have procured the written consents specified on Schedule 8.1(b) (the “Required Consents”) and Parent REIT shall have received evidence reasonably satisfactory to Parent REIT of the receipt thereof.  All actions necessary for all of the Fixed Rate Debt to remain outstanding following the Closing in accordance with its original terms, as modified by the Required Consents, without any breach, default or event of default (with or without notice or lapse of time or both) with respect to any matter or circumstance of which the parties are aware as of the Closing Date in accordance with the terms of such Required Consents, and all conditions in the Required Consents, shall have been taken or satisfied.  Parent OP shall have received payoff letters reasonably satisfactory to Parent OP with respect to all of the debt constituting Floating Rate Debt being repaid by Parent OP at Closing.

Section 8.2       Other Conditions to the Obligations of Parent REIT, Parent OP and Parent Sub

The obligations of Parent REIT, Parent OP and Parent Sub to consummate the Contemplated Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by Parent REIT or Parent OP of the following further conditions:

(a)           The representations and warranties of the Company (i) set forth in Section 3.2, Section 3.3, Section 3.7(a), Section 3.14(b) (with respect to any Group Companies that own, directly or indirectly, any material interests in real property) and Section 3.14(p) (the “Specified Representations”) shall be true and correct in all respects on the Closing Date as though made on the Closing Date (except for such representations and warranties made as of a specified date, which shall have been true and correct in all respects as of that specified date) other than in the case of Section 3.2 for de minimis exceptions, and (ii) set forth in Article 3 (other than the Specified Representations and the representations and warranties in Section 3.4(b) with respect to the 2008 Unaudited Financial Statements), disregarding qualifications therein as to “material,” “materiality” (or words of similar import) or “Company Material Adverse Effect,” and excluding any Known Claims, to the extent included in the calculation of the Known Claims Escrow Amount with respect thereto, shall be true and correct in all respects on the Closing Date as though made on the Closing Date (except for such representations and warranties made as of a specified date, which, disregarding qualifications therein as to “materiality” or “Company Material Adverse Effect,” shall have been true and correct in all respects as of that specified date), unless, in the case of clause (ii) only, the failure or failures of all such representations and warranties, disregarding qualifications therein as to “materiality” or “Company Material Adverse Effect,” to be so true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(b)           The Company shall have performed and complied in all material respects with all covenants (other than the covenants set forth in Section 6.11 and Section 6.13) required to be performed or complied with by the Company under this Agreement (including any obligation relating to the Group Companies) on or prior to the Closing Date;

(c)           (i) The representations and warranties of the Contributors and LVP REIT set forth in Article 4 shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (except for such representations and warranties made as of a specified date, which shall have been true and correct in all material respects as of that specified date), and (ii) the Contributors shall have performed and complied in all material respects with all covenants required to be performed or complied with by the Contributors under this Agreement (other than the covenants set forth in Section 6.13) on or prior to the Closing Date;

(d)           Parent REIT and Parent OP shall have received the Audited 2008 Financial Statements and the auditor’s report thereon shall not contain any qualifications that are not Permitted Qualifications.

(e)           At the Closing, Parent OP shall have received:

(i)           a certificate of a senior executive officer of the Company in his or her representative capacity, and not individually, certifying the satisfaction of the conditions set forth in Section 8.2(a) and Section 8.2(b);

(ii)          the Escrow Agreement, duly executed by the Representative and the Escrow Agent;

(iii)         the GPT Sale Agreement, duly executed by GPT Outlet Lender LLC;

(iv)        evidence reasonably satisfactory to Parent REIT that transactions set forth in Section 7.1 shall have been completed;

(v)         a duly executed recordable special warranty deed for the St. Augustine Land, in a form reasonably acceptable to Parent REIT and Parent OP and such documents of further assurance reasonably necessary and typical for transactions similar to the sale of the St. Augustine Land in order to complete the sale and transfer of the St. Augustine Land;

(vi)        the New Company Agreement, duly executed by each Contributor;

(vii)       ***19; and

(viii)      ***20

Section 8.3       Other Conditions to the Obligations of the Contributors

The obligations of the Contributors to consummate the Contemplated Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by the Contributors of the following further conditions:

(a)           The representations and warranties of Parent REIT, Parent OP and Parent Sub (i) set forth in Section 5.1, Section 5.2, Section 5.9(a) and Section 5.10 shall be true and correct in all respects on the Closing Date as though made on the Closing Date (except for such representations and warranties made as of a specified date, which shall have been true and correct in all respects as of that specified date), (ii) set forth in Section 5.4 and Section 5.8, (collectively with Section 5.1, Section 5.2, Section 5.9(a) and Section 5.10 the “Parent Specified Sections”) shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (except for such representations and warranties made as of a specified date, which shall have been true and correct in all material respects as of that specified date), and (iii) set forth in Article 5 (other than the Parent Specified Sections), disregarding qualifications therein as to “material,” “materiality” (or words of similar import) or “Parent Material Adverse Effect,” shall be true and correct in all respects on the Closing Date as though made on the Closing Date (except for such representations and warranties made as of a specified date, which, disregarding qualifications therein as to “materiality” or “Parent Material Adverse Effect,” shall have been true and correct in all respects as of that specified date), unless, in the case of clause (iii) only, the failure or failures of all such representations and warranties, disregarding qualifications therein as to “materiality” or “Parent Material Adverse Effect,” to be so true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(b)           Each of Parent REIT, Parent OP and Parent Sub shall have performed and complied in all material respects with all covenants required to be performed or complied with by them under this Agreement on or prior to the Closing Date;

(c)           ***21;

(d)           ***22;

(e)           ***23;

19 Certain portions have been omitted in connection with an application for confidential treatment therefor.
20 Certain portions have been omitted in connection with an application for confidential treatment therefor.
21 Certain portions have been omitted in connection with an application for confidential treatment therefor.
22 Certain portions have been omitted in connection with an application for confidential treatment therefor.
23 Certain portions have been omitted in connection with an application for confidential treatment therefor.

(f)           ***24;

(g)           At the Closing, Parent OP shall have delivered to the Representative:

(i)           a certificate of a senior executive officer of each of Parent REIT and Parent OP, in each case in his or her representative capacity, and not individually, certifying the satisfaction of the conditions set forth in Section 8.3(a) and Section 8.3(b); and

(ii)          the Escrow Agreement, duly executed by Parent OP and the Escrow Agent; and

(iii)         the DL Tax Matters Agreement, duly executed by each of Parent REIT, Parent OP and New Company, together with the Member Guarantees and Capital Contribution Agreements that are exhibits thereto, duly executed by the Lender and the applicable Parent Parties, respectively; and

(iv)         the LVP Tax Matters Agreement, duly executed by each of Parent REIT and Parent OP and New Company, together with the Member Guarantees and Capital Contribution Agreements that are exhibits thereto, duly executed by the Lender and the applicable Parent Parties, respectively.

Section 8.4       Frustration of Closing Conditions

No party hereto may rely on the failure of any condition set forth in this Article 8 to be satisfied if such failure was caused by such party, including such party’s failure, subject to Section 6.4(a), to use reasonable efforts to consummate the Contemplated Transactions.

ARTICLE 9
TERMINATION; AMENDMENT; WAIVER

Section 9.1       Termination

This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written consent of Parent REIT, Parent OP and the Representative;

24 Certain portions have been omitted in connection with an application for confidential treatment therefor.

(b)           by Parent REIT or Parent OP, if none of Parent REIT, Parent OP or Parent Sub is in material breach of its representations, warranties, covenants or obligations under this Agreement, and if (i) the representations and warranties of the Company in Article 3 become untrue or inaccurate such that Section 8.2(a) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 9.1(b)), (ii) the representations and warranties of any Contributor in Article 4 become untrue or inaccurate such that Section 8.2(c) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 9.1(b)), (iii) there has been a breach on the part of the Company of its covenants and agreements contained in this Agreement such that Section 8.2(b) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 9.1(b)),  or (iv) there has been a breach on the part of any Contributor of its covenants and agreements contained in this Agreement such that Section 8.2(c) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 9.1(b)),  and, in each of clause (i), clause (ii), clause (iii) and clause (iv) such breach is not capable of being cured or has not been cured within thirty (30) days after notice to the Company and the Representative;

(c)           by the Representative, if none of the Company or any Contributor is in material breach of its representations, warranties, covenants or obligations under this Agreement, and if (i) the representations and warranties of Parent REIT, Parent OP or Parent Sub herein become untrue or inaccurate such that Section 8.3(a) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 9.1(c)) or (ii) there has been a breach on the part of Parent REIT, Parent OP or Parent Sub of its respective covenants and agreements contained in this Agreement such that Section 8.3(b) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 9.1(c)), and, in both of clause (i) and clause (ii), such breach is not capable of being cured or has not been cured within thirty (30) days after notice to Parent OP;

(d)           by Parent REIT or Parent OP, if the Closing shall not have occurred by the Termination Date, unless the failure to consummate the Closing is the result of a breach by Parent REIT, Parent OP or Parent Sub of its respective obligations or covenants under this Agreement.

(e)           by the Representative, if the Closing shall not have occurred by the Termination Date, unless the failure to consummate the Closing is the result of a breach by the Company or any Contributor of its obligations or covenants under this Agreement; or

(f)           by Parent REIT, Parent OP or the Representative, if any Governmental Entity shall have issued an Order permanently enjoining, restraining or otherwise prohibiting the Contemplated Transactions and such Order shall have become final and nonappealable; provided, that the party hereto seeking to terminate this Agreement pursuant to this Section 9.1(f) shall, subject to Section 6.4(a), have used reasonable efforts to remove such Order.

Section 9.2       Effect of Termination

In the event of any termination of this Agreement pursuant to Section 9.1, this entire Agreement shall forthwith become void (and there shall be no liability or obligation on the part of Parent REIT, Parent OP, Parent Sub, any Group Company, LVP REIT, any Contributor or any of the Company Released Parties) with the exception of (a) the provisions of this Section 9.2, the third sentence of Section 6.3, Section 6.6, the last sentence of Section 6.9 and Article 12, and (b) any liability of any party hereto for any material breach of this Agreement resulting from an action or a knowing and intentional failure to act which, at the time thereof, such party should reasonably have known would constitute a breach of this Agreement, prior to such termination.

Section 9.3       Amendment

Prior to the Closing, subject to applicable Law, this Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of Parent REIT, Parent OP, Parent Sub, the Company and the Representative.  After the Closing subject to applicable Law, this Agreement may be amended or modified only by written agreement executed and delivered by duly authorized officers of Parent OP and the Representative.  This Agreement may not be modified or amended except as provided in the immediately preceding two sentences and any amendment effected in a manner which does not comply with this Section 9.3 shall be void.

Section 9.4       Extension; Waiver

The Contributors shall not (except at the direction of the Representative) (a) extend the time for the performance of any of the obligations or other acts of Parent REIT, Parent OP or Parent Sub contained herein, (b) waive any inaccuracies in the representations and warranties of Parent REIT, Parent OP or Parent Sub contained herein or in any document, certificate or writing delivered by Parent REIT, Parent OP or Parent Sub pursuant hereto or (c) waive compliance by Parent REIT, Parent OP or Parent Sub with any of the agreements or conditions contained herein.  The Parent Parties may (a) extend the time for the performance of any of the obligations or other acts of the Company or the Contributors contained herein, (b) waive any inaccuracies in the representations and warranties of the Company or the Contributors contained herein or in any document or writing delivered by the Company or the Contributors pursuant hereto or (c) waive compliance by the Company or the Contributors with any of the agreements or conditions contained herein.  Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE 10
SURVIVAL; INDEMNIFICATION

Section 10.1    Survival

Subject to the provisions of this Article 10, (a) the representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive until 5:00 p.m. New York City time on the date that is the 18-month anniversary of the Closing Date; provided, that (i) to the extent any claim for indemnification with respect to a breach of any representation or warranty in this Agreement has been made in accordance with Section 10.3 hereof prior to such time, then, solely to the extent of such claim, the representations and warranties relevant thereto shall be deemed to survive until the final resolution thereof and (ii) notwithstanding anything to the contrary contained in this Agreement, the representations and warranties in (x) Section 4.2 (Authority), Section 4.4 (Title) and Section 5.2 (Authority) shall survive indefinitely and (y) Section 3.4(a)(i) and, to the extent related to the 2008 Unaudited Financial Statements, Section 3.4(b) shall not survive the Closing and no claims for indemnification may be made in respect thereof (b) the covenants and agreements of the Parties in this Agreement to be performed prior to the Closing shall not survive the Closing; provided, that the expiration of such covenants and agreements shall not limit the right to any Indemnified Party to seek or obtain indemnification with respect to any breach thereof pursuant to this Article 10 and (c) all covenants and agreements in this Agreement to be performed at or after the Closing shall survive the Closing in accordance with their respective terms or, if no term is specified, indefinitely.

Section 10.2     Indemnification

(a)           Subject to the provisions of this Article 10 and the Escrow Agreement, from and after the Closing, Parent REIT, Parent OP and Parent OP’s Subsidiaries (including the Group Companies after the Closing) (each a “Parent Indemnitee”) shall be entitled, in accordance with the provisions of this Article 10 and the Escrow Agreement, to receive proceeds from the Escrow Account as indemnification in respect of any damages, losses, liabilities, costs, expenses or obligations of any kind (including, without limitation, reasonable attorneys’ fees and costs of investigation) (each a “Loss” and, collectively, “Losses”) suffered or paid, directly or indirectly, as a result of, in connection with, or arising out of or relating to (i) any breach of any representation or warranty in Article 3 (other than Section 3.4(a)(i) and, to the extent related to the 2008 Unaudited Financial Statements, Section 3.4(b)) or in any certificate delivered by or on behalf of the Company pursuant hereto (without regard to any Company Material Adverse Effect or materiality qualifications contained in any Non-Excluded Representation and without regard to any knowledge qualifications), (ii) any breach of any covenant or agreement contained herein to be performed by the Company (including any failure of a Group Company to take or refrain from taking any action contemplated hereby) prior to the Closing (other than Section 6.11 and Section 6.13), (iii) the amount of any Severance, Employment and Shut-Down Costs incurred by Parent REIT, Parent OP, Parent Sub or any of their Affiliates (including any Group Company after the Closing) which are not paid prior to Closing or taken into account in connection with the calculation of the Estimated Aggregate Consideration Value and/or the Final Aggregate Consideration Value, (iv)(A) any claims against a Group Company by any member or other equity holder of any Group Company prior to the Closing arising from and relating to the Contemplated Transactions or the management, operation or conduct of the Group Companies at or prior to the Closing (collectively, “Minority Claims”) or (B) in the event the transactions contemplated by the LP Purchase Agreement shall not have been fully consummated in accordance with their terms at the Closing (other than as a result of a breach of such Agreement by the Parent Parties) (1) any out-of-pocket, costs or expenses (including reasonable attorneys fees) incurred by the Parent Parties to enforce the LP Purchase Agreement or to defend any claims made by the selling parties under the LP Purchase Agreement and (2) any additional amounts paid by the Parent Parties in excess of the purchase price specified in the LP Purchase Agreement (excluding, for the avoidance of doubt, any amendments thereto after the Closing) for the applicable securities not acquired at the Closing (including pursuant to any judgment or settlement); provided that the additional costs or expenses incurred by the Parent Parties to acquire such securities shall be subject to the consent of the Representative (such consent not to be unreasonably withheld, conditioned or delayed), and (v) the amount of any Pre-Signing Allowances and Commissions incurred by Parent REIT, Parent OP, Parent Sub or any of their Affiliates (including any Group Company after the Closing) which are not taken into account in connection with the calculation of the Estimated Aggregate Consideration Value and/or the Final Aggregate Consideration Value.

(b)           Subject to the provisions of this Article 10, from and after Closing, each Contributor and LVP REIT shall severally, and not jointly or jointly and severally, indemnify, defend and hold harmless, the Parent Indemnitees from and against any Losses suffered or paid, directly or indirectly, as a result of, in connection with, or arising out of or related to (i) any breach of any representation or warranty of such Contributor in Article 4 or, in the case of LVP REIT, Section 4.3(b), as of the Closing Date, as though such representation and warranty was made on the Closing Date, (ii) any breach of any covenant or agreement contained herein to be performed by such Contributor or, in the case of LVP REIT, Section 6.13, prior to the Closing and (iii) any breach of any covenant or agreement contained herein to be performed by such Contributor or, in the case of LVP REIT, Section 6.16 or Section 7.2(b), at or after the Closing.

(c)           Subject to the provisions of this Article 10, from and after Closing, each of Parent REIT, Parent OP and Parent Sub shall jointly and severally indemnify, defend and hold harmless, the Contributors and each of their respective Affiliates (other than the Group Companies), predecessors, successors and assigns, and each of their respective officers, directors, employees, members, partners, shareholders, managers, agents and representatives (each a “Member Indemnitee”) from and against any Losses suffered or paid, directly or indirectly, as a result of, in connection with, or arising out of or related to (i) any breach of any representation or warranty of Parent REIT, Parent OP or Parent Sub in Article 5 (without regard to any Parent Material Adverse Effect or materiality qualifications contained in any Non-Excluded Representation) or in any certificate delivered by or on behalf of Parent REIT, Parent OP or Parent Sub pursuant hereto, (ii) any breach of any covenant or agreement contained herein to be performed by Parent REIT, Parent OP or Parent Sub prior to the Closing and (iii) any breach of any covenant or agreement contained herein to be performed by Parent REIT, Parent OP or Parent Sub at or after the Closing.

(d)           Subject to the provisions of this Article 10, the ability of any Parent Indemnitee to receive proceeds from the Escrow Account pursuant to Section 10.2(a) or indemnification pursuant to Section 10.2(b)(i) or Section 10.2(b)(ii) and the ability of any Member Indemnitee to receive indemnification pursuant to Section 10.2(c)(i) or Section 10.2(c)(ii) shall survive the Closing and shall terminate on the date that is the eighteen (18) month anniversary of the Closing Date (the “Survival Period Termination Date”), in each case except to the extent such Parent Indemnitee or Member Indemnitee, as applicable, shall have made, prior to the Survival Period Termination Date, a claim in accordance with the terms of this Article 10, in which case such claim, if then unresolved, shall not be extinguished at the Survival Period Termination Date and shall survive the Survival Period Termination Date until finally resolved in accordance with the provisions of this Article 10 and, if applicable, the Escrow Agreement; provided, that the right of a Parent Indemnitee to receive indemnification pursuant to Section 10.2(b)(i) or Section 10.2(b)(ii) with respect to a breach of the representations and warranties in Section 4.2 (Authority) and Section 4.4 (Title) shall survive indefinitely and the right of a Member Indemnitee to receive indemnification pursuant to Section 10.2(c)(i) with respect to a breach of the representations and warranties in Section 5.2 (Authority) shall survive indefinitely.  The right of a Parent Indemnitee to receive indemnification pursuant to Section 10.2(b)(iii) or a Member Indemnitee to receive indemnification pursuant to Section 10.2(c)(iii) shall survive indefinitely.

Section 10.3    Indemnification Procedures

(a)           If a claim, action, suit or proceeding by a Person who is not a party hereto or an Affiliate thereof (a “Third Party Claim”) is made against any Person entitled to indemnification pursuant to Section 10.2 hereof (an “Indemnified Party”), and if such Indemnified Party intends to seek indemnity with respect thereto under this Article 10, or if any Indemnified Party otherwise determines that it wishes to seek indemnification pursuant to Section 10.2 hereof, such Indemnified Party shall, in the case of a Member Indemnitee, promptly notify Parent REIT and Parent OP and, in the case of a Parent Indemnitee, promptly notify the Representative (such notified party, the “Responsible Party”) of such claims; provided, that the failure to so notify shall not relieve the Responsible Party of its obligations hereunder, except to the extent that the Responsible Party is actually prejudiced thereby.  Such notice shall, to the extent reasonably practicable, identify the basis under which indemnification is sought pursuant to Section 10.2 and, if applicable, enclose true and correct copies of any written document furnished to the Indemnified Party by the Person that instituted the Third Party Claim.

(b)           Parent REIT or Parent OP shall have thirty (30) days after receiving notice from any Indemnified Party of any Third Party Claim which seeks solely cash damages (and does not include any request for specific performance, or injunctive or other equitable relief) (a “Parent Assumable Claim”) to assume the conduct and control, through counsel reasonably acceptable to the Representative at the expense of Parent REIT or Parent OP, of the settlement or defense of such Third Party Claim, and the Indemnified Party shall cooperate with the Responsible Party in connection therewith.  Parent REIT or Parent OP shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party (the fees and expenses of such counsel shall be borne by such Indemnified Party and shall not be indemnified hereunder as a Loss).  So long as Parent REIT or Parent OP is reasonably contesting (or causing any of its Subsidiaries to reasonably contest) any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third Party Claim without the consent of Parent REIT or Parent OP (which consent shall not be unreasonably withheld or delayed).  Notwithstanding the foregoing, Parent REIT and Parent OP shall not, except with the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) enter into any settlement that does not include as an unconditional term thereof the giving by the Person(s) asserting such Third Party Claim to all Indemnified Parties an unconditional release from all liability with respect to such claim or consent to entry of any judgment.  If Parent REIT does not elect to undertake the defense of such Third Party Claim, the Indemnified Party shall have the right to contest the Third Party Claim without waiving its right to indemnity therefor pursuant to this Agreement; provided, that the Indemnified Party shall not settle any such Third Party Claim or consent to any judgment without the prior written consent of Parent REIT or Parent OP (which consent shall not be unreasonably withheld or delayed).

(c)           In the event that Parent REIT or Parent OP receives notice from any Indemnified Party of a Third Party Claim that is not a Parent Assumable Claim, Parent REIT or Parent OP shall have the right to participate in the settlement or defense thereof through counsel chosen by Parent REIT or Parent OP (the fees and expenses of such counsel shall be borne by Parent REIT or Parent OP and shall not be indemnified hereunder as a Loss) and the Indemnified Party shall not settle any such Third Party Claim or consent to any judgment without the consent of Parent REIT or Parent OP (not to be unreasonably withheld or delayed).

(d)           The Representative shall have thirty (30) days after receiving notice from any Indemnified Party of any Third Party Claim which seeks solely cash damages (and does not include any request for specific performance, or injunctive or other equitable relief) and the maximum liability in respect of such Third Party Claim and all other pending unresolved indemnity claims pursuant to Section 10.2(a) does not exceed the value of the Escrow Cash and Escrow Units then held in the Escrow Account (valued at the Parent Closing Price (a “Representative Assumable Claim”) to assume the conduct and control, through counsel reasonably acceptable to Parent REIT and Parent OP at the expense of the Representative (not to be paid out of or reimbursed from the Escrow Account) of the settlement or defense of such Third Party Claim, and the Indemnified Party shall cooperate with the Representative in connection therewith.  The Representative shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party (the fees and expenses of such counsel shall be borne by such Indemnified Party and shall not be indemnified hereunder as a Loss).  So long as the Representative is reasonably contesting (or causing any of its Subsidiaries to reasonably contest) any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third Party Claim without the consent of the Representative (not to be unreasonably withheld or delayed).  Notwithstanding the foregoing, the Representative shall not, except with the consent of Parent REIT and Parent OP enter into any settlement that does not include as an unconditional term thereof the giving by the Person(s) asserting such Third Party Claim to all Indemnified Parties an unconditional release from all liability with respect to such claim or consent to entry of any judgment.  If the Representative does not elect to undertake the defense of such Third Party Claim, the Parent Indemnitees shall have the right to contest the Third Party Claim without waiving their right to indemnity therefor pursuant to this Agreement.

(e)           In the event the Representative receives notice from any Indemnified Party of a Third Party Claim that is not a Representative Assumable Claim, the Representative shall have the right to participate in the settlement or defense thereof through counsel chosen by the Representative (the fees and expenses of such counsel shall be borne by the Representative and shall not be payable out of the Escrow Account) and Parent Indemnitee shall not settle any such Third Party Claim or consent to any judgment without the consent of the Representative (not to be unreasonably withheld or delayed).

(f)           Notwithstanding anything in this Agreement or the Escrow Agreement to the contrary, no Parent Indemnitee shall directly or indirectly settle, compromise or consent to any judgment of any Third Party Claim for which such Parent Indemnitee may be entitled to seek indemnification hereunder, regardless of whether it is a Representative Assumable Claim or whether the Representative has received notice thereof or elected to exercise or waive its rights to assume the conduct and control of the settlement or defense thereof, without the prior written consent of the Representative (not to be unreasonably withheld or delayed), and in the event of any such settlement, compromise or consent to judgment without the prior written consent of the Representative, the Parent Indemnitees and their respective Affiliates shall have no further rights (and shall be deemed to have irrevocably waived any such rights) to indemnification hereunder, whether from the Escrow Account or otherwise.

(g)           Notwithstanding anything in this Agreement or the Escrow Agreement to the contrary, the Representative shall not directly or indirectly settle, compromise or consent to any judgment of any Third Party Claim for which the Member Indemnitee may be entitled to seek indemnification hereunder, regardless of whether the Parent Indemnitees have received notice thereof or elected to exercise or waive their rights to assume the conduct and control of the settlement or defense thereof, without the prior written consent of the Parent REIT or Parent OP (not to be unreasonably withheld or delayed), and in the event of any such settlement, compromise or consent to judgment without the prior written consent of Parent REIT or Parent OP, the Member Indemnitees and their respective Affiliates shall have no further rights (and shall be deemed to have irrevocably waived any such rights) to indemnification hereunder.

(h)           The parties hereto shall reasonably cooperate in the defense or prosecution of any Third Party Claim in respect of which indemnity may be sought hereunder and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

Section 10.4    Limitations on Indemnification Obligations

The rights to indemnification pursuant to the provisions of Section 10.2 are subject to the following limitations:

(a)           the amount of any and all Losses recoverable pursuant to Section 10.2(a), Section 10.2(b) and Section 10.2(c) shall be determined net of any amounts recovered by the Parent Indemnitees or their Affiliates, or the Member Indemnitees or their Affiliates, as applicable, under insurance policies or other collateral sources (such as contractual indemnities of any Person which are contained outside of this Agreement), including the Tax Matters Agreements (to the extent includable in indemnifiable Losses), with respect to such Losses;

(b)           the Parent Indemnitees shall not be entitled to recover in respect of any individual claim pursuant to Section 10.2(a)(i), Section 10.2(a)(ii), Section 10.2(a)(iv)(A), Section 10.2(b)(i) or Section 10.2(b)(ii) unless the aggregate Losses relating to or arising out of such claim (together with any related claims or other claims which arise from a substantially similar course of conduct or facts) equal or exceed $***25; provided, that this Section 10.4(b) shall not apply to any claim for indemnification pursuant to (x) Section 10.2(a)(i) to the extent such claim is based upon a breach of the representations and warranties set forth in Section 3.2 (Capitalization of the Group Companies), Section 3.3 (Authority) or Section 3.15 (Brokers) or (y) Section 10.2(b)(i) to the extent such claim is based upon a breach of a representation and warranty set forth in Section 4.2 (Authority), Section 4.4 (Title) or Section 4.6 (Brokers);

(c)           the Member Indemnitees shall not be entitled to recover in respect of any individual claim pursuant to Section 10.2(c)(i) or Section 10.2(c)(ii) unless the aggregate Losses relating to or arising out of such claim (together with any related claims or other claims which arise from a substantially similar course of conduct or facts) equal or exceed an amount equal to $***26; provided, that this Section 10.4(c) shall not apply to any claim for indemnification pursuant to (x) Section 10.2(c)(i) to the extent such claim is based upon a breach of the representations and warranties set forth in Section 5.2 (Authority), Section 5.6 (Brokers) or Section 5.10 (New Company);

25 Certain portions have been omitted in connection with an application for confidential treatment therefor.
26 Certain portions have been omitted in connection with an application for confidential treatment therefor.

(d)           the Parent Indemnitees shall not be entitled to recover Losses pursuant to Section 10.2(a)(i), Section 10.2(a)(ii) or Section 10.2(a)(iv)(A) until the aggregate amount which the Parent Indemnitees would recover under such sections (as limited by the provisions of Section 10.4(a) and Section 10.4(b) and Section 12.15) exceeds $***27 (the “Threshold”), in which case, the Parent Indemnitees shall only be entitled to recover Losses in excess of the Threshold; provided, that the Threshold shall not apply to any claim for indemnification pursuant to Section 10.2(a)(i) to the extent such claim is based upon a breach of the representations and warranties set forth in Section 3.2 (Capitalization of the Group Companies) or Section 3.3 (Authority);

(e)           the Member Indemnitees shall not be entitled to recover Losses pursuant to Section 10.2(c)(i) or Section 10.2(c)(ii) until the aggregate amount which the Member Indemnitees would recover under Section 10.2(c)(i) and Section 10.2(c)(ii) (as limited by the provisions of Section 10.4(a) and Section 10.4(d) and Section 12.15) exceeds the Threshold, in which case, the Member Indemnitees shall only be entitled to recover Losses in excess of the Threshold; provided, that the Threshold shall not apply to any claim for indemnification pursuant to Section 10.2(c)(i) to the extent such claim is based upon a breach of the representations and warranties set forth in Section 5.2 (Authority), Section 5.6 (Brokers) or Section 5.10 (New Company);

(f)           except with respect to any claims resulting from the failure to complete the Financing pursuant to the terms of this Agreement (including as a result of any waiver by the Contributors of Section 8.3(c), the aggregate liability of Parent REIT, Parent OP and Parent Sub pursuant to Section 10.2(c)(i) and Section 10.2(c)(ii) shall not exceed the Aggregate Unit Value and the Member Indemnitees, collectively, shall not be entitled to recover Losses pursuant to Section 10.2(c)(i) and Section 10.2(c)(ii) in excess of the Aggregate Unit Value;

(g)           the aggregate liability of any Contributor or LVP REIT pursuant to Section 10.2(b)(i) and Section 10.2(b)(ii) shall not exceed the aggregate consideration actually received by such Person pursuant to Article 2 (valued, in the case of Parent OP Common Units, at the Parent Closing Price) less the amount of Escrow Cash and Escrow Units allocated to such Person and not distributed thereto and the Parent Indemnitees, collectively, shall not be entitled to recover Losses pursuant to Section 10.2(a), Section 10.2(b)(i) and Section 10.2(b)(ii) in excess of the Aggregate Consideration Value less the amount of Escrow Cash and Escrow Units allocated to such Person;

(h)           (x) the Escrow Units and Escrow Cash in the Escrow Account at any given time shall be the sole source of recovery with respect to Losses indemnifiable pursuant to Section 10.2(a), and in no event shall the Parent Indemnitees be entitled to recover more than the amount of Escrow Cash and Escrow Units available in the Escrow Account pursuant to Section 10.2(a) and (y) in the event any facts, conditions, conduct or claims, or series of related or substantially similar facts, conditions, conduct or claims, result in Losses pursuant to which the Parent Indemnitees are entitled to indemnification pursuant to Section 10.2(a) and Section 10.2(b), the Parent Indemnitees shall only be entitled to recover for such Losses pursuant to Section 10.2(a) and shall have no rights to indemnification pursuant to Section 10.2(b) other than in the case of a breach of Section 3.2 (Capitalization of the Group Companies) and Section 4.4 (Title), in which case the Parent Indemnitees shall only be entitled to recover directly from the applicable Contributor with respect to the dual claim (it being understood that this shall not create a limit on claims relating to breaches of provisions in Section 3.2 that are not also contained in Section 4.4);

27 Certain portions have been omitted in connection with an application for confidential treatment therefor.

(i)           Notwithstanding anything contained herein to the contrary, after the Closing, on the date that the Escrow Cash and the Escrow Units are reduced to zero, the Parent Indemnitees shall have no further rights to indemnification under Section 10.2(a).  In any case where a Parent Indemnitee recovers, under insurance policies or from other collateral sources, any amount in respect of a matter for which such Parent Indemnitee was indemnified pursuant to Section 10.2(a) or Section 10.2(b), such Parent Indemnitee shall promptly pay over to the Representative (for further distribution to the Contributors) the amount so recovered (after deducting therefrom the full amount of the expenses incurred by such Parent Indemnitee in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid to or on behalf of such Parent Indemnitee in respect of such matter and (ii) any amount expended by the Representative in pursuing or defending any claim arising out of such matter;

(j)           Following the Closing, the Parent Indemnitees and the Member Indemnitees shall take commercially reasonable steps to mitigate any Losses with respect to which indemnification may be requested under this Article 10 and the costs associated with such mitigation shall be included in the Losses with respect to which indemnification may be requested under this Article 10; and

(k)           In no event shall a Parent Indemnitee be entitled to recover Losses pursuant to Section 10.2(b)(i) in respect of a breach of the representations and warranties in Article 3 hereof.

Section 10.5    The Representative

The parties hereto acknowledge and agree that the Representative may perform certain administrative functions in connection with the consummation of the Contemplated Transactions.  Accordingly, the parties hereto acknowledge and agree that the Representative (in its capacity as Representative) shall have no liability to, and shall not be liable for any Losses of, any Member Indemnitee or Parent Indemnitee in connection with any obligations of the Representative under this Agreement or the Escrow Agreement or otherwise in respect of this Agreement or the Contemplated Transactions.

Section 10.6    Exclusive Remedy

Notwithstanding anything contained in this Agreement to the contrary, except for any claim by the Parent Parties against a Contributor for the Fraud of such Contributor, from and after Closing, indemnification pursuant to the provisions of this Article 10 shall be the sole and exclusive remedy of any party hereto and each of its respective Affiliates (including, in the case of the Parent Parties after the Closing, the Group Companies) for any misrepresentation or any breach of any representation, warranty, covenant or other provision or agreement contained in this Agreement, in any certificate delivered pursuant hereto or otherwise (including, without limitation, with respect to any matters arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any other environmental matters) and for any and all other claims arising under, out of or related to this Agreement, the negotiation or execution hereof, or the Contemplated Transactions, and no party hereto or any of its respective Affiliates (including, in the case of the Parent Parties after the Closing, the Group Companies) shall have any other entitlement, remedy or recourse, at law or in equity, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse (other than with respect to any claim by the Parent Parties against a Contributor for the Fraud of such Contributor) are expressly waived and released by the parties hereto, on behalf of themselves and their respective Affiliates (including, in the case of the Parent Parties after the Closing, the Group Companies), to the fullest extent permitted by Law; provided, in each case, that disputes as to financial matters referred to in Section 2.3(d) shall be resolved solely in accordance with Section 2.3(d).

Section 10.7    Manner of Payment; Escrow

(a)           The Escrow Agent shall accept the deposit of the Escrow Units and Escrow Cash and shall administer the Escrow Units and Escrow Cash and release Escrow Units and Escrow Cash in accordance with the terms and subject to the conditions set forth herein and in the Escrow Agreement.

(b)           Subject to the terms and conditions of this Agreement and, if applicable, the Escrow Agreement, (i) any indemnification of the Parent Indemnitees pursuant to Section 10.2(a) shall, except as otherwise provided herein, be effected by the Escrow Agent’s delivery to such Parent Indemnitees (subject to Section 10.7(e)) of an amount of Escrow Cash and/or Escrow Units Escrow Units (rounded to the nearest whole Escrow Unit and valued at the Parent Closing Price (with no issuance of fractional Escrow Units) that are, together, equal in value to the amount of such Parent Indemnitees’ indemnification pursuant to Section 10.2(a) with the composition of Escrow Cash and Escrow Units being determined by the Representative, within five (5) Business Days after the final determination thereof, (ii) any indemnification of the Parent Indemnitees pursuant to Section 10.2(b) shall be effected by wire transfer of immediately available funds from the applicable Persons to an account designated in writing by the applicable Parent Indemnitees, as the case may be, within five (5) Business Days after the final determination thereof and (iii) any indemnification of the Member Indemnitees pursuant to Section 10.2(c) shall be effected by wire transfer of immediately available funds from the applicable Persons to an account designated in writing by the applicable Member Indemnitees, as the case may be, within five (5) Business Days after the final determination thereof.

(c)           Any Escrow Units and Escrow Cash remaining in the Escrow Account as of the Survival Period Termination Date (minus the maximum aggregate amount (valuing any Escrow Units at their Parent Closing Price) which shall be retained in Escrow Units and/or Escrow Cash in the proportion requested by the Representative, if any, of claims asserted in accordance with this Article 10 by the Parent Indemnitees against the Escrow Account pursuant to Section 10.2(a) that are not fully resolved as of the Survival Period Termination Date) shall be released to the Representative on the Survival Period Termination Date and the Representative and Parent REIT or Parent OP shall deliver joint written instructions instructing the Escrow Agent to deliver such Escrow Units from the Escrow Account to the Representative for further distribution to the Contributors.  To the extent that, as a result of resolution of pending claims, the value of the Escrow Units and Escrow Cash held in the Escrow Account (valued at the Parent Closing Price) exceeds, at any time following the Survival Period Termination Date, the aggregate amount of claims then outstanding by the Parent Indemnitees against the Escrow Account pursuant to Section 10.2(a), such excess Escrow Units and/or Escrow Cash (at the Representative’s election) shall be promptly released to the Representative for further distribution to the Contributors.

(d)           During the period in which the Escrow Units and Escrow Cash are retained in the Escrow Account, the Escrow Units and Escrow Cash will be held for the benefit of the applicable Contributors (and the applicable Contributors shall be entitled to vote and to receive, and the Escrow Agent shall promptly deliver to the Representative for further distribution to the Contributors, all cash dividends and cash distributions on such Escrow Units and all interest on such Escrow Cash, which dividends and interest shall be income of the applicable Contributors for Tax purposes), except to the extent it has been finally determined that any Parent Indemnitee is entitled to recover such Escrow Units in respect of indemnification claims pursuant to this Article 10.  Any distributions on such Escrow Units made in the form of Parent OP Common Units will be deemed to have been contributed by the Escrow Agent, on behalf of each applicable Contributor, to New Company in exchange for an equal number of New Company Common Units to be issued in the name of such Contributor.

(e)           The Representative and Parent OP shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to make all deliveries of Escrow Units and Escrow Cash from the Escrow Account expressly provided for herein and the Escrow Agreement.  In the event the Representative and Parent OP shall have instructed the Escrow Agent to deliver any Escrow Units or Escrow Cash to a Parent Indemnitee pursuant to the first sentence of Section 10.7(b) or any Escrow Cash pursuant Section 2.3(e)(ii), such Escrow Units and Escrow Cash shall be allocated by the Escrow Agent among the Escrow Units and Escrow Cash of the Contributors in proportion to their respective Applicable Percentage Interest as set forth on Annex D.

(f)           The parties hereto agree that for Tax purposes: (i) the Contributors shall be treated as the owner of the Escrow Units and Escrow Cash, (ii) the initial amount distributed to the Contributors in consideration of the Contributions shall include the Escrow Units and Escrow Cash, and (iii) the return to Parent Indemnitees of Escrow Units and/or Escrow Cash upon settlement of claims in accordance with Article 10 shall be treated as a reduction to the amount distributed to the Contributors in consideration of the Contributions.

ARTICLE 11
REPRESENTATIVE OF THE CONTRIBUTORS

Section 11.1    Authorization of Representative

(a)           Each Contributor and LVP REIT, by its execution of this Agreement, hereby appoints, authorizes and empowers Lightstone Prime, with full power of substitution and resubstitution, to act as the representative (the “Representative”), for the benefit of the Contributors and LVP REIT, and as the exclusive agent and attorney-in-fact to act on behalf of each Contributor and LVP REIT, in connection with and to facilitate the consummation of the Contemplated Transactions, including, without limitation, pursuant to the Escrow Agreement, which shall include the power and authority:

(i)           to execute and deliver the Escrow Agreement (with such modifications or changes therein as to which the Representative, in its sole discretion, shall have consented) and to agree to such amendments or modifications thereto as the Representative, in its sole discretion, determines to be desirable;

(ii)           to execute and deliver such waivers and consents in connection with this Agreement and the Escrow Agreement and the consummation of the Contemplated Transactions as the Representative, in its sole discretion, may deem necessary or desirable;

(iii)           to collect and receive all moneys and other proceeds and property payable to the Representative from the Escrow Account as described herein or otherwise payable to the Representative pursuant to this Agreement, and, subject to any applicable withholding retention laws, and net of any out-of-pocket expenses incurred by the Representative, the Representative shall disburse, deliver and pay the same, no later than three (3) Business Days from the date of receipt of such moneys, proceeds and/or property by the Representative, to each of the Contributors, subject to Section 10.7(e), in accordance with and to the extent of each such Contributor’s respective contributions to the Escrow Account.

(iv)           as the Representative, to enforce and protect the rights and interests of the Contributors and LVP REIT and to enforce and protect the rights and interests of the Representative arising out of or under or in any manner relating to this Agreement and the Escrow Agreement, and each other agreement, document, instrument or certificate referred to herein or therein or the transactions provided for herein or therein (including, without limitation, in connection with any and all claims asserted in accordance with the terms of this Article 10), and to take any and all actions which the Representative believes are necessary or appropriate under the Escrow Agreement and/or this Agreement for and on behalf of the Contributors and LVP REIT, including, without limitation, asserting or pursuing any claim, action, proceeding or investigation (a “Claim”) against Parent REIT, Parent OP and/or Parent Sub, defending any Third Party Claims or Claims by the Parent Indemnitees, consenting to, compromising or settling any such Claims, conducting negotiations with Parent REIT, Parent OP, Parent Sub and their respective representatives regarding such Claims, and, in connection therewith, to (A) assert any claim or institute any action, proceeding or investigation, (B) investigate, defend, contest or litigate any claim, action, proceeding or investigation initiated by Parent REIT, Parent OP, Parent Sub or any other Person, or by any federal, state or local Governmental Entity against the Representative and/or any of the Contributors or LVP REIT or the Escrow Units or Escrow Cash, and receive process on behalf of any or all Contributors and LVP REIT in any such claim, action, proceeding or investigation and compromise or settle on such terms as the Representative shall determine to be appropriate, and give receipts, releases and discharges with respect to any such claim, action, proceeding or investigation, (C) file any proofs of debt, claims and petitions as the Representative may deem advisable or necessary, (D) settle or compromise any claims asserted under the Escrow Agreement and (E) file and prosecute appeals from any decision, judgment or award rendered in any such action, proceeding or investigation, it being understood that the Representative shall not have any obligation to take any such actions, and shall not have any liability for any failure to take any such actions;

(v)           to refrain from enforcing any right of any Contributors, LVP REIT and/or the Representative arising out of or under or in any manner relating to this Agreement, the Escrow Agreement or any other agreement, instrument or document in connection with the foregoing; provided, however, that no such failure to act on the part of the Representative, except as otherwise provided in this Agreement or in the Escrow Agreement, shall be deemed a waiver of any such right or interest by the Representative or by such Contributors or LVP REIT unless such waiver is in writing signed by the waiving Contributors, LVP REIT or by the Representative (it being understood that no Contributor or LVP REIT shall have any right to directly assert any claim against the Representative); and

(vi)           to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, unit powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the Contemplated Transactions, the Escrow Agreement, and all other agreements, documents or instruments referred to herein or therein or executed in connection herewith and therewith.

(b)           The Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder.  In connection with this Agreement, the Escrow Agreement and any instrument, agreement or document relating hereto or thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Representative hereunder (i) the Representative and the Parent Indemnitees shall incur no responsibility whatsoever to any Contributor or LVP REIT by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with the Escrow Agreement or any such other agreement, instrument or document by the Representative, excepting only (in the case of the Representative only) responsibility for any act or failure to act by the Representative which represents bad faith or willful misconduct and (ii) the Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Representative pursuant to such advice shall in no event subject the Representative to liability to any Contributor or LVP REIT, except where such reliance is in bad faith or is a result of the Representative’s willful misconduct.  Each Contributor and LVP REIT shall indemnify, pro rata based upon such Contributor’s Applicable Percentage Interest (or in the case of LVP REIT, the combined Applicable Percentage Interest of LVP OP and Pro-DFJV), the Representative against all losses, damages, liabilities, claims, obligations, costs and expenses, including, without limitation, reasonable attorneys’, accountants’ and other experts’ fees and the amount of any judgment against them, of any nature whatsoever (including, without limitation, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claims whatsoever), arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the Representative hereunder, or under the Escrow Agreement or otherwise in its capacity as the Representative.  The foregoing indemnification shall not apply in the event of any action or proceeding which finally adjudicates the liability of the Representative hereunder for its willful misconduct.  In the event of any indemnification under this clause (b), upon written notice from the Representative to the Contributor or LVP REIT as to the existence of a deficiency toward the payment of any such indemnification amount, each Contributor and LVP REIT shall promptly deliver to the Representative full payment of its, his or her ratable share of the amount of such deficiency, in accordance with such Contributor’s Applicable Percentage Interest (or in the case of LVP REIT, the combined Applicable Percentage Interest of LVP OP and Pro-DFJV).

(c)           All of the indemnities, immunities and powers granted to the Representative under this Agreement shall survive the Closing and/or any termination of this Agreement and/or the Escrow Agreement.

(d)           Parent REIT, Parent OP and Parent Sub shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement and the Escrow Agreement, all of which actions or omissions shall be legally binding upon the Contributors.

(e)           The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Contributor or LVP REIT, and (ii) shall survive the consummation of the Closing.

(f)           Upon the written request of any Contributor or LVP REIT, the Representative shall provide such Contributor or LVP REIT with an accounting of all monies received and distributed by the Representative, in its capacity as the Representative, and shall provide such Contributor or LVP REIT with such other reasonable information regarding the Representative’s actions, in its capacity as the Representative, as such Contributor or LVP REIT may reasonably request.

ARTICLE 12
MISCELLANEOUS

Section 12.1    Entire Agreement; Assignment

(a)           This Agreement and the other Transaction Documents contain the entire agreement of the parties hereto respecting the subject matter hereof and supersede all prior agreements among the parties hereto respecting the same.  The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the subject matter hereof exclusively in contract pursuant to the express terms and provisions of this Agreement and the other Transaction Documents and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement or the other Transaction Documents.  Furthermore, the parties hereto each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations; all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of ordinary parties in an arm’s-length transaction.  .  The sole and exclusive remedies for any breach of the terms and provisions of this Agreement or the other Transaction Documents (including any representations and warranties set forth herein or the other Transaction Documents, made in connection herewith or the other Transaction Documents or as an inducement to enter into this Agreement or the other Transaction Documents) or any claim or cause of action otherwise arising out of or related to the Contemplated Transactions shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement or the other Transaction Documents); and each party hereto hereby agrees that no party hereto shall have any remedies or cause of action (whether in contract or in tort) for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in this Agreement or the other Transaction Documents. Notwithstanding the foregoing, claims by any Parent Party against any Contributor, to the extent arising from the Fraud of such Contributor, shall not be prohibited by this Section 12.1(a).

(b)           This Agreement may not be assigned by any party (whether by operation of law or otherwise) without the prior written consent of Parent REIT, Parent OP, the Company and the Representative.  Any attempted assignment of this Agreement not in accordance with the terms of this Section 12.1 shall be void; provided, however, that, so long as such assignment would not prevent or materially impair or delay the Closing of the Contemplated Transactions, Parent REIT, Parent OP or Parent Sub may assign this Agreement and any of their rights under this Agreement to one or more Affiliates of Parent REIT, Parent OP or Parent Sub, provided that any such assignment shall not relieve Parent REIT, Parent OP or Parent Sub of any of their obligations hereunder.

Section 12.2    Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile, scanned pages or telex, or by registered or certified mail (postage prepaid, return receipt requested) as follows:

To Parent REIT, Parent OP or Parent Sub:

Simon Property Group, Inc
225 West Washington Street
Indianapolis, Indiana 46204
Attention:    James M. Barkley, Esq.
Facsimile:   317.685.7377

with a copy (which copy shall not constitute notice) to:

Fried, Frank, Harris, Shriver and Jacobson LLP
One New York Plaza
New York, New York 10004
Tel: 212.859.8980
Attention:    Peter S. Golden, Esq.
  John E. Sorkin, Esq.
Facsimile:   212.859.4000

To the Company (prior to the Closing):

Prime Outlets Acquisition Company LLC
217 East Redwood Street, 20th Floor
Baltimore, MD 21202
Attention:    Kelvin Antill, Esq.
Facsimile:    410.234.0275

with a copy (which shall not constitute notice) to:

Lightstone Prime, LLC
c/o The Lightstone Group
1985 Cedar Bridge Avenue
Lakewood, NJ  08701
Attention:    Joseph E. Teichman, Esq.
Facsimile:   732.612.1444

and, with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York  10019-6064
Attention:    Jeffrey D. Marell, Esq.
                     Robert B. Schumer, Esq.
Facsimile:    212.757.3990

To the Representative:

Lightstone Prime, LLC
c/o The Lightstone Group
1985 Cedar Bridge Avenue
Lakewood, NJ  08701
Attention:    Joseph E. Teichman, Esq.
Facsimile:    732.612.1444

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York  10019-6064
Attention:    Jeffrey D. Marell, Esq.
                     Robert B. Schumer, Esq.
Facsimile:    212.757.3990

or to such other address as any party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 12.3    Governing Law

This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of the State of Delaware as applicable to agreements made and to be performed entirely within the State of Delaware, without regard to conflict of law principles or rules.

Section 12.4    Fees and Expenses

Except as otherwise expressly set forth in this Agreement or Annex E, whether or not the Closing is consummated, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses.

Section 12.5    Construction; Interpretation

The term “this Agreement” means this Contribution Agreement together with all Schedules, exhibits and annexes hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party hereto.  Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including, without limitation, the Schedules, exhibits and annexes, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

Section 12.6    Exhibits, Annexes and Schedules

All exhibits, annexes and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.  The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

Section 12.7    Parties in Interest

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and, except as expressly provided in Section 6.7, Section 7.2 and Article 10 and Article 12, nothing in this Agreement, express or implied, is intend to or shall confer upon any other Person (other than the Representative, in its capacity as set forth herein) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 12.8    Severability

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any Party.

Section 12.9    Counterparts; Facsimile Signatures

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 12.10  Obligations Joint and Several

The obligations of Parent REIT, Parent OP and Parent Sub hereunder are jointly and severally guaranteed by each other.

Section 12.11  Knowledge of the Company

For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the Company Knowledge Parties, none of whom shall have any personal liability or obligations regarding such knowledge.

Section 12.12  Waiver of Jury Trial

Each party hereto hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions related hereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.  Each party hereto hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties hereto may file a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

Section 12.13  Jurisdiction and Venue

Each of the parties hereto (i) submits to the exclusive jurisdiction of any state or federal court sitting in Delaware, in any action or proceeding (whether in contract or tort) arising out of or relating to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), (ii) agrees that all such claims in respect of such action or proceeding shall be heard and determined in any such court and (iii) agrees not to bring any such action or proceeding in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other parties hereto with respect thereto.  Each of the parties hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 12.2.  Nothing in this Section 12.13, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.  Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

Section 12.14  Waiver of Conflicts

Recognizing that Paul Weiss has acted as legal counsel to the Representative and its Affiliates, and has acted as legal counsel to the Group Companies prior to the Closing, and that Paul Weiss intends to act as legal counsel to the Representative and its Affiliates after the Closing, each of Parent REIT, Parent OP, Parent Sub and the Company hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Paul Weiss representing the Representative and its Affiliates (or any of the other Contributors) after the Closing as such representation may relate to Parent REIT, Parent OP, Parent Sub, any Group Company or the Contemplated Transactions.

Section 12.15  Limitation on Damages; Remedies

(a)           Notwithstanding anything to the contrary contained in this Agreement, the parties shall only be entitled to recover such costs, damages, losses and expenses as would be reasonably foreseeable by the parties hereto in connection with any proceeding or claim pursuant to Article 10 or otherwise seeking damages with respect to a breach of this Agreement; provided, that in no event shall any party be liable (directly or indirectly, including through any recovery from the Escrow Account) for any punitive damages or damages in excess of the actual damages of any other party.

(b)           Notwithstanding anything to the contrary in this Agreement, without limiting Section 7.2(a), no past or present director, officer, member, partner, shareholder, Affiliate, attorney or representative of any Group Company (other than a Group Company) or any of their respective Affiliates (including the Representative, but excluding any Group Company) shall have any liability (whether in contract or in tort), except to the extent of the Escrow Account following the Closing, for any obligations or liabilities of the Group Companies arising under, in connection with or related to this Agreement or the other Transaction Documents or for any claim based on, in respect of, or by reason of, the Contemplated Transactions, including, without limitation, any alleged non-disclosure or misrepresentations made by any such Persons. Each such foregoing Person is an intended third-party beneficiary of this Section 12.16(b).  Notwithstanding the foregoing, claims by any Parent Party against any Contributor, to the extent arising from the Fraud of such Contributor, shall not be prohibited by this Section 12.15(b).

(c)           The ability of any Parent Party to assert claims for Fraud against the Contributors with respect to representations, warranties or covenants of the Group Companies shall not be limited by the fact that the Contributors have not provided any representations or warranties with respect thereto and the Contributors hereby waive any such defense.

Section 12.16  Specific Performance

Prior to Closing, each of the parties hereto (and the Representative, on behalf of the Contributors) shall be entitled to an injunction or injunctions, without the necessity of posting bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which such party is entitled at law or in equity.  In furtherance thereof, each of the parties hereto hereby waives (and agrees not to assert) (i) any defense in any action for specific performance that a remedy at law would be adequate, and (ii) any requirement under any Laws to post a bond or other security as a prerequisite to obtaining equitable relief.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SIMON PROPERTY GROUP, INC.

By:	/s/ David Simon
Name: David Simon
Title: Chief Executive Officer and Chairman of the Board

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SIMON PROPERTY GROUP, L.P
By Simon Property Group, Inc.
its General Partner

By:	/s/ David Simon
Name: David Simon
Title: Chief Executive Officer and Chairman of the Board

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

MARCO CAPITAL ACQUISITION, LLC

By:	/s/ Stephen E. Sterrett
Name: Stephen E. Sterrett
Title: Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PRIME OUTLETS ACQUISITION COMPANY LLC

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Authorized Signatory

            IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

LIGHTSTONE VALUE PLUS REIT, L.P.

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Authorized Signatory

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PRO-DFJV HOLDINGS LLC

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Authorized Signatory

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

LIGHTSTONE HOLDINGS, LLC

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Authorized Signatory

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

LIGHTSTONE PRIME, LLC

By:	/s/ David Lichtenstein
Name: David Lichtenstein
Title: President

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

BRM, LLC

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Authorized Signatory

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

LIGHTSTONE REAL PROPERTY VENTURES LIMITED LIABILITY COMPANY

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Authorized Signatory

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PR LIGHTSTONE MANAGER, LLC

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Authorized Signatory

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Joseph E. Teichman
Name: Joseph E. Teichman
Title: Authorized Signatory

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